UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CHOICE HOTELS INTERNATIONAL INC /DE
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Comfort
INN & SUITES

EVERHOME SUITES

CAMBRIA

Quality
INN

CHOICE HOTELS®

2024 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

CHOICE privileges.

Who We Are
Choice Hotels is one of the world’s largest hotel companies with over 80 years of success building a portfolio of 22 diversified brands. Ranging from limited service to full-service hotels in the upper upscale, upscale, midscale, extended-stay and economy segments, the Choice family of hotel brands provides business and leisure travelers with a range of high-quality lodging options throughout the United States and internationally.

Franchising | Hospitality | Technology

MORE THAN 7,500 OPEN HOTELS GLOBALLY	HOTELS IN OVER 46 COUNTRIES & TERRITORIES WORLDWIDE	OVER 630,000 ROOMS	MORE THAN 64 Million CHOICE PRIVILEGES LOYALTY MEMBERS

Choice Hotels attracts and retains franchisees because of our long-held commitment to drive their success and profitability.
Connecting franchisees to the power of Choice’s customer delivery platform
•Award-winning over 64 million member loyalty program
Offering best-in-class franchisee resources
•Dedicated consultants to drive revenue and optimize hotel operations
•Leading-edge, cloud-based property management system (Choice Advantage)
Mutually beneficial franchise agreements with long horizons
•High voluntary franchisee retention rate
Focusing on lowering franchisees’ total cost of ownership and driving operational excellence
•Low cost-to-build improves franchisees’ investment returns, operating profitability and resiliency
•Leveraging procurement and design services provides a simpler purchasing process that reduces ongoing operating costs of the hotel

Letter to Our Shareholders
Dear Fellow Shareholder:
On behalf of the Choice Hotels Board of Directors, it is our pleasure to invite you to join our virtual Annual Meeting of Shareholders on May 16, 2024, at 9:00 a.m. Eastern Time by visiting https://meetnow.global/MXQRRGW. As we do each year, we will address the voting items in this year’s Proxy Statement and take shareholder questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.
A Year of Accelerating Growth
2023 was a transformative year of accelerating growth for Choice Hotels, as we drove higher-than-expected domestic unit growth across our revenue-intense extended stay, upscale, and midscale brands, expanded our international portfolio, completed the rapid and seamless integration of the Radisson Hotels Americas brands, and drove record revenues.
Choice is now a stronger and more versatile business. We serve millions of guests worldwide per year, we have a growing Choice Privileges membership base of 64 million travelers, and we have a diverse global portfolio of more than 7,500 hotels that are growing stronger together, thanks to our best-in-class business engine.
Successful Radisson Hotels Americas Integration Completed
Choice demonstrated its expertise in adding and growing hotel brands in 2023 by completing the successful integration of the Radisson Hotels Americas business within a year of the transaction and generating a significant performance lift for the legacy Radisson Americas brands. For example, year-over-year, from August through December, Choice drove a nearly 25% increase in domestic bookings for the brands, including an almost 35% increase for the Country Inn and Suites brand.
Poised for Strong Performance in 2024 and Beyond
After achieving record total revenues and robust growth in our revenue-intense brands in 2023, we believe Choice is poised to deliver strong performance and development growth through 2024 and beyond.
We are continuing to capitalize on long-term industry trends. Rising wages and retirements, the growth of remote work, and the increasing popularity of road trips are all driving an increase in domestic leisure travel, and our brands are well-positioned to capture a sizeable share of the growing market for value-conscious travelers. Our extended stay and midscale brands are particularly well-positioned to capitalize on the increase in blue-collar business travel being driven by the reshoring of American manufacturing and nationwide investments in infrastructure. And following one of Choice’s most successful years of international development, we believe we are poised to further expand our global footprint across multiple markets in the year to come.
We are confident that Choice’s distinct selective unit growth strategy and world-class hotel conversion capability will enable us to continue our strong momentum, and we thank you for trusting us with your investment.
Sincerely,

Stewart W. Bainum, Jr. Chairman of the Board of Directors	Patrick S. Pacious President & Chief Executive Officer

2024 Proxy Statement	1

Performance Highlights
Financial/Strategic Highlights
Full-Year 2023 Financial Performance

REVENUES

$1.5B Revenues Record +10% YoY	$75.1M Platform & procurement services fees +18% YoY	$513.4M Royalty, licensing & management fees +9% YoY

INTEGRATION SYNERGIES	SHAREHOLDER RETURNS	BALANCE SHEET

$85M of annual recurring synergies achieved Exceeding prior target +6%	$422M In cash dividends and share repurchases(2)	2.9x Reported leverage ratio below the target of 3-4x ~$650M Available liquidity

*    All results include the impact of the Radisson Hotels Americas acquisition.

2

Performance Highlights

PIPELINE EXPANSION		EFFECTIVE ROYALTY RATE GROWTH	REVPAR GROWTH

Global Overall	Global Conversion	+6 bps vs FY ‘22	+12.7% vs.FY ‘19 Exceeded 2019 RevPAR levels for 31 consecutive months

>105,00 rooms	+16% QoQ

+6% QoQ	+34% vs FY ‘22

GROWN STRATEGY FOCUSED ON HOTELS THAT GENERATE HIGHER ROYALTIES Domestic Portfolio

Openings + 13% VS. FY ‘22	Rooms(1) +2.4% VS FY ‘22	Units(1) +1.8% VS FY ‘22	Upscale Units +6.3% VS FY ‘22	Extended Stay Units +14.9% VS FY ‘22

Hotel MIx(2) 82%	+8 Percentage points vs FY ’17	New hotels added within brand generated nearly: +20% higher royalty revenue versus hotels exiting the brand(3)

*All results include the impact of the Radisson Hotels Americas acquisition. All figures reflect domestic results, except where otherwise noted. For comparative purposes, domestic RevPAR and the effective royalty rate baseline for 2019 and 2022 is inclusive of the Radisson Hotels Americas acquisition.
1 For the Choice legacy upscale, extended-stay, and midscale brands.
2 For the company’s upscale, extended-stay, and midscale brands.
3 For full-year 2023, on average.

2024 Proxy Statement	3

Performance Highlights
Sustainability Highlights
We strive to improve our communities and the world in which we live, through ongoing corporate social responsibility efforts. Choice’s ESG report can be found at http://investor.choicehotels.com.*

Environmental Partnership
Choice Hotels has a long-standing “Room to be Green” program for its franchisees, which has a multi-tiered approach to increased recycling and conservation. All franchisees participate in the first tier of Room to be Green, which focuses on energy conservation via replacing light bulbs with CFL or LED lighting; water conservation via linen and towel reuse programs; waste reduction via recycling programs in all hotels; employee engagement and operational excellence with “Green Leader” staff member at each hotel; and smart, safe and sustainable product usage via replacement of styrofoam with sustainable alternatives. Notably, approximately 4,000 properties have moved or are in the process of moving to energy-efficient LED signage. Many hotels participate in programs encouraged at higher levels of Room to Be Green, including activities such as investing in energy management systems or renewable energy sources and pursuing LEED certified status. Choice also:
•Began a property management dashboard pilot to track utilities usage at the hotel level and identify opportunities for energy, water and waste conservation, which also provides a cost benefit to franchisees
•Phased out single use polystyrene products in 2023 and planning to make bulk bathroom amenities standard by year-end 2025 across domestic brands
•Launched the electronic guest services directory and digital check-in which minimized both plastic and paper waste
•Is committed to provide the hotels in our system with suppliers of cage-free eggs, in order to source 100% of the eggs used (shell, liquid and egg products) from cage-free sources globally by 2025.
In addition, Choice's new worldwide headquarters is designed with sustainability and associate wellbeing in mind.

Communities and Human Rights
•Choice Hotels’ philanthropic mission is to enhance the communities in which Choice franchisees, associates and consumers live and serve through the power of human connection - enabling access to food and shelter and the tools for personal and professional advancement. Choice also has a paid volunteer leave program for its associates.
•We are committed to protecting human rights. We make training available to all our franchisees in an effort to prevent and combat human trafficking and utilize U.S. Department of Homeland Security materials on the subject to drive awareness and education. We are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association and have partnered with Polaris and ECPAT-USA to combat human trafficking.

Franchisee Community Grant Program
As a champion of local businesses since our founding over 80 years ago, Choice Hotels places our franchisees at the center of everything we do — from helping them along the road to economic recovery during the pandemic, to supporting the initiatives that are most important to them and their businesses. Through the Your Community, Your Choice. Choice Hotels' Local Business Grant Program, we help franchisees further their longstanding commitment to caring for the communities just outside their hotel doors.
The grant program rewards initiatives that benefit the communities Choice-brand hotels serve, ranging from:
•Supporting those impacted by the COVID-19 pandemic;
•Preparing and providing food for frontline workers;
•Rebuilding communities affected by natural disasters;
•Caring for those less fortunate such as with food or clothing drives;
•Mentoring youth or young professionals;
•Promoting sustainability;
•Honoring local heroes; and
•Supporting other local businesses or organizations, such as schools and parks.

Philanthropy
As a member of the Red Cross Annual Disaster Giving Program (“ADGP”), combined with guest Choice Privileges® redemptions, Choice donated $250,000 to the American Red Cross in 2023. This type of ADGP donation provides funding for disaster relief services, enabling the organization to respond immediately to those affected by domestic and international disasters.
Choice also partnered with Operation Homefront, a national nonprofit whose mission is to build strong, stable, and secure military and veteran families. Choice made a financial commitment of $320,000 to Operation Homefront in cash and in-kind donations.

*The information on the Company website is not part of this proxy statement and is not soliciting material.

4

Performance Highlights
Shareholder Outreach and Engagement
Our Human Capital and Compensation Committee (the "Committee") values feedback from our shareholders, whom we regularly engage with on a broad range of topics. In May 2022, we received 99% support for our say-on-pay advisory vote, which we believe represented strong support for our compensation program. After receiving 67% support for our say-on-pay advisory vote in May 2023, we conducted extensive and focused engagement with our shareholders, which we describe in detail below.
OUR SHAREHOLDER OUTREACH INITIATIVE
During 2023, the Committee led an extensive outreach to seek shareholder feedback on our executive compensation program. This engagement included reaching out to shareholders representing more than 90% of shares outstanding, including many who voted against say-on-pay in 2023. We solicited feedback on the key issues that affected the say-on-pay voting decision in two phases. Prior to the 2023 annual meeting, we gathered shareholder feedback to develop an initial understanding of potential concerns. We then used the subsequent Fall 2023 outreach to speak with shareholders again, to develop a deeper understanding of the perspectives that contributed to the lower-than-usual level of say-on-pay support and expectations for Committee responsiveness.
FY23 EXECUTIVE COMPENSATION SHAREHOLDER OUTREACH AT-A-GLANCE

Spring 2023 Pre-annual meeting	Fall / Winter 2023
In Spring, we held discussions with shareholders representing approximately 54% of shares outstanding*
In Fall and Winter post-Annual Meeting, we reached out to shareholders representing more than 90% of shares outstanding and held discussions with shareholders representing more than 66% of shares outstanding* as well as with proxy advisory firms

•Held 18 discussions with 14 shareholders across these two focused rounds of engagement
•Entire process overseen by the Committee
•In the Fall, the Committee Chairman led discussions with shareholders representing more than 65%** of shares outstanding* as well as with proxy advisory firms
•Included representatives from HR, finance, legal, and investor relations in discussions
•Management and the Committee Chairman reported detailed feedback from each engagement discussion to the full Committee for its consideration

*    These numbers include Bainum family affiliated shares. If excluding Bainum family affiliated shares, in Spring 2023, discussions were held with 24% of shares outstanding and in Fall / Winter 2023, discussions were held with holders of more than 44% of shares outstanding.
**    The Committee Chair was absent from one fall meeting, resulting in 65% instead of 66%.
KEY THEMES FROM SHAREHOLDER ENGAGEMENT
During our engagement, we heard a range of different perspectives on our executive compensation program, all of which were, and will continue to be, taken into consideration by the Committee.
While we received considerable positive feedback about the overall design and structure of our program, consistent with our strong say-on-pay results in prior years, the feedback across these two rounds of shareholder engagement made clear that the most significant area of shareholder concern impacting the 2023 say-on-pay advisory vote was related to our awarding of Strategic Leadership Alignment Grants to the CEO and CFO.
As part of our Fall 2023 outreach, we also reviewed the Committee’s preliminary response to concerns about the Strategic Leadership Alignment Grants and other areas of feedback, and our participating shareholders were generally supportive of the Committee's proposed actions. The Committee’s full response, following discussions with participating shareholders, is summarized below.

2024 Proxy Statement	5

Performance Highlights

	What We Heard	How We Responded
Primary area of feedback
•Concerns about the size and structure of the Strategic Leadership Alignment Grants
•Concerns about the size of the restricted stock portion of the Strategic Leadership Alignment Grants and its vesting being time-based
•Appreciation from several shareholders for the context and rationale we provided in our 2023 proxy statement

•The Committee believes such front-loaded grants have been and should be used only sparingly and confirmed that any future similar grants will not be made absent extraordinary circumstances. In addition, the Company highlighted that the grants have significant back end vesting, with the most significant occurring in year 5 (70%).
•The Committee viewed the grants as long-term performance-based as they focused the CEO and executive team on delivering long-term results as well as enabled the CEO to proactively develop a strong internal team tied to the strategic plan and build leadership succession.
•In relation to size, the Committee expects reduced annual LTI in 2022 through 2026 (as evidenced in this year's awards).

Additional areas of feedback	•Desire for more performance-based compensation
•In relation to outstanding awards at the end of 2022, more than 60% of the awards of each recipient are "performance-based." The Committee intends to continue to deliver compensation through significant performance-based compensation in future annual grants.

	•Interest in whether we are returning to our more typical approaches to executive compensation	•We confirmed that the one-time shift in LTI was for a few targeted and key executives at a particular time. Similar grants are not expected in the future absent extraordinary circumstances.

	•General support for the structure and overall design of our program	•The Committee has returned to our historic approach to delivering pay for performance, consistent with the focused feedback we received from investors.

The Strategic Leadership Alignment Grants were awarded in extraordinary circumstances, to proactively encourage partnership with our CEO to develop a strong internal team tied to the Company's strategic plan and build leadership succession. In considering what process would be followed in the event of future extraordinary circumstances, the Committee confirmed that we would follow a careful and deliberate approach that takes into account shareholder perspectives and that the Company would provide robust disclosure of the Committee's rationale.

6

Performance Highlights

As we discussed with shareholders, the Strategic Leadership Alignment Grants awarded in 2022 align incentives of key executives with the successful execution of Company’s long-term strategic vision.

Prior Structure
2020
2021
2022
2023
2024
2025
2026
New Structure
2020
2021
2022 Strategic Leadership Alignment Grant
2022
2023
2024
2025
2026
Long-Term Strategic Plan (2021-2027)
August '22
Acquisition:
Radisson Hotels Americas
August '23
New Appointments:
Mr. Dragisich
Mr. Oaksmith

Significant Performance-Based LTI*
(Outstanding Awards as of December 31, 2022)
Mr. Pacious
62.8%
Mr. Dragisich
65%

2022 Strategic Leadership Alignment Grant Vesting Aligns with Long-Term Strategic Goals and Shareholder Value Creation
10%
20%
70%

* Percentages calculated using the year end Black-Scholes value of $38.51 for options and the December 30, 2022 closing stock price of $112.64, For PVRSUs and RS, the performance-based grants (PVRSUs and options) represent 80.4% of the total $28,547,289, with the time-based restricted stock representing the 19.6% balance.

2024 Proxy Statement	7

Performance Highlights
Diversity, Equity and Belonging
At Choice, we are committed to nurturing an environment where every associate feels welcome, wanted, and respected – that’s our brand promise. We believe that our corporate culture should reflect the diverse world in which we live and the diverse guests and franchisees who we serve. We seek out the best talent that the hospitality, franchising and technology industries have to offer, and we nurture that talent in an open and inclusive workplace, yielding a high performing organization with positive business outcomes. We empower our associates to advance their careers by providing them with access to networks, resource groups and other tools that promote career development and cultural awareness. Part of how we deliver on our promise of every associate feeling welcome, wanted, and respected is by deliberately weaving diversity initiatives throughout all levels of the enterprise, focusing on three core commitments:

Diversity*	Equity	Trust, Belonging, and Engagement

Aspiring for the Choice workforce to be an authentic representation of the world we live in and where associates from different backgrounds thrive.	Providing fair and competitive pay for all associates, regardless of gender, race, or other demographics.	Fostering a culture of belonging where associates are inspired and engaged.

The graphic representations below summarize our percentages of females and under-represented groups, at the end of 2023.

DOMESTIC WORKFORCE***	LEADERSHIP (SENIOR DIRECTOR LEVEL AND ABOVE)

*Choice focuses on diversity of thought, experience and background
** Under-represented groups
*** Excluding employees at our managed hotels
Pay Equity
We are committed to providing fair and competitive pay. To ensure that we are delivering on our commitment to equitable compensation decisions, Choice conducts a gender and diversity pay equity study annually on all U.S. based roles and reports the results of this analysis to our Board of Directors. During 2023, we conducted this analysis for the legacy Choice corporate-based associate population. We promptly reviewed any identified discrepancies for similar positions (e.g., by career track, level, and/or salary grade) that cannot be explained by the level of experience, performance, or other legitimate, non-discriminatory factors. In 2024, our pay analysis will include managed hotel associates acquired from the Radisson acquisition, for which integration was completed in 2023.

8

Performance Highlights
Awards and Recognitions

FORTUNE

AMERICA's MOST INNOVATIVE COMPANIES

2023

statista

Fortune America's Most Innovative Companies 2023	Newsweek America's Most Trustworthy Companies 2023

Forbes 2023 The Best Employers for Veterans	Best CEO for Women

Forbes 2023

AMERICA'S BEST MID-SIZE EMPLOYERS

POWERED BY STATISTA

Forbes 2023 America's Best Midsize Employers	Best CEO for Diversity

Forbes 2023

WORLD'S TOP COMPANIES FOR WOMEN

POWERED BY STATISTA

Forbes 2023 World's Top Companies for Women	2023 DEI Best Place to Work For Disability Inclusion

2024 Proxy Statement	9

In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice,” “Choice Hotels,” or the “Company.”
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission ("SEC").
This proxy statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (“Form 10-K”) and those described from time to time in our future reports filed with the SEC.

10

Notice of Annual Meeting to be held on May 16, 2024
Annual Meeting Information

Date and Time May 16, 2024, at 9:00 a.m., Eastern Time	Location Virtual meeting (online at https://meetnow.global/MXQRRGW)
Who Can Vote
Shareholders of record who owned shares of the Company’s common stock (“Common Stock”) as of the close of business on the record date of March 18, 2024, are entitled to notice of, and to vote at, the Annual Meeting

Items of Business and Board Recommendation		Board Recommendation	Page Reference

1	To elect the eleven director nominees listed in the attached proxy statement to hold office for a term of one year ending at the 2025 Annual Meeting of Shareholders or until their successors are elected and qualified.	FOR	18

2	To approve an amendment to the Company’s Restated Certificate of Incorporation to permit the exculpation of officers.	FOR	43

3	To hold an advisory vote to approve executive compensation of our named executive officers.	FOR	45

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	100

Transaction of other business properly coming before the Annual Meeting will also be held.
How to Vote
Whether or not you plan to attend the virtual Annual Meeting, you can vote your shares of Common Stock through any one of the following methods:

By Mail Complete and return the enclosed proxy card	Online https://meetnow.global/MXQRRGW	By Internet www.envisionreports.com/chh	By Telephone 1-800-652-VOTE (8683)

A list of the Company’s shareholders will be available for inspection during the Annual Meeting and will be made available for viewing 10 days prior to the meeting at https://meetnow.global/MXQRRGW. Shareholders may log on with the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our shareholders on or about April [15], 2024.
By Order of the Board of Directors
CHOICE HOTELS INTERNATIONAL, INC.

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
The Annual Meeting will be held only virtually via live webcast. There will not be a physical location for the Annual Meeting.
PLEASE READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR PROVIDE YOUR VOTING INSTRUCTIONS BY TELEPHONE OR ONLINE.

Choice Hotels International, Inc. - 915 Meeting Street, Suite 600, North Bethesda, MD 20852

2024 Proxy Statement	11

Voting Roadmap

PROPOSAL 1 Election of Eleven Director Nominees The Board recommends a vote FOR each of the director nominees.	See pages 18 - 30 for more information

Nominees
You are being asked to vote for the eleven nominees named in this proxy statement. Except for Mr. Stewart W. Bainum, Jr., Mr. Brian B. Bainum and Mr. Patrick S. Pacious, all nominees meet the New York Stock Exchange (“NYSE”) listing standards for director independence. Biographical information as of March 18, 2024 is set forth below for Choice’s proposed directors.

Brian B. Bainum 39 Management Consultant, Investor Director Since: 2019 Committee Membership: Diversity

Stewart W. Bainum, Jr. 77 Chairman of the Board, Investor Director Since: 1976, except 1996-1997 Committee Membership: None

William L. Jews IND 72 Former President and Chief Executive Officer, CareFirst, Inc. Director Since: 2000, except 2005-2006 Committee Membership: Audit Chair, Human Capital and Compensation, Diversity

Monte J.M. Koch IND 60 Retired Partner, BDT & Company; Co-Founder, Ten-X, Investor Director Since: 2014 Committee Membership: Audit, Corporate Governance and Nominating

Liza K. Landsman IND 54 CEO, Stash and Special Partner, NEA Venture Capital, Former President, Jet.com Director Since: 2014 Committee Membership: Human Capital and Compensation, Diversity Chair

Patrick S. Pacious 58 President and Chief Executive Officer Director Since: 2017 Committee Membership: None

Ervin R. Shames IND 83
Management Consultant, Former Chief Executive Officer, Borden, Inc.
Director Since: 2002
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating Chair

Gordon A. Smith IND 65
Lead Independent Director, Former Vice Chairman, JPMorgan Chase
Director Since: 2022, prior director from 2004 - 2017
Committee Membership: Audit, Corporate Governance and Nominating

Maureen D. Sullivan IND 42
Partner, TCG Capital Management, Former President and Chief Operating Officer, Heyday Skincare
Director Since: 2018
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating, Diversity

John P. Tague IND 61 Former President and Chief Executive Officer, Hertz Global Holdings, Inc. Director Since: 2012 Committee Membership: Audit, Human Capital and Compensation Chair

Donna F. Vieira IND 59 Executive Vice President and Chief Commercial Officer, Sallie Mae Director Since: 2021 Committee Membership: Audit
IND    Independent

12

Voting Roadmap
Board Snapshot
Inclusive of all nominees. Diversity information is based on self-identified gender and demographic background of our nominees. Individuals identifying with more than one race or ethnicity are counted in each race or ethnicity. See page 29 for additional details.

BALANCED TENURE	BALANCED AGE	DIVERSITY	INDEPENDENCE

<4 years	Under 50	Female	Independent

4-6 years	50-59	African American or Black	Non-Independent
7-10 years	60+	Hispanic or Latinx
10+ years		Asian

Skills and Experience
Inclusive of all nominees.

Corporate and Organizational Leadership	Risk Management and Data Security

Public Company Board Service and Governance	Accounting and Financial Responsibility

Human Resource Management	Government Relations and Public Policy

Sales and Marketing	Hospitality Industry Experience

Digital Commerce Leadership	Legal, Regulatory and Compliance

Financial and Capital Markets	Cybersecurity

2024 Proxy Statement	13

Voting Roadmap
Governance Highlights
The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. With a focus on serving the interests of shareholders, the Board collaborates with the Company’s senior management and external advisors to remain abreast of and evaluate corporate governance trends and best practices.
  Majority voting - Annual election of directors by majority vote
  Separate Chairman and CEO - Separate positions for Chairman of the Board and the CEO
  Regular executive sessions - The independent directors of the Board meet regularly in executive session (three independent director executive sessions were held in 2023)
  Lead independent director - In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs other duties assigned by the Board
  Stock ownership and holding requirements -Directors and executive officers have robust stock ownership and holding requirements
  Clawback policy - Executives are subject to a clawback that applies to cash and equity compensation in the event of certain financial restatements
  Director training programs - Board governance orientation and continuing education training program
  Independent Board committees - The Human Capital and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee are made up entirely of independent directors
  Succession planning - The Human Capital and Compensation Committee completes an annual review of the management succession plan for the CEO and other key executives
  Board assessments - Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee
  Hedging policy - The Company has a comprehensive insider trading policy and prohibits hedging by any Associates (employees, directors, contractor or consultants), other than Bainum family directors in relation to certain indirectly held shares
  Pledging policy - The Company prohibits any Associates, other than directors, from pledging shares
  Ethics hotline - Global hotline and web portal to encourage employees to report financial, ethics and employee relations issues
  Risk Oversight - Board oversight of risk management including regular updates from management and Board committees

Environmental, Social and Governance
Our Board is actively engaged in our ESG efforts, including our long-standing commitment to sustainability and environmentally friendly building and operating practices. Further, our Board’s Diversity Committee is specifically tasked with reviewing and evaluating our diversity, equity and belonging efforts. For more information see the Sustainability sections on pages 4 and 35.

PROPOSAL 2
Approval of an Amendment to the Company's Restated Certificate of Incorporation
The Board recommends a vote FOR the approval of the amendment to the Company's Restated Certificate of Incorporation to permit the exculpation of officers
See page 43 for more information

14

Voting Roadmap

PROPOSAL 3 Advisory Approval of the Compensation of the Company’s Named Executive Officers The Board recommends that shareholders vote FOR the approval of executive compensation.	See pages 45 - 72 for more information

Executive Compensation Overview
81% of CEO pay and 74% of other NEO pay is at risk and / or performance based.

Pay Component		Purpose	Key Features of 2023 Compensation

Base Salary		Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives.	Modest increases in base salaries and other limited adjustments were made as needed to meet the competitive market.
CEO	Other NEOs

Short-term Variable		Motivates and rewards executives for achievement of Company annual financial and strategic goals measured over the fiscal year.	Total potential payout ranged from 0% - 200% of target; performance measures included operating income and progress against strategic initiatives.
CEO	Other NEOs

Long-term Variable
Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
Majority of potential payout ranges from 0% to 200% of target with limited grants up to 300% of target; measures include EPS and relative total shareholder return ("TSR").
CEO	Other NEOs

2024 Proxy Statement	15

Voting Roadmap
Response to the 2023 Say-on-Pay Vote

We conduct an annual shareholder advisory vote on the compensation of our executive officers. In 2022, 99% of votes cast were in favor of this proposal. In 2023, 67% of votes cast were in favor of our compensation proposal.
Shareholder Outreach and Engagement
Our Human Capital and Compensation Committee (the "Committee") values feedback from our shareholders, whom we regularly engage with on a broad range of topics. After receiving 67% support for our say-on-pay advisory vote in May 2023, we conducted extensive and focused engagement with our shareholders, which we describe in detail below.
OUR SHAREHOLDER OUTREACH INITIATIVE
During 2023, the Committee led an extensive outreach to seek shareholder feedback on our executive compensation program.

of votes cast were in favor of our compensation proposal in 2023.

This engagement included reaching out to shareholders representing more than 90% of shares outstanding, including many who voted against say-on-pay in 2023. We solicited feedback on the key issues that affected the say-on-pay voting decision in two phases. Prior to the 2023 annual meeting, we gathered shareholder feedback to develop an initial understanding of potential concerns. We then used the subsequent Fall 2023 outreach to speak with shareholders again, to develop a deeper understanding of the perspectives that contributed to the lower-than-usual level of say-on-pay support and expectations for Committee responsiveness.
FY23 EXECUTIVE COMPENSATION SHAREHOLDER OUTREACH AT-A-GLANCE

Spring 2023 Pre-annual meeting	Fall / Winter 2023
In Spring, we held discussions with shareholders representing approximately 54% of shares outstanding*
In Fall and Winter post-Annual Meeting, we reached out to shareholders representing more than 90% of shares outstanding and held discussions with shareholders representing more than 66% of shares outstanding* as well as with proxy advisory firms

•Held 18 discussions with 14 shareholders across these two focused rounds of engagement
•Entire process overseen by the Committee
•In the Fall, the Committee Chair led discussions with shareholders representing more than 65%** of shares outstanding* as well as with proxy advisory firms
•Included representatives from HR, finance, legal, and investor relations in discussions
•Management and the Committee Chairman reported detailed feedback from each engagement discussion to the full Committee for its consideration

*    These numbers include Bainum family affiliated shares. If excluding Bainum family affiliated shares, in Spring 2023, discussions were held with 24% of shares outstanding and in Fall / Winter 2023, discussions were held with holders of more than 44% of shares outstanding.
**    The Committee Chair was absent from one fall meeting, resulting in 65% instead of 66%.
Pay and Governance Practices
The Company has the following pay and governance practices that reinforce the soundness of our compensation programs:

16

Voting Roadmap

What We Do:	What We Don’t Do:

  Independent compensation committee and independent compensation consultant
  Annual compensation risk assessment
  Evaluate and focus on ESG programs
  Executive compensation Recoupment Policy ("Clawback Policy")
  Stock ownership guidelines: directors, NEOs and other executives have stock ownership and holding requirements

  No excise tax gross-ups on severance and change in control benefits
  No hedging by employees or directors permitted, other than by Bainum family directors in relation to certain indirectly held shares
  No pledging shares as collateral for loans or holding shares in a margin account permitted, other than by directors
  No single-trigger vesting of equity awards on a change in control
  No dividends paid on performance vested restricted stock units ("PVRSUs") unless the awards vest
  No repricing of stock options

PROPOSAL 4
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
See page 100 for more information

2024 Proxy Statement	17

Proposal No. 1—Election of Eleven Director Nominees
Eleven directors are nominated for election at the 2024 Annual Meeting of Shareholders to hold office until the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
The Company’s Restated Certificate of Incorporation provides that the number of directors must be at least three but not more than twelve. The exact number of directors within that range is determined from time to time by the Board. Currently, the Board size is set at eleven directors.
All directors are elected annually by a majority of votes cast, except in the case of a contested election, in which case directors are elected by a plurality vote.
The Board has nominated the following eleven individuals to serve as directors: Brian B. Bainum, Stewart W. Bainum, Jr., William L. Jews, Monte J.M. Koch, Liza K. Landsman, Patrick S. Pacious, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
Each of the nominees is currently a member of our Board.
BOARD RECOMMENDATION
The Board recommends a vote FOR each of the director nominees.
Director Nominee Information and Qualifications
The Board requires that its members possess the highest personal and professional integrity and be positioned to contribute to the Board’s effectiveness through their experience. The Board has been, and continues to be, committed to diversity, including diversity of gender, race and ethnicity. The Board and the Corporate Governance and Nominating Committee view diverse representation on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success.
The Corporate Governance and Nominating Committee regularly reviews the experience, qualifications, attributes and skills of each of the Board’s director nominees. The names of Choice’s proposed director nominees, their respective ages, their positions with Choice, and other biographical information as of March 18, 2024, are set forth below.
After taking into account their significant contributions to the Board, the Board provided Mr. Shames and Mr. Jews an age-related waiver to its Board retirement policy. The Board considers any age-related waivers on an annual basis. The Corporate Governance and Nominating Committee’s assessment of the qualifications of each Board member is also included below.

18

Proposal 1—Election of Eleven Director Nominees

Brian B. Bainum
Age: 39 Director Since: 2019	Committees: DC

Background
•Management consultant with a background in enterprise digital transformations
•Worked at Deloitte Consulting, LLP and Infosys Limited
•Has an MBA from the UCLA Anderson School of Management
•Has experience in the hospitality industry from positions he previously held in hotel operations at Sunburst Hospitality Corporation and in franchise development at Choice Hotels
•Managing Member (since 2023) of the Governing Council of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, member of the Governing Council since 2016
Other Directorships
•Serves on the Investment Committee of SunBridge Manager, LLC, a private investment management firm, since 2012, and has been Chairman (since 2023) and Director (since 2017)
•Chairman (since 2023) and Director (since 2017) of Realty Investment Company, Inc., a privately held real estate investment and development company
•Chairman (since 2023) and Director (since 2017) of Sunburst Hospitality Corporation, a hotel operator
•Director of Three Graces Foundation, which supports health and education projects in the developing world
Director Qualifications
Mr. Bainum’s experience serving as a Director of both a hotel developer and operator and a real estate development and investment company provides the Board with opinions and perspective regarding real estate investment and development issues that are relevant to the development efforts of the Company and its franchisees. Additionally, Mr. Bainum’s prior experience working in various on-property roles in hotels provides the Board with perspective on many operational issues of importance to the Company’s franchisees and guests. Mr. Bainum’s family and entities affiliated with Mr. Bainum’s family own approximately 40.2% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2024 Proxy Statement	19

Proposal 1—Election of Eleven Director Nominees

Stewart W. Bainum, Jr.
Age: 77 Director Since: 1976, except 1996 – 1997 Chairman of the Board

Background
•Chairman of the Board of Choice Hotels International, Inc. since October 1997 and from March 1987 to November 1996
•Member of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2012
•Chairman and Chief Executive Officer of Manor Care, Inc. from March 1987 to September 1998
•President of Manor Care of America, Inc. and Chief Executive Officer of ManorCare Health Services, Inc. from March 1987 to September 1998, and Vice Chairman of Manor Care of America, Inc. from June 1982 to March 1987
Other Directorships
•Director of the Board of Realty Investment Company, Inc., a real estate management and investment company, from December 2005 through December 2016 and Chairman from December 2005 through June 2009
•Director of the Board of Sunburst Hospitality Corporation, a real estate developer, owner and operator, from November 1996 through December 2016 and Chairman from November 1996 through June 2009
•Director of SunBridge Manager LLC, a private investment management firm, from December 2014 through December 2016
•Director of Manor Care, Inc., from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001
Director Qualifications
Mr. Bainum’s long-standing relationship serving the Company provides the Board with a valuable historical perspective on the Company’s culture and direction that is important in the Board’s decisions concerning the Company’s future direction. Prior to 1976, when Mr. Bainum began his extensive history serving as an executive of the Company, he worked for the Company’s predecessor businesses starting in 1958, at the age of 12, serving as a janitor at his father’s 28 room motel and thereafter serving in a variety of manual labor roles through completion of high school. Since 1976, when Mr. Bainum joined the Company’s leadership team, the Choice Hotels business has grown from a franchisor of 290 hotels, with a market value of less than $6 million, operating under one brand to a global enterprise with more than 7,400 hotels operating under 22 brands. In addition to his long-standing involvement with the Company, his prior experience as the board chairman for a hospitality-based real estate development and management company allows Mr. Bainum to provide the Board with unique opinions and perspectives regarding development and operational issues that affect the Company’s hotel brands. Mr. Bainum’s previous leadership of and involvement with the publicly listed companies Manor Care, Inc., Sunburst Hospitality and Vitalink Pharmacy Services represents valuable, relevant experience in the duties of management and board leadership of a publicly traded company. Mr. Bainum beneficially owns approximately 21% of the outstanding shares of the Company. He, his family and entities affiliated with his family own approximately 40.2% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

20

Proposal 1—Election of Eleven Director Nominees

William L. Jews
Independent Age: 72 Director Since: 2000, except 2005 – March 2006	Committees: AC (Chair), CC, DC

Background
•President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006
•President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware
•President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998
Other Directorships
•Director of CACI International, Inc. (CACI)
•Director of KCI Technologies, Inc.
•Former Lead Director of CalAtlantic Group Inc.
Director Qualifications
Mr. Jews brings to the Board experience as the chief executive officer of large, service-oriented companies. The Board benefits from Mr. Jews’ unique ability to relate to and comprehend many of the operational issues before the Board. In addition, Mr. Jews’ executive experience was characterized by management of rapid company growth, which provides the Board with insight related to various strategic growth and development plans. Mr. Jews' experiences leading him to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

Monte J.M. Koch
Independent Age: 60 Director Since: 2014	Committees: AC, CGN

Background
•A private investor
•Retired Partner of BDT & Company, a merchant bank that provides advice and access to long-term, differentiated capital to help family owned and founder-led businesses pursue their strategic and financial objectives
•Co-Founder and former board member of Auction.com and Ten-X, the nation’s leading online sellers of residential and commercial real estate
•Had a long career in investment banking, including service at Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and the Chairman of Mergers & Acquisitions for the Americas
Other Directorships
•Former Director of Auction.com and Ten-X
Director Qualifications
Mr. Koch’s 26 years of experience as an investment banker specializing in advising clients from the lodging, gaming and real estate sectors on major strategic transactions is valuable in helping the Board evaluate potential transactions and growth strategies. Mr. Koch’s specific experience as a co-founder and as an executive in a successful technology start-up provides the Board with insight into trends, operations, practices and ideas in an industry that has a significant impact on the Company’s core business of hotel franchising. Such knowledge assists the Company in continuing to advance its proprietary technology platform in service to its franchisees and clients.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2024 Proxy Statement	21

Proposal 1—Election of Eleven Director Nominees

Liza K. Landsman
Independent Age: 54 Director Since: 2014	Committees: CC, DC (Chair)

Background
•CEO, Stash and Limited Partner at New Enterprise Associates (NEA), a leading venture capital firm
•Former President of Jet.com (acquired by Walmart in 2016 for $3.3BN)
•Former EVP and Chief Marketing Officer of E*TRADE, responsible for the company’s marketing initiatives and sat on the Executive Committee of the firm
•Former Managing Director of Digital at BlackRock. Inc.
•Former Operating Partner and Acting Chief Marketing Officer at Bravas Partners LLC
•Served in a variety of senior roles at Citigroup. Inc. over a 10-year period
Other Directorships
•Director of Squarespace, Inc. (SQSP) (Audit Committee)
•Former Director of Veritiv Corporation (VRTV)
Director Qualifications
Ms. Landsman brings over 25 years of digital, mobile and social media experience with large global companies and start-up businesses to the Choice Board. She possesses a strong background in financial services, particularly within the consumer banking, wealth management and credit card industries. Ms. Landsman’s digital experience, knowledge of consumer behavior and deep understanding of how consumers interact across different channels make her an asset to the Board.

Patrick S. Pacious
Chief Executive Officer Age: 58 Director Since: 2017

Background
•President and Chief Executive Officer of the Company since September 2017
•Served as President and Chief Operating Officer of the Company from May 2016 to September 2017; Chief Operating Officer from January 2014 until May 2016; Executive Vice President, Global Strategy & Operations from February 2011 through December 2013; Senior Vice President Corporate Strategy and Information Technology from August 2009 to February 2011; Senior Vice President, Corporate Development and Strategy from December 2007 to August 2009; Vice President, Corporate Development and Innovation from May 2006 to December 2007; and Senior Director of Corporate Strategy from July 2005 to May 2006
•Prior to joining the Company, he was employed by Bearingpoint Inc. as a Senior Manager from 2002 until 2005 and Arthur Andersen Business Consulting LLP as a Senior Manager from 1996 until 2002
Other Directorships
•Valvoline Inc.
Director Qualifications
Because Mr. Pacious serves as the Company’s Chief Executive Officer, he possesses unique insight and information related to both the Company’s day-to-day operations and its long- and short-term needs. Mr. Pacious’ immersion into all aspects of the Company’s business and operations provides a perspective on operational and strategic proposals under consideration by the Board that other directors rely upon in reviewing and approving matters before the Board.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

22

Proposal 1—Election of Eleven Director Nominees

Ervin R. Shames
Independent Age: 83 Director Since: 2002	Committees: CGN (Chair), CC

Background
•An independent management consultant to consumer goods and services companies, advising on management and marketing strategy, since January 1995
•Former lecturer at the University of Virginia’s Darden Graduate School of Business from 1996 until 2008
•Chief Executive Officer of Borden, Inc. from December 1993 to January 1995, and was President and Chief Operating Officer from July 1993 until December 1993
•President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, and then served as its Chairman, President and Chief Executive Officer until 1993
•Served in various management positions with General Foods and Kraft Foods from 1967 to 1989
Other Directorships
•Former Chairman of the Board of Sleep Number Corporation (SNBR)
•Former Board Chair of Western CT Health Network and Former Board Chair of Norwalk Hospital
Director Qualifications
Mr. Shames has expertise in management strategy that is valuable to the Board both as a resource for use in evaluating the performance of the Company’s executive team, as well as for developing and fostering management initiatives and incentives within the Company. Mr. Shames’ experience as an executive of consumer products-based companies aligns well with the Board’s constant evaluation of the Company’s hotel brand performance and plans for brand development and enhancement. Mr. Shames’ experience as former Board Chair of Western CT Health Network and as former Board Chair of Norwalk Hospital provides valuable insight from outside of the hospitality industry. Mr. Shames’ background as a lecturer at the Darden School of Business exposed him to a variety of ideas and strategies in the area of business management that are valuable to the Board as a basis for enhancing or refining the Company’s management practices and corporate governance procedures. Mr. Shames has served on numerous for-profit and not-for-profit boards that have provided him in-depth governance experience.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2024 Proxy Statement	23

Proposal 1—Election of Eleven Director Nominees

Gordon A. Smith
Lead Independent Director Age: 65 Director since 2022, Prior director from 2004 - 2017	Committees: AC, CGN

Background
•Former Vice Chairman of JPMorgan Chase
•Co-President and Chief Operating Officer of JPMorgan Chase from 2018 to 2021
•Chief Executive Officer, Chase Consumer and Community Banking of JP Morgan Chase from 2012 to 2021
•Mr. Smith joined Chase in 2007. He served first as CEO of Card and then of the Card, Merchant Services and Auto Finance businesses before taking over Consumer & Community Banking in 2012.
•Before joining Chase, Mr. Smith spent more than 25 years at American Express, where he led and managed several businesses, including the U.S. Domestic Consumer Card Business. From 2005 until 2007, he was President of the Global Commercial Card business.
Other Directorships
•Former Director of Nordstrom, Inc. (JWN)
Director Qualifications
Mr. Smith’s experience as an executive in the consumer services industry, including his current tenure as Vice Chairman at JP Morgan Chase, provides the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business of hotel franchising. The knowledge Mr. Smith gained during his tenure at American Express, where he played a vital role in managing a global brand and in developing partnerships and customer rewards programs, is valuable in helping the Board review advertising, branding and growth strategies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

24

Proposal 1—Election of Eleven Director Nominees

Maureen D. Sullivan
Independent Age: 42 Director Since: 2018	Committees: CC, CGN, DC

Background
•Partner at TCG Capital Management (TCG), since April 2021, who brings significant leadership experience at the intersection of technology, product development, marketing and operations. Before joining TCG, Ms. Sullivan spent the last decade focused on brands that align with the interests and solve the unique needs of female consumers
•President and Chief Operating Officer at Heyday Skincare, from September 2020 to March 2021 where she helped to accelerate the company's ability to deliver personalized skincare
•President and COO at Rent the Runway, from September 2015 to March 2020, where she helped the company transform into a subscription service disrupting the global fashion industry. During her tenure, Ms. Sullivan helped build the foundation for the company to scale to a $1B valuation, while democratizing fashion and creating a more sustainable way for people to get dressed
•President, AOL.com & Lifestyle Brands from April 2009 to September 2015 and began her career at Google New York Engineering before being named Chief of Staff to the American Advertising Organization, where she oversaw business planning and partnership development
•Built and launched MAKERS.com, the largest video collection of ground-breaking women’s stories, and documentary film series, chronicling the modern American feminist movement and created and launched the MAKERS Conference, a live event gathering influential women from across industries for a several–day thought leadership conference on accelerating women’s leadership
•Launched the MAKERS@ Corporate Advisory Board, connecting corporate partners to the mission of MAKERS - a platform for storytelling highlighting ground-breaking women
Other Directorships
•None
Director Qualifications
Ms. Sullivan brings significant consumer brand development and management, marketing, and technology experience to the Board. In particular, her expertise in digital, mobile and social media help shape the Board’s assessments of the Company’s efforts to increase its strategic presence in these areas. Ms. Sullivan’s experience as an executive in consumer-facing, e-commerce, wellness and service focused start-up environments brings a current perspective to the Board’s operational considerations. In addition, Ms. Sullivan has proven herself an influencer and champion of diversity in the workplace.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2024 Proxy Statement	25

Proposal 1—Election of Eleven Director Nominees

John P. Tague
Independent Age: 61 Director Since: 2012	Committees: CC (Chair), AC

Background
•Retired President and Chief Executive Officer of Hertz Global Holdings, Inc.
•Chairman and CEO of Cardinal Logistics Holdings from July 2011 until November 2014
•Served UAL Corporation through October 2010 when he retired as President
•Executive Vice President and Chief Revenue Officer of United Air Lines, Inc. and UAL Corporation from April 2006 until May 2008
•Joined United as Executive Vice President in 2003
Other Directorships
•No other current public directorship
Director Qualifications
Mr. Tague’s extensive experience in the car rental and airline industries enables him to provide the Board with insights and suggestion relevant to the overall travel industry. Because Mr. Tague’s industry experience is not hotel-based, he provides the Board with unique opinions and assessments about the travel and hospitality industry sector in which the Company operates.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

26

Proposal 1—Election of Eleven Director Nominees

Donna F. Vieira
Independent Age: 59 Director Since: 2021	Committees: AC

Background
•Executive Vice President and Chief Commercial Officer at Sallie Mae where she oversees the company’s top line revenue growth, as well as pricing, products, sales, marketing, customer and digital experience, and business development
•Former Chief Marketing Officer of Consumer Banking and Wealth Management at JPMorgan Chase.
•Has an extensive background in marketing and general management via her current role at Sallie Mae and her work at other leading financial services companies including American Express and JP Morgan Chase
•At American Express, she focused on new customer acquisition and product development and oversaw the launch of a series of new card products including Blue Business and Business Membership Rewards and was a member of the team that launched Open Small Business
•At JP Morgan Chase, she held key small business and consumer-focused roles. She led the development of strategic marketing, brand and digital transformation initiatives to grow deposit and investment balances, as well as customer relationships
•Delaware Governor John Carney appointed her as Chair of the Office of the Treasurer’s Plans Management Board, overseeing investment programs that help families to plan and save for post-secondary education
•Member of the Executive Leadership Council, the pre-eminent membership organization that is committed to increasing the number of Black executives in global enterprises
Other Directorships
•None
Director Qualifications
Ms. Vieira’s experience as an executive in the consumer services industry, including her current tenure as Executive Vice President and Chief Commercial Officer at Sallie Mae, as well as her prior roles at JP Morgan Chase and American Express, provide the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business. Ms. Vieira's experience on the Executive Leadership Council, and the experiences leading her to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2024 Proxy Statement	27

Proposal 1—Election of Eleven Director Nominees
Director Skills, Experience and Attributes
The below are the skills, experience and attributes of our nominees, and the relevance of each to the Company.
Skills and Experience

Corporate and Organizational Leadership
Corporate and Organizational Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.

Risk Management and Data Security
Risk Management experience is important to overseeing our risk management program and mitigating key risks to the Company. Data Security experience is important in overseeing the security of our business and operations systems (both physical and cyber).

Public Company Board Service and Governance
Public Company Board Service and Governance is important to defining and driving strategic direction and overseeing our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.

Accounting and Financial Responsibility
Accounting and Financial Responsibility is important in overseeing our financial management as well as ensuring accurate financial reporting processes and robust controls.

Human Resource Management Human Resource experience is important to ensuring our ability to recruit, retain and develop key talent essential to our operations.
Government Relations and Public Policy
Government Relations and Public Policy experience is important in providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policies, initiatives and legislation.

Sales and Marketing Sales and Marketing is important to providing additional insight and advice to management as our business is dependent on effective marketing.	Hospitality Industry Hospitality Industry experience is important in understanding the technical nature of our business and to help inform our views on hospitality-related matters.

Digital Commerce Leadership
Digital Commerce Leadership is important in understanding consumer and franchisee interaction with the complex technology involved in our reservations and operations systems.

Legal, Regulatory and Compliance
Legal, Regulatory and Compliance experience is important in understanding the Company's risks and obligations, including in relation to operating internationally and being subject to regulatory authorities.

Financial and Capital Markets
Financial and Capital Markets experience is important in providing the knowledge and skills necessary to evaluate and oversee the Company's design and implementation of financing and capital allocation strategies.

Cybersecurity
Cybersecurity experience is important in providing the knowledge and skills necessary to oversee protection from cyber threats, ensure compliance and contribute to the overall resilience of the Company.

28

Proposal 1—Election of Eleven Director Nominees
Board Diversity
The Board believes that having directors with a diverse set of experiences, perspectives and backgrounds expands the Board's understanding of the needs and viewpoints of our customers, franchisees, employees, shareholders and other stakeholders. The self-identified gender and demographic background of our nominees is as follows:

	Female	Male
Gender	3	8
Self-Identified Demographic Background
African American or Black	1	1
Asian		1
Hispanic or Latinx		1
White	1	7
Other
Two or More Races or Ethnicities (counted in each)		2
Prefer Not to Disclose Demographic Background	1
Military Veteran		1
Director Independence
The Board currently has eleven directors, a majority (eight) of whom the Board has determined to be “independent” under the listing standards of the NYSE. The independent directors are William L. Jews, Monte J.M. Koch, Liza K. Landsman, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
In determining director “independence,” the Board applies the standards as set forth in the listing standards of the NYSE and additional independence standards adopted by our Board as follows:
•No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than three years as currently required under the NYSE rules;
•No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than three years as currently required under the NYSE rules; and
•No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than three years as currently required under the NYSE rules.
Family Relationships
The Chairman of the Board, Stewart W. Bainum, Jr., is the uncle of one of our other directors, Brian B. Bainum. Other than the family relationship between Mr. Stewart W. Bainum, Jr. and Mr. Brian B. Bainum, there are no other familial relationships among our directors or executive officers.
Board Refreshment and Consideration of Director Nominees
Our Corporate Governance and Nominating Committee is primarily responsible for maintaining a strong and diverse Board through robust evaluation and succession planning processes, which include recommending Directors for re-election and identifying new candidates who will bring complementary skills and varied perspectives to our Board. Our Corporate Governance and Nominating Committee evaluates and determines the most impactful and desirable mix of characteristics, skills, experiences, perspectives and backgrounds for our Board as a whole, as well as the qualifications and attributes of individual Directors and Director candidates.

2024 Proxy Statement	29

Proposal 1—Election of Eleven Director Nominees

Board’s Commitment to Diversity
The Board values diversity and strives to have a Board consisting of directors of different backgrounds and with a diverse set of experiences and perspectives. The Board, and the Corporate Governance and Nominating Committee, view such diversity on the Board as the best way to represent the interests of all of our shareholders and maximize the Company’s success. While the Board does not consider race, ethnicity, or gender in selecting nominees, the Corporate Governance and Nominating Committee strives to identify qualified candidates who are women and/or from different racial and ethnic backgrounds to be included in the pool of candidates from which directors are nominated.

Our Corporate Governance and Nominating Committee strives to achieve an appropriate balance of continuity and refreshment through a mix of newer and longer-tenured Directors. Our Governance Committee and Board believe that there should be a balance of institutional knowledge and fresh perspectives among our Directors, and that long tenure does not itself impair a Director’s independence and often enhances a Director’s ability to apply independent judgment.

3 directors have been added to the Board in last 5 years
The addition of Mr. Bainum brought the perspective of a consultant with hotel industry background. The addition of Ms. Vieira brought a deep knowledge of the consumer to the Board. The addition of Mr. Smith, who had previously served on the Board from 2004 to 2017, brought an in-depth perspective on the business and practices of the Company as well as the business and practices of the banking and finance industries.

As the Company’s strategic priorities continue to evolve and in consideration of potential retirements and departures, our Corporate Governance and Nominating Committee continues to proactively evaluate our Board’s composition and succession planning to facilitate a smooth transition and continuity of skills, experience and diversity in the boardroom.
Consideration of Director Candidates
The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the Company’s Board. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.
The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.
The Corporate Governance and Nominating Committee uses a variety of methods to identify potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company and the use of independent recruitment firms. When reviewing and recommending candidates to join the Board, the Corporate Governance and Nominating Committee considers how each prospective new member’s unique background, experience and expertise will add to the Board’s overall perspective and ability to govern the Company. The Committee recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse background and experience. When assessing a Board candidate’s background and experience, the Committee takes into consideration all relevant components, including, but not limited to, a candidate’s gender and cultural and ethnic background. The Committee may also use one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as applied to candidates identified through other means, as set forth above. Shareholders seeking to recommend a prospective candidate for the Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected by mail to: Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852 or by email to IR@choicehotels.com.

30

Corporate Governance
Board of Directors
The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business primarily through discussions with the Chairman, the CEO and other members of the Company’s management, by reviewing materials provided to them and by participating in Board and committee meetings.
In 2023, the Board held 11 meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. In 2023, all of the then-current Board members attended the Annual Meeting. The Company expects all directors to attend the Annual Meeting. The independent, non-management members of the Board are required to meet at least once a year in executive session without management present. Mr. Smith, the lead independent director, chairs these meetings. Three such meetings were held in 2023.
The Board has adopted Corporate Governance Guidelines, a Corporate Ethics Policy and charters for each of its standing committees, including the Audit Committee, Human Capital and Compensation Committee, Corporate Governance and Nominating Committee, and Diversity Committee, each of which is discussed further below. The Audit Committee Charter was updated in 2022. The Corporate Governance and Nominating Committee Charter were updated in 2020. The Corporate Governance Guidelines, Corporate Ethics Policy and several of the committee charters were updated in 2019. A temporary addendum was added to the Corporate Ethics Policy effective March 1, 2021, as further discussed below. The Corporate Governance Guidelines, Corporate Ethics Policy and all standing committee charters are included in the investor relations section of the Company’s website at www.choicehotels.com.
Overview
The Board is responsible for oversight of strategy, business operations and performance evaluation, so as to promote the long-term success of the Company.
KEY GOVERNANCE DOCUMENTS
The Board’s is committed to good corporate governance practices and has adopted Corporate Governance Guidelines, which are a set of principles that provide a framework for the Company’s corporate governance and assist the Board in the exercise of its fiduciary duties. The Board has also adopted a Corporate Ethics Policy and evaluates the charters of each of its standing committees annually.
CODE OF ETHICS POLICY
The Board has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the CEO, CFO and Chief Accounting Officer) and its subsidiaries in making ethical and legal decisions in his or her daily work. Effective March 1, 2021 and in light of the ongoing COVID-19 pandemic, a temporary addendum was added to the Ethics Policy to reflect a modification of the Company’s policy around gift card acceptance and distribution. Concurrently, the Ethics Policy was revised to add an enhancement to the disciplinary actions for violations of the Policy.
To the extent approved or granted, the Company will post required amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the CEO, CFO and Chief Accounting Officer) on the Company’s website.
BOARD MEETINGS AND ATTENDANCE
Directors are expected to attend the Annual Meeting, all meetings of the Board and the meetings of their respective committees. All then-serving directors attended the 2023 Annual Meeting. Board members also typically attend the Company's annual Convention to gain insight into the business and interact with the Company's franchisees.

2024 Proxy Statement	31

Corporate Governance

Number of Meetings Held in 2023 11 Entire Board 3 Human Capital and Compensation Committee 6 Audit Committee 3 Corporate Governance and Nominating Committee 2 Diversity Committee	Director Attendance All of the directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2023.

Board Leadership Structure

Stewart W. Bainum, Jr. Chairman of the Board	Patrick S. Pacious Chief Executive Officer	Gordon A. Smith Lead Independent Director

Primary Responsibilities
•Provides a unique understanding of the Company’s culture and business
•Serves as a primary contact with the Company’s senior management team
•Brings the perspective of a major shareholder to the Board

Primary Responsibilities
•Leads business strategy and performance
•Focuses executives and resources on achieving the Company's strategic plan
•Leads the Company in creating a healthy balance sheet while continuing to empower investment and growth in key Choice brands

Primary Responsibilities
•Serves as chairman of executive session meetings to permit the nonmanagement and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership
•Manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board

The Board is led by the Chairman, Mr. Stewart W. Bainum, Jr., who has served in this role for more than 25 years. The benefits of Mr. Bainum’s leadership of the Board stem both from Mr. Bainum’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available to the Board as a whole. This flow of communication enables Mr. Bainum to identify issues, proposals, strategies and other considerations for future Board discussions and informs his role as leader in many of the resulting discussions during Board meetings. Mr. Bainum also brings the perspective of a major shareholder to the Board. Mr. Bainum, his family and entities affiliated with his family, beneficially own approximately 40.2% of the Company’s outstanding Common Stock.
The Company has elected to separate the positions of Chairman (held by Mr. Bainum) and CEO (held by Mr. Pacious). Although Mr. Pacious serves as a member of the Board, we believe that Mr. Bainum’s role as Chairman provides for a meaningful division of leadership between management and the Board.
In addition to this division of leadership between Chairman and Chief Executive Officer, leadership is further enhanced on the Board based on the Board’s annual election of a lead independent director. In light of the Company and Board leadership roles held by Mr. Bainum and Mr. Pacious, the Board believes that it is important to maintain a Board leadership position that is held by an independent director. Currently, Mr. Smith serves as the Board’s lead independent director. In his role as lead independent director, Mr. Smith serves as chairman of executive session meetings in which non-independent directors, namely Mr. Bainum, Mr. Pacious and Mr. Brian B. Bainum do not participate. The goal and purpose of these meetings chaired by Mr. Smith is to permit the non-management and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership. The Board meets regularly in executive session. Three such meetings were held in 2023. In addition to chairing the executive sessions, the lead independent director or his designee manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board.

32

Corporate Governance
Role of the Board of Directors
BOARD’S ROLE IN OVERSIGHT OF STRATEGY
The Board annually approves a long-term strategic plan and a one-year operating plan, together with any ongoing reviews and updates. The Board has also taken an active role in guiding strategy during times of change, including during the COVID-19 pandemic.
BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
The Board has responsibility for overseeing the Company’s risk management. The Board regularly receives updates from management and the Board committees on key areas of risk that have been identified by the Board, its committees and management. In addition, the Board annually, or more frequently as circumstances dictate, assesses the overall risk profile of the Company including changes to evolving areas of risk. The full Board oversees processes involving risks raised by transactions involving the Company, and its directors, officers and employees that have the potential to present higher degrees of risk than ordinary course transactions. Finally, each of the Board’s committees plays a role in taking primary responsibility for certain areas of risk, attendant to each committee’s particular area of focus as described below.

The Board
The Board’s primary role in risk oversight is to establish and maintain effective policies and procedures that serve to highlight or expose critical risks. The Board has adopted a set of Board policies applicable to various transactions involving the Company and its directors, officers and employees that the Board has determined are likely to involve a potentially higher degree of risk than ordinary course transactions and therefore are appropriately reviewable by the full Board. For these transactions, the Company is required to obtain Board approval, which provides the Board with an opportunity to discuss the transaction and attendant risk, prior to the transaction becoming binding on the Company. Those transactions requiring prior Board approval include transactions above certain limits, certain lending arrangements, certain litigation settlements, and certain related party transactions.
In addition to the full Board’s role in risk oversight, different committees of the Board play a role in overseeing risks attendant to the committee’s particular area of focus described below.

Audit Committee •Has specific functions and responsibilities that generally relate to the risk oversight function, including risks relating to financial reporting, compliance and cybersecurity	Human Capital and Compensation Committee •Assumes primary responsibility for risk oversight as it relates specifically to the Company’s compensation policies and practices	Diversity Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion	Nominating and Corporate Governance Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion and oversees ESG strategy and practices

Management
Management provides the Board with information as it relates to risk in all areas of the Company. Given management's day to day experience and leadership position, management can both guide the Board in understanding risk facing the business as well as ensure the strategy and instructions of the Board are carried out.

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Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CULTURE
The Board oversees the organization's human capital management. It actively engages in executive reviews and focuses on succession planning for the CEO and key management.
CEO and Management Succession Planning
The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process. The Human Capital and Compensation Committee's process enables the Company to prepare for any required actions in relation to emergency succession planning. In conjunction with the talent development process and it's evaluation of the Company's diversity programs. the Board reviews the talent pipeline from a diversity standpoint and supports the promotion of diverse leadership.
Workplace Culture and Diversity
The Board is actively involved in enabling management to develop a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Board biannually reviews a diversity report focused on success against the Company’s annual diversity, equity, and belonging objectives in workplace practices, franchisee development, advertising and marketing goals. The Board also receives updates on the Diversity Advisory Council, Choice Resource Groups, and general inclusion activities. Our Diversity Framework that supports all our efforts is shown below.

Diversity Framework

STRATEGY

ACCOUNTABILITY

EXECUTION

BOARD ENGAGEMENT

Choice's commitment to diversity starts at the top with holding the business accountable for its efforts toward Choice's Diversity, Equity, and Belonging objectives in corporate workplace practices, franchise sales and advertising.

EXECUTIVE SPONSORSHIP

SVPs and above provide sponsorship and support to individual CRGs and DAC. The Executive Sponsor is not an honorary or figurehead position but, instead, plays an active and important role as a champion of the group.

CEO DIVERSITY ADVISORY BOARD

Promotes sustainable D & I practices internally and externally. Representatives from three core functions: Associates, Marketing/Consumes, and Franchisees.

DIVERSITY EXECUTIVE ADVISORY COUNCIL

Commitment, Alignment and Resource Allocation.
Venue to connect CRG Sponsors with DAC support with the Exec Team to capture full value of diversity and bring insights and ideas into alignment with resources.

DIVERSITY ADVISORY COUNCIL

DAC serves as an organizational thought partner, identifying issues and trends that impact our diverse workforce and/or serve to strengthen our inclusive culture. This council is comprised of 30 cross-functional leaders who serve three-year terms.

ASSOCIATE ADVISORY COUNCIL

CRG chairs come together quarterly, as the Associate Advisory Group and look for opportunities to collaboratively impact the organization.

CHOICE RESOURCE GROUPS

Guided by a focus on Culture, Talent & Business, the Choice Resource Groups provide cultural vibrancy and a sense of connectedness and belonging for associates. Choice has 11 core resource groups.

DIVERSE CLIENT & CONSUMER ENGAGEMENT

Choice is committed to the long-term success of all hotel owners, including owners from populations underrepresented in the industry, along with making all consumers aware that Choice offers inclusive brands where everyone is welcome, wanted, and respected.

34

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF SUSTAINABILITY
The Board oversees the Company's ESG efforts and objectives.
ESG is driven from the top by our Board of Directors and CEO. The Corporate Governance and Nominating Committee has primary responsibility for ESG initiatives, and each of the primary Board Committees oversees discrete sustainability matters from a strategic and risk management perspective as set out below.

Human Capital and Compensation •Talent management and succession planning •Executive and Director compensation	Audit •Data privacy and data protection •Information security, including cybersecurity	Corporate Governance and Nominating •Oversees ESG strategy and matters •Environmental stewardship	Diversity •Inclusion •Key diversity initiatives

Management •Our senior executive team works together with our sustainability vice-president to advance our ESG efforts across the organization

Committees of the Board
The standing committees of the Board are the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance and Nominating Committee and the Diversity Committee. The charters for each of these committees are included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each of the Audit Committee, Human Capital and Compensation Committee and Corporate Governance and Nominating Committee are independent, as required by the committee charters, the current listing standards of the NYSE and the rules of the SEC, as applicable.
The following provides a description of certain functions, current membership and meeting information for each of the Board committees for 2023.

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Corporate Governance
HUMAN CAPITAL AND COMPENSATION COMMITTEE
Members: John P. Tague (Chair), William L. Jews, Liza K. Landsman, Ervin R. Shames, Maureen D. Sullivan
Meetings in 2023: 3

The Human Capital and Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives through the following functions, among others:
•Overseeing the administration of the Company’s equity compensation plans and authorizing equity awards thereunder;
•Establishing and updating the “peer group” used to compare the Company’s compensation practices;
•Establishing pay levels and approving pay for the CEO;
•Reviewing and approving the compensation of executive officers, in light of shareholder “Say-on-Pay” results and other relevant factors;
•Setting the compensation for the non-employee members of the Board;
•Reviewing bonus and incentive plans, pensions and retirement;
•Reviewing other employee benefit plans and programs;
•Reviewing the Company’s succession plan and management development;
•Self-evaluating annually;
•Setting criteria and guidelines for performance of the CEO;
•Assessing performance of the CEO against performance objectives; and
•Reviewing and discussing the Company’s Compensation Discussion and Analysis and producing the annual Human Capital and Compensation Committee report for the Company’s proxy statement.

The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process.
During 2023, at the direction of Mr. Tague, the Chairman of the Human Capital and Compensation Committee, Mr. Pacious prepared and distributed to Committee members meeting agendas, consultant-provided compensation related information, and Company reports and data in preparation for Committee meetings. Mr. Cimerola, our Chief Human Resources Officer, assisted with preparation of the agenda and certain materials at the request of Mr. Tague. In conjunction with the Human Capital and Compensation Committee Chairman, Messrs. Pacious and Cimerola also prepared and presented specific compensation proposals to the Human Capital and Compensation Committee, including Mr. Pacious’ assessment of individual executive officer performance and recommended compensation amounts for each officer other than himself. See “Compensation Discussion and Analysis” section below for more information on Mr. Pacious’ role in recommending the compensation paid to our NEOs in 2023. None of our executive officers determined or recommended the amount or form of non-employee director compensation.
The Human Capital and Compensation Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of our CEO, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
In accordance with its charter, the Human Capital and Compensation Committee has the authority to retain, terminate and approve professional arrangements for outside compensation consultants to assist the Committee.

36

Corporate Governance
The Human Capital and Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide various compensation-related services and assistance. Meridian performed the following functions and services:
•Attended Committee meetings;
•Provided independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve effectiveness of our compensation program;
•Provided and discussed peer group and various survey data; and, based on this information, offered independent recommendations on CEO and NEO compensation;
•Reviewed the CD&A, compensation tables and other compensation-related disclosures in our proxy statements;
•Offered recommendations, insights and perspectives on compensation related matters;
•Evaluated and advised the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•Supported the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our shareholders.
Meridian attended each of the Committee meetings in 2023 in person, by video conference or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chairman between meetings. Meridian reviewed the CD&A and the executive compensation tables contained in this proxy statement. See “Compensation Discussion and Analysis” below for additional information related to the role of Meridian in the Company’s 2023 executive compensation decisions.
The Committee has analyzed whether the work of Meridian as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Meridian or any of its affiliates; (ii) the amount of fees the Company paid to Meridian as a percentage of Meridian’s total revenue; (iii) Meridian’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Meridian or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Meridian or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultants to the Company has not created any conflict of interest.
The Board determined that each member of the Human Capital and Compensation Committee was independent under the listing standards of the NYSE applicable to compensation committee members.
While the charter authorizes the Human Capital and Compensation Committee to delegate its responsibilities to subcommittees, to date, the Committee has not delegated any of its responsibilities in this manner, other than its delegation to the Stock Compensation Committee to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire.
Compensation Committee Interlocks and Insider Participation
In 2023, no member of our Human Capital and Compensation Committee was an officer, former officer, or employee of the Company. During 2023, no member of the Human Capital and Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2023, no interlocking relationship existed between any of our executive officers or Human Capital and Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand.

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Corporate Governance
AUDIT COMMITTEE
Members: William L. Jews (Chair), Monte J.M. Koch, Gordon A. Smith, John P. Tague, Donna F. Vieira
Meetings in 2023: 6

The Audit Committee assists the Board to fulfill its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes generally. The Committee discharges these duties through the following functions, among others:
•Conferring separately with the Company’s independent registered public accounting firm and internal auditors regarding their responsibilities;
•Reviewing reports of the Company’s independent registered public accounting firm and internal auditors and annual and quarterly reports for filing with the SEC;
•Reviewing reports of the Company’s independent registered public accounting firm concerning financial reporting processes and internal controls, discussing these internal controls with and suggesting improvements to management;
•Establishing and monitoring an anonymous complaint hotline and other complaints procedures regarding accounting and auditing matters;
•Pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm;
•Self-evaluating annually;
•Determining the selection, compensation and appointment of the Company’s independent registered public accounting firm and overseeing their work;
•Reviewing the Company’s policies with respect to risk management;
•Reviewing with the CEO, CFO or Chief Accounting Officer, the Company’s disclosure controls and procedures; and
•Overseeing the Company’s cyber security and data security practices and procedures.

The Board has determined that Messrs. Jews, Koch, Smith and Tague are qualified as audit committee financial experts within the meaning of the SEC’s regulations. Furthermore, each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board also determined that each member of the Audit Committee was independent under SEC rules and the listing standards of the NYSE applicable to Audit Committee members.

38

Corporate Governance
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Ervin R. Shames (Chair), Monte J.M. Koch, Gordon A. Smith, Maureen D. Sullivan
Meetings in 2023: 3

The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board selects, the director nominees for election or to fill vacancies; develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company; and oversees the evaluation of the Board. The Committee also has the following functions, among others:
•Establishing criteria for Board membership;
•Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of proposed Board candidates;
•Reviewing and making recommendations to the Board on the size and composition of the Board and its committees;
•Reviewing and making recommendations to the Board with respect to directors, if any, who are unable to perform their duties;
•Reviewing and making recommendations to the Board with respect to the retirement of directors;
•Reviewing and making recommendations to the Board with respect to the Company’s policies regarding director or senior executive conflict of interest matters and related party transactions;
•Overseeing and making recommendations, as appropriate, to the Board concerning ESG and Corporate Social Responsibility strategy and matters;
•Monitoring and making recommendations to the Board concerning matters of corporate governance; and
•Reviewing the outside board service by senior executives.

DIVERSITY COMMITTEE
Members: Liza K. Landsman (Chair), Brian B. Bainum, William L. Jews, Maureen M. Sullivan
Meetings in 2023: 2

The Diversity Committee seeks to assist and advise management in developing a workplace culture that values working with diverse groups of people, offering diversity of thought and perspective. The Committee goals reach beyond the workplace culture, also focusing on diverse franchise development, diverse sourcing, inclusive advertising and inclusive community involvement. The Committee seeks to achieve its goals through the following functions, among others:
•Review and evaluate diversity efforts in workforce development, franchise development, vendor relations, marketing and philanthropy;
•Review the efforts by management to increase the diversity of the Company’s workforce, including at management levels; and
•Reporting to the Board on diversity matters.

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Corporate Governance
Board Effectiveness
The Board engages in multiple activities that focus on Board effectiveness.
ANNUAL BOARD AND COMMITTEE ASSESSMENT
The Company and the Board prioritize assessment and self-evaluation as a means of continual improvement in furthering the goals of the Company, the Board and shareholders.

Board and Committee Evaluations
The Board engages in an annual Board assessment process. As part of this process, each Committee is also evaluated. Each Board member completes an extensive evaluation of the Company, the Board and his or her committees. An in-person or virtual interview by a Board specialist is conducted at regular intervals.

Analysis and Discussion
  The Board self-evaluations, interviews and management feedback are evaluated by an outside expert and shared with the Board and the Board's advisors.
  The Chair of the Corporate Governance and Nominating Committee analyzes the information and reports the analysis via letter to the Board.
  The Board discusses its assessment in detail within the context of the Corporate Governance and Nominating Committee meetings, as well as within the Board meetings.
  The Board's corporate governance advisors evaluate and discuss the results of the assessment with the Board.

Management Evaluations	Feedback is also solicited from members of management regarding key aspects of management's interaction with the Board.

Governance Document Review
The charters for each of the Audit, Human Capital and Compensation, Corporate Governance and Nominating, and Diversity Committees are evaluated annually by the relevant Committee and changes are made as necessary. The Audit Committee evaluates the Ethics Policy annually.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New Directors are oriented to the Board by other Directors, by management and by external advisors. Board advisors and internal experts present at Board and committee meetings on topics such as corporate governance developments, audit developments, enterprise risk management, data security updates, and legislative and public policy developments. The Board also receives information on the industry and competitors from management and and internal experts. Outside of the boardroom, Directors engage on various topics of concern to the Board, whether through industry groups or in their own business leadership capacities.

40

Corporate Governance
Shareholder Outreach and Engagement
Our relationship with our shareholders is an important part of our Company's success.
During 2023, the Human Capital and Compensation Committee led an extensive outreach to seek shareholder feedback on our executive compensation program. This engagement included reaching out to shareholders representing more than 90% of shares outstanding, including many who voted against say-on-pay in 2023. We solicited feedback on the key issues that affected the say-on-pay voting decision in two phases. Prior to the 2023 annual meeting, we gathered shareholder feedback to develop an initial understanding of potential concerns. We then used the subsequent Fall / Winter 2023 outreach to speak with shareholders again, to develop a deeper understanding of the perspectives that contributed to the lower-than-usual level of say-on-pay support and expectations for Committee responsiveness.
FY23 EXECUTIVE COMPENSATION SHAREHOLDER OUTREACH AT-A-GLANCE

Spring 2023 Pre-annual meeting	Fall / Winter 2023
In Spring, we held discussions with shareholders representing approximately 54% of shares outstanding*
In Fall and Winter post-Annual Meeting, we reached out to shareholders representing more than 90% of shares outstanding and held discussions with shareholders representing more than 66% of shares outstanding* as well as with proxy advisory firms

•Held 18 discussions with 14 shareholders across these two focused rounds of engagement
•Entire process overseen by the Committee
•In the Fall, the Committee Chair led discussions with shareholders representing more than 65%** of shares outstanding* as well as with proxy advisory firms
•Included representatives from HR, finance, legal, and investor relations in discussions
•Management and the Committee Chairman reported detailed feedback from each engagement discussion to the full Committee for its consideration

*    These numbers include Bainum family affiliated shares. If excluding Bainum family affiliated shares, in Spring 2023, discussions were held with 24% of shares outstanding and in Fall / Winter 2023, discussions were held with holders of more than 44% of shares outstanding.
**    The Committee Chair was absent from one fall meeting, resulting in 65% instead of 66%.

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Corporate Governance
2023 Engagement with Stewardship Teams
In 2023, key executives initiated conversations with the stewardship teams of shareholders to focus on the Company's ESG efforts, as well as to discuss a range of topics of interest to our shareholders.

Key topics discussed with shareholders
•General outreach and introductions
•Executive compensation and specifically, the Strategic Leadership Alignment Grants
•Environmental focus, including the Company's property management pilot to monitor utility usage and offer opportunities for energy, water and waste conservation, and the Company's pledge to phase out single use polystyrene products by year-end 2023 across domestic brands
•Social focus, including the Company's strong culture of diversity, equity and belonging and multiple awards for the same
•Governance focus, including the Company's Clawback Policy
•Executive compensation
•Business performance
•Board performance
•Board oversight
We contacted holders of more than 90% of our outstanding shares We met with holders representing more than 66% of our outstanding shares

Contacting the Board of Directors
Shareholders or other interested parties may contact an individual director, the directors as a group, the Chairman or lead independent director of the Board, or the independent directors as a group by mail at the following address:

Mail:	Choice Hotels International, Inc. 915 Meeting Street, Suite 600 North Bethesda, Maryland 20852 Attn: Board of Directors
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

42

Proposal No. 2—Approval of an Amendment to the Restated Certificate of Incorporation to Permit the Exculpation of Officers
We are asking shareholders to approve a proposed amendment to our Restated Certificate of Incorporation (the “Certificate”) to update our existing director exculpation provision to include certain of our corporate officers. Article 10 of the Certificate currently limits the liability of our directors for certain breaches of fiduciary duties, except as prohibited by the Delaware General Corporation Law (“DGCL”). The proposed amendment to the Certificate will align the Certificate with recent amendments to the DGCL that now permit corporations to similarly limit the personal liability of corporate officers for certain breaches of fiduciary duties.
On February 28, 2024, the Board unanimously approved and declared advisable the amendment to our Certificate and recommends that shareholders approve this proposed amendment. If the shareholders approve this proposal we will file an amendment to the Certificate adding the new language included below.
OVERVIEW OF THE PROPOSED AMENDMENT
Consistent with Delaware law, the proposed amendment to the Certificate relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims.
Further, the proposed amendment does not permit officers to be exculpated for personal liability arising out of:
a.breaches of the duty of loyalty to the Company or its shareholders
b.acts or omissions not in good faith
c.acts or omissions that involve intentional misconduct
d.acts or omissions that involve a knowing violation of law
e.any transaction in which the officer derived an improper personal benefit
f.claims brought by the Company itself
g.claims brought by shareholders in the name of the Company (derivative claims)
In accordance with the DGCL, the officers who will be covered by the expanded exculpation provision include any officer who is or was the president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer; any officer who is or was identified in the Company’s public filings with the Securities and Exchange Commission as one of the most highly compensated executive officers; and, any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.
RATIONALE FOR THE PROPOSED AMENDMENT
The State of Delaware, which is the Company’s state of incorporation, enacted legislation in August 2022 that authorizes Delaware corporations to limit the liability of certain of their officers in the limited circumstances described above. As a result of this development, we propose expanding our existing director exculpation provision to cover officers to the extent now permitted by Delaware law.
The Board’s rationale for recommending this amendment is to balance shareholders’ interest in accountability with the interest in being able to attract and retain the highest quality officers as well as avoiding litigation abuse resulting from the current disparity that exists in the treatment of directors, who oversee and are ultimately accountable for corporate actions, and the officers who execute those actions on behalf of the Board.

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The Board considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of the absence of any underlying merit. The proposed amendment is intended to better align the protections available to our officers with those currently available to our directors. The proposed amendment is also intended to avoid an emerging practice among plaintiff’s lawyers of adding officers to claims relating to the duty of care with the result being that claims against officers may continue even when identical claims against directors have been dismissed. The Board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of shareholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, other companies with which we compete for employees have adopted or, we believe may in the future adopt, exculpation clauses that limit the personal liability of officers as now permitted by the DGCL. The Board believes that failing to adopt the proposed amendment risks impacting the recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company as compared to serving as an officer at another company that does exculpate officers.
Further, the Board noted that the proposed provision would not eliminate shareholders’ right to pursue derivative claims relating to alleged breaches of the duty of care or limit the ability of the Company itself to bring claims against officers. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, the Board believes the proposed amendment would enhance the ability to attract and retain talented officers, potentially reduce litigation costs associated with frivolous lawsuits, and more generally align the protections available to our officers with those currently available to our directors.
Based on the above, the Board determined that it is in the best interests of the Company and our shareholders to amend the Restated Certificate of Incorporation as described in this proposal.
TEXT OF PROPOSED AMENDMENT
Accordingly, we ask our shareholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to replace the existing Section A of Article 10 with the following (which is marked to show changes from the current director exculpation provision):
A. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the GCL, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the GCL is amended hereafter to further limit the liability of a director or officer, then the liability of a director or officer of the Corporation shall be further limited to the fullest extent permitted by the GCL, as so amended.
BOARD RECOMMENDATION
The Board recommends that shareholders vote FOR the approval of the amendment to the Certificate to permit the exculpation of officers.

44

Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation
We are seeking shareholder input on our executive compensation as disclosed in this proxy statement. The Board and the Human Capital and Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing tools necessary to attract and retain the best talent.
As described in the Compensation Discussion and Analysis beginning on page 47 of this proxy statement, our executive compensation program is designed to incentivize achievement of short- and long-term Company and individual performance. By paying for performance, we believe we align the interests of our executive officers with those of our shareholders. The Company believes the highest executive talent is attracted to a company that recognizes and rewards performance. We also emphasize good governance practices as part of our compensation program and believe that such practices enhance the alignment of interests between our executives and our shareholders.
Consistent with the philosophy noted above, the compensation program has been designed to achieve the following objectives:

Pay for Performance	Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company’s results and enhance shareholder value

Encourage Growth	Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leveraging core competencies and / or adding to our franchising business model

Competitive Pay	Assure that compensation relates to performance relative to companies of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for strong performance in the hospitality industry through equity incentives that vest over time

Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”
The vote is advisory and is not binding on the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote as part of its ongoing oversight and consideration of the Company’s executive compensation program.
BOARD RECOMMENDATION
The Board recommends that shareholders vote FOR the approval of executive compensation.

2024 Proxy Statement	45

Letter from Chair, Human Capital and Compensation Committee
Dear Choice Hotels Shareholders:
In 2023, our executive team led Choice Hotels through a significant year focused on organic and inorganic growth. Choice’s leadership delivered results that exceeded our goals and further strengthened the Company’s ability to create long-term shareholder value.
Choice's total revenues grew 10% to $1.5 billion for full-year 2023 compared to the same period of 2022. The growth of the Company’s domestic upscale, extended stay, and midscale brands exceeded the unit growth guidance for the full-year 2023, with the Choice legacy portfolio increasing by 1.8% for hotels and 2.4% for rooms since December 31, 2022.
Throughout 2023, the Board, the Committee and management reached out to shareholders representing more than 90% of outstanding shares and ISS and Glass Lewis to discuss, among other things, our executive compensation strategies. As Chairman of the Committee, I was pleased to be a part of these conversations and value the constructive and positive feedback we received. We've summarized the key themes we heard from our shareholder engagement in the Compensation Discussion and Analysis (" CD&A").
Choice’s pay-for-performance philosophy for executive compensation promotes retention of our top talent and incentivizes them to maximize shareholder value over the long-term. With our Named Executive Officers (NEOs) having overachieved in operating income and all three areas of our long-term strategic vision — brand growth, value proposition enhancements and platform expansion — their short-term incentives paid out above target.
We appreciate that our shareholders recognize that the compensation program provides market-competitive pay within the pay-for-performance structure.
Yours sincerely,
John P. Tague
Chair, Human Capital and Compensation Committee
*    Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measures can be found in Annex A to the Proxy Statement.

46

Compensation Discussion and Analysis
This CD&A describes our executive compensation philosophy, summarizes the principles of our executive compensation program and analyzes our pay decisions for 2023. It also provides context for the data we present in the compensation tables below.
Executive Summary
Choice is committed to delivering high performance and long-term value creation for our shareholders and franchisees. The core principle of our executive compensation program is pay for performance, which guides our executive compensation decisions. Choice uses a combination of fixed and variable compensation to incentivize and reward strong performance and to align the interests of our executives with those of the Company’s shareholders. This executive summary provides an overview of our 2023 shareholder outreach and describes how our compensation program aligns with our pay-for-performance incentive compensation framework, targeted total direct compensation, and say-on-pay feedback from shareholders.
Choice's leadership has identified strategic focus areas: brand growth, guest and franchisee value proposition, platform expansion, and talent. In each of these areas, the Company and its management overachieved in 2023, delivering business results surpassing our goals.
Leadership Changes
In 2023, Choice announced the promotions of Dominic E. Dragisich to Executive Vice President, Operations and Chief Global Brand Officer and Scott E. Oaksmith to Chief Financial Officer. These leadership transitions are designed to further the Company's growth and strategic plans. In addition, John Bonds, our former Senior Vice-President, Enterprise Operations and Technology departed from the Company in 2023.
Our NEOs
For purposes of this CD&A and the compensation tables, our NEOs for 2023 are:

Patrick S. Pacious President and Chief Executive Officer (“CEO”)

Scott Oaksmith Chief Financial Officer ("CFO")

Dominic E. Dragisich Executive Vice president, Operations and Chief Global Brand Officer, Former Chief Financial Officer (“CFO”)

David A. Pepper Chief Development Officer (“CDO”)

John E. Bonds Former Senior Vice President, Enterprise Operations and Technology

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs

Robert McDowell Chief Commercial Officer ("CCO")

Executive Summary	47	2023 Compensation Program	58
Shareholder Outreach	48	Compensation Decision-Making Processes	66
Compensation Philosophy and Objectives	57	Other Benefit Programs and Policies	69

2024 Proxy Statement	47

Compensation Discussion and Analysis
Shareholder Outreach and Engagement
Our Human Capital and Compensation Committee (the "Committee") values feedback from our shareholders, whom we regularly engage with on a broad range of topics. In May 2022, we received 99% support for our say-on-pay advisory vote, which we believe represented strong support for our compensation program. After receiving 67% support for our say-on-pay advisory vote in May 2023, we conducted extensive and focused engagement with our shareholders, which we describe in detail below.
OUR SHAREHOLDER OUTREACH INITIATIVE
During 2023, the Committee led an extensive outreach to seek shareholder feedback on our executive compensation program. This engagement included reaching out to shareholders representing more than 90% of shares outstanding, including many who voted against say-on-pay in 2023. We solicited feedback on the key issues that affected the say-on-pay voting decision in two phases. Prior to the 2023 annual meeting, we gathered shareholder feedback to develop an initial understanding of potential concerns. We then used the subsequent Fall 2023 outreach to speak with shareholders again, to develop a deeper understanding of the perspectives that contributed to the lower-than-usual level of say-on-pay support and expectations for Committee responsiveness.
FY23 EXECUTIVE COMPENSATION SHAREHOLDER OUTREACH AT-A-GLANCE

Spring 2023 Pre-annual meeting	Fall / Winter 2023
In Spring, we held discussions with shareholders representing approximately 54% of shares outstanding*
In Fall and Winter post-Annual Meeting, we reached out to shareholders representing more than 90% of shares outstanding and held discussions with shareholders representing more than 66% of shares outstanding* as well as with proxy advisory firms

•Held 18 discussions with 14 shareholders across these two focused rounds of engagement
•Entire process overseen by the Committee
•In the Fall, the Committee Chair led discussions with shareholders representing more than 65%** of shares outstanding* as well as with proxy advisory firms
•Included representatives from HR, finance, legal, and investor relations in discussions
•Management and the Committee Chairman reported detailed feedback from each engagement discussion to the full Committee for its consideration

*    These numbers include Bainum family affiliated shares. If excluding Bainum family affiliated shares, in Spring 2023, discussions were held with 24% of shares outstanding and in Fall / Winter 2023, discussions were held with holders of more than 44% of shares outstanding.
**    The Committee Chair was absent from one fall meeting, resulting in 65% instead of 66%.
KEY THEMES FROM SHAREHOLDER ENGAGEMENT
During our engagement, we heard a range of different perspectives on our executive compensation program, all of which were, and will continue to be, taken into consideration by the Committee.
While we received considerable positive feedback about the overall design and structure of our program, consistent with our strong say-on-pay results in prior years, the feedback across these two rounds of shareholder engagement made clear that the most significant area of shareholder concern impacting the 2023 say-on-pay advisory vote was related to our awarding of Strategic Leadership Alignment Grants to the CEO and CFO.
As part of our Fall 2023 outreach, we also reviewed the Committee’s preliminary response to concerns about the Strategic Leadership Alignment Grants and other areas of feedback, and our participating shareholders were generally supportive of the Committee's proposed actions. The Committee’s full response, following discussions with participating shareholders, is summarized below.

48

Compensation Discussion and Analysis

	What We Heard	How We Responded

Primary area of feedback
•Concerns about the size and structure of the Strategic Leadership Alignment Grants
•Concerns about the size of the restricted stock portion of the Strategic Leadership Alignment Grants and its vesting being time-based
•Appreciation from several shareholders for the context and rationale we provided in our 2023 proxy statement

•The Committee believes such front-loaded grants have been and should be used only sparingly and confirmed that any future similar grants will not be made absent extraordinary circumstances. In addition, the Company highlighted that the grants have significant back end vesting, with the most significant occurring in year 5 (70%).
•The Committee viewed the grants as long-term performance-based as they focused the CEO and executive team on delivering long-term results as well as enabled the CEO to proactively develop a strong internal team tied to the strategic plan and build leadership succession.
•In relation to size, the Committee expects reduced annual LTI in 2022 through 2026 (as evidenced in this year's awards).

Additional areas of feedback	•Desire for more performance-based compensation
•In relation to outstanding awards at the end of 2022, more than 60% of the awards of each recipient are "performance-based." The Committee intends to continue to deliver compensation through significant performance-based compensation in future annual grants.

	•Interest in whether we are returning to our more typical approaches to executive compensation	•We confirmed that the one-time shift in LTI was for a few targeted and key executives at a particular time. Similar grants are not expected in the future absent extraordinary circumstances.

	•General support for the structure and overall design of our program	•The Committee has returned to our historic approach to delivering pay for performance, consistent with the focused feedback we received from investors.

The Strategic Leadership Alignment Grants were awarded in extraordinary circumstances, to proactively encourage partnership with our CEO to develop a strong internal team tied to the Company's strategic plan and build leadership succession. In considering what process would be followed in the event of future extraordinary circumstances, the Committee confirmed that we would follow a careful and deliberate approach that takes into account shareholder perspectives and that the Company would provide robust disclosure of the Committee's rationale.

2024 Proxy Statement	49

Compensation Discussion and Analysis

As we discussed with shareholders, the Strategic Leadership Alignment Grants awarded in 2022 align incentives of key executives with the successful execution of Company’s long-term strategic vision.

50

Compensation Discussion and Analysis
2023 Total Direct Compensation Mix
The charts below show the mix of total direct compensation (“TDC”) (base salary, MIP (as defined below), stock options and PVRSUs) for the CEO and other NEOs, as applicable, in 2023. Consistent with our pay-for-performance philosophy, approximately 81% of our CEO's TDC, and on average 74% for our other NEOs' TDC, is variable or performance-based.
2023 TOTAL DIRECT COMPENSATION

CEO	OTHER NEOs

19%
Base Salary
33%
Long-term Variable
81%
is Variable/ At-Risk
48%
Short-term Variable

74%
is Variable/
At-Risk
26%
Base Salary
24%
Short-term
Variable
50%
Long-term
Variable

2023 Executive Compensation Highlights
INCENTIVE COMPENSATION STRONGLY ALIGNS PAY TO PERFORMANCE
Short-Term Incentive (Cash) Program
•Rewards executives for achieving both financial and strategic goals
FOCUSES ON NEAR-TERM STRATEGIC OBJECTIVES

2023 Business Priority	Metric	Metric Weighting	2023 Performance

Driving profitable operational revenue growth	Adjusted Operating Income	60-80%	$454.7 million adjusted operating income	2023 Annual Cash Incentive Payout: 123% (as percent of Target)

Focusing on strategic pillars of brand growth, value proposition enhancements and platform expansion	Strategic Initiatives	20-40%	Over Performed on Strategic Initiatives

2024 Proxy Statement	51

Compensation Discussion and Analysis
Long-Term Incentive (Equity) Program
•Rewards executives for sustaining long-term financial performance based on stretch EPS targets, with 15% possible TSR modifier for performance above/below the peer group.
•Use of 100% performance-based PVRSUs and Options creates linkage to share value appreciation and alignment with shareholders.
DRIVES LONG-TERM RETURNS

2021 - 2023 Award Components	Metric	Rationale	2021-2023 Performance

75% PVRSUs (3-year vesting period)	Cumulative 2-year EPS	Strong alignment with shareholder value creation	EPS for 2021 - 2022 $9.93 (vs. $5.78 target)	2021-2023 PVRSUs Payout: 200% (as percent of Target) TSR Modifier: No Adjustment

	15% relative 3-Year TSR modifier	Outperform peers’ stock price performance	3-Year TSR % rank: 46% (no modifier)

25% Options (pro rata vesting over 4 years)	Stock price performance	No value unless increase in stock price Strengthen pay for performance alignment via share price performance

52

Compensation Discussion and Analysis
Shareholder Return Performance
The graph below matches the cumulative 5-Year total return of holders of Choice Hotels International, Inc.'s common stock with the cumulative total returns of the NYSE Composite index, the S&P 500 Hotels, Resorts & Cruise Lines index, the S&P 400 Consumer Discretionary index and a customized peer group of companies.** The graph assumes that the value of the investment in our common stock, in each index, and in the peer group (including reinvestment of dividends) was $100 on December 31, 2018 and tracks it through December 31, 2023.
The Committee recognizes that the Company's strategic focus on inorganic growth opportunities, and particularly Wyndham, has affected the 2023 Total Return below.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Choice Hotels International, Inc., the NYSE Composite Index, the S&P 500 Hotels, Resorts & Cruise Lines Index, the S&P 400 Consumer Discretionary Index and a customized peer group

$250
$200
$150
$100
$50
$0
12/31/18
6/30/19
12/31/19
6/30/20
12/31/20
6/30/21
12/31/21
6/30/22
12/31/22
6/30/23
12/31/23
Choice Hotels International, Inc.
NYSE Composite
S&P 500 Hotels, Resorts & Cruise Lines
S&P 400 Consumer Discretionary
Peer Group

*$100 invested on December 31, 2018 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
** Our customized peer group of companies includes: Bloomin' Brands Inc, Brinker International Inc, Caesars Entertainment Inc, Chipotle Mexican Grill Inc, Dine Brands Global Inc, Domino’s Pizza Inc, Hilton Worldwide Holdings Inc, Host Hotels & Resorts Inc, Hyatt Hotels Corp, Las Vegas Sands Corp, Marriott International Inc, MGM Resorts International, Papa John’s International Inc, Vail Resorts Inc, Wendy’s Co, Wyndham Hotels & Resorts Inc and Wynn Resorts Ltd.
Copyright© 2024 Standard & Poor's, a division of S&P Global. All rights reserved.

	12/31/18	12/31/19	12/31/20	12/31/21	12/31/22	12/31/23
Choice Hotels International, Inc.	100.00	145.92	151.15	221.72	161.65	164.20
NYSE Composite	100.00	125.51	134.28	162.04	146.89	167.12
S&P 500 Hotels, Resorts & Cruise Lines	100.00	137.05	101.59	121.75	92.23	153.39
S&P 400 Consumer Discretionary	100.00	126.57	165.80	211.70	167.18	207.78
Peer Group	100.00	141.80	143.49	166.30	140.11	186.97
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2024 Proxy Statement	53

Compensation Discussion and Analysis
CEO Compensation and Pay-for-Performance Alignment
Each year, the Committee evaluates our CEO’s compensation relative to Company performance. The following graphic shows the alignment of CEO compensation (base salary, short-term incentive, and the annualized allocation of the 2023 LTI grant which is a portion of 2023 long-term incentive), to TSR displayed as the value of $100 invested in Company stock at December 31, 2018 through December 31, 2023. The 2022 and 2023 long-term incentive amounts in the graphic includes $6 million of the $30 million one-time Strategic Leadership Alignment Grant awarded to our CEO in 2022, representing one-fifth of the aggregate grant date fair value of such award. Because this award is structured over a 5-year time period with significant back-end vesting, the Committee looks at the award in annual components, including when assessing the alignment of CEO pay for performance. The Committee believes CEO compensation is aligned with TSR.
The Committee recognizes that the Company's strategic focus on inorganic growth opportunities, and particularly Wyndham, has affected the 2023 TSR below.

CEO Compensation ($ in thousands)
$20000
$17500
$15000
$12500
$10000
$7500
$5000
$2500
$0
TSR
$225.00
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
$100.00
$145.92
$151.15
$221.72
$161.65
$164.20
$4,200
$1,453
$1,040
$8,528
$1,544
$953
$6,700
$3,210
$1,067
$8,000
$4,125
$1,134
$8,000
$2,300
$1,150
2019
2020
2021
2022
2023
Base Salary
Short-Term Incentive
Long-Term Incentive
TSR

*All compensation values are taken from the relevant columns of Summary Compensation Table for the respective year; for short-term incentive, amounts are the total from the columns "Bonus" and "Non-Equity Incentive Plan Compensation.". Long-term incentive pay for 2023 includes annualized portion of the Strategic Leadership Alignment Grant of $30 million (the amount the Committee allocated as reflecting compensation for 2023) as well as $2 million related to the all NEO grants.

54

Compensation Discussion and Analysis
CHOICE 3-YEAR PAY AND PERFORMANCE ALIGNMENT
The following graph shows the relationship of our CEO’s realizable pay (including actual total cash compensation and the realizable value of equity awards granted during the three-year period) and our cumulative shareholder return for the three years relative to our peer group companies (see “Compensation Competitive Analysis” below). Because of the availability of comparable information, all data for peers is for the years 2020, 2021 and 2022. As illustrated, Choice Hotels CEO pay (including the amortized value of the Strategic Leadership Alignment Grant) and TSR performance approximate the peer median.

100%
75%
50%
25%
0%
3-Year Relative TSR Rank
0%
25%
50%
75%
100%
3-Year Relative Pay Rank
H
MAR
CMG
HLT
BLMN
HST
WH
MGM
DPZ
CHH *includes 2/5 of the $30M target Strategic Leadership Alignment grant*
CHH *Includes the $30M target Strategic Leadership Alignment grant in full*
WEN
PZZA
DIN
LVS
MTN
WYNN
CZR
EAT

Assumptions:

1.) Equity is valued with a 12/31/2023 stock price

2.) Performance-based awards shown at target for outstanding cycles; shown at earned # shares for closed cycles (includes special equity grants, sign-on cash etc. (all awards granted during the covered period)

3.) Data for peers represents FY20-FY22; data for Choice represents FY21-FY22

4.) TSR performance reflects the period between 12/31/2020 - 12/31/2023

Notes: The Cumulative TSR numbers assume that the value of the investment in the Company’s Common Stock was $100 on December 31, 2020; investment is tracked through December 31, 2023.
Performance-based awards shown at target for outstanding cycles, and at earned number of shares for closed cycles. Includes all awards granted during the covered period.
Based on availability of information, the above chart uses the time period of 2021-2023 for Choice CEO compensation and 2020-2022 for peer group compensation.
The table below presents our TSR performance and the Company's TSR percentile rank among the 2023 peer group.

Performance Period	Choice Cumulative TSR Performance	Choice’s TSR Percentile Rank Among 2022 Peer Group(1)(2)
One-Year (2023)	1.6	22%
Three-Year (2021-2023)	8.6	44%
(1)Percentile rank calculation is inclusive of CHH.
(2)Peer group is the overall Choice Hotels peer group as discussed in "Compensation Peer Group" below.
The Committee recognizes that the Company's strategic focus on inorganic growth opportunities, and particularly Wyndham, has affected TSR.

2024 Proxy Statement	55

Compensation Discussion and Analysis
Say-on-Pay Feedback from Shareholders
We seek the feedback of our shareholders through our annual shareholder advisory vote on the compensation of our executive officers. We heard a range of different perspectives on our executive compensation program from shareholders during our 2023 outreach, all of which were considered by the Committee.
As part of our fall 2023 outreach, we also reviewed the Committee’s preliminary response to concerns about the Strategic Leadership Alignment Grants and other areas of feedback, and our participating shareholders were generally supportive of the Committee’s proposed actions. The Committee’s full response is summarized above.

2023 OUTREACH

Shareholders Engaged	Engagement Leads	Key Matters Discussed	Result of Engagement
We reached out to shareholders representing more than 90% of stock* and discussed with shareholders representing more than 66% of stock.	Chair of Compensation Committee HR Legal Finance Investor Relations	Executive Compensation Company Performance ESG Board Performance Board Oversight	Feedback from investors was reported back to and considered by our Board and members of management. Grants in 2023 are significantly smaller in size.

*Includes Bainum family affiliated shares, approximately 40.2% of outstanding shares as of March 18, 2024.

56

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Compensation Philosophy
Our executive compensation program and pay decisions are guided by a pay for performance philosophy established by the Committee. The Company’s philosophy grounded compensation decision-making in 2023 and was critical in helping to drive focus and recognize the exceptional leadership of our executives.

Emphasize pay for performance, pay competitively to attract and retain the best talent and drive long-term shareholder value creation.

•Emphasize Pay for Performance by aligning incentives with the achievement of financial and strategic objectives that tie to the Company's long range plan including brand growth, guest and franchisee value proposition, platform expansion, and talent. We reward executives who achieve or exceed Company financial and strategic objectives that create focus, drive execution and deliver value to shareholders.

•Pay Competitively by ensuring compensation for each executive is aligned with the appropriate internal and external competitive market. Compensation opportunity is designed to be competitive with other corporations of similar complexity and scale in terms of system-wide revenue and market capitalization. Due to the complexity of managing the extensive system-wide gross room revenue, as well as the rapidly changing distribution and e-business environment, paying competitively to similarly complex organizations is critical to recruit and retain strong talent. Utilizing relative TSR ("rTSR") PVRSUs allows us to adjust the reward for performance against our peer set.

•Drive Long-Term Shareholder Value by linking executive pay to the Company’s share value. This linkage fosters the long-term decision making required for investment and growth in the hospitality industry. The Company believes that shareholder value will increase through continued growth in the core business, as well as investments in growth opportunities beyond the core and the optimization of balance sheet debt levels. The Company will drive long-term shareholder value by concentrating on the strategic focus areas of brand growth, guest and franchisee value proposition, platform expansion, and talent. The execution of this strategy will be achieved through Choice’s strong cultural values which drive results through leadership, performance excellence and enterprise-wide accountability.

2024 Proxy Statement	57

Compensation Discussion and Analysis
Compensation Objectives
The Committee considers the following objectives in making compensation decisions for our NEOs and other executives:

Objective	Description

Pay for Performance
Link pay through short- and long-term incentives to corporate and individual performance to encourage and reward excellence and outcomes that deliver strong Company performance and enhance shareholder value

Encourage Growth	Encourage the exploration of growth opportunities, including opportunities in business areas that leverage core competencies and / or enhance our franchising business model

Competitive Pay	Assure that compensation is aligned with performance relative to companies of similar complexity (e.g., multi-brand franchisors and hospitality industry) and scale (e.g. system-wide gross room revenue and market capitalization) providing effective incentive that strengthens retention, and rewards performance

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, create significant ongoing equity ownership and drive long-term focus on share value appreciation

Long-Term Focus	Foster long-term focus and continued investment in the growth required for top percentile performance in the hospitality industry through performance-based equity incentives that vest over time in three to five years

Internal Pay Equity	Consider internal pay equity to strategically position individual executive pay with the desired positioning relative to each other, as well as all employees

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

2023 COMPENSATION PROGRAM
Primary Components
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits.

Components	Purpose

Base Salary	Provides a level of fixed compensation that is commensurate with role and competitive to attract and retain highly qualified executives

Short-Term Cash Incentives	Drives focus and recognition for achievement of Company annual financial and strategic goals that aligns with the Company's long-range plan.

Long-Term Equity Incentives
A focus on performance-based equity grants, creates links to share value appreciation and alignment with shareholders
Motivates and rewards executives for sustaining long-term financial and operational performance that increases shareholder value and the value of our brands

Perquisites and Other Benefits	Enhance our ability to recruit and retain key executives through market competitive practices consistent with the industry and peer group

58

Compensation Discussion and Analysis
Base Salary
As the foundation of our compensation program, base salary establishes a competitive level of fixed compensation critical to attracting and retaining highly qualified executives.
Select NEOs received salary increases in 2023, as set forth below. Mr. Pacious and Ms. Wu did not receive an increase. Mr. Dragisich's increase reflects an annual merit increase and his promotional increase to EVP, Operations & Chief Global Brand Officer and Mr. Oaksmith's increase reflects an annual merit increase and his promotions to Deputy Chief Financial Officer and then Chief Financial Officer. Mr. Pepper's, Mr. McDowell's and Mr. Bond's increases reflect annual merit increases.

	December 31, 2022 ($)	December 31, 2023 ($)	Increase (%)
Patrick Pacious	$1,150,000	$1,150,000	—%
Scott Oaksmith	$420,000	$525,000	25.0%
Dominic Dragisich	$650,000	$750,000	15.4%
David Pepper	$575,000	$592,000	3.0%
John Bonds	$495,000	$510,000	3.0%
Simone Wu	$560,000	$560,000	—%
Robert McDowell	$475,000	$490,000	3.0%
Short-Term Incentive Compensation
The Company’s Management Incentive Plan (the “MIP”) is a short-term cash incentive program through which financial and strategic objectives are set. The targets for the MIP were set at the beginning of 2023 and for Mr. Pacious and Mr. Dragisich were based 80% on achieving operating income goals and 20% on achieving strategic objectives. For Ms. Wu, her target for the MIP was based 70% on achieving operating income goals and 30% on achieving strategic objectives. For Messrs. Pepper, Oaksmith, Bonds and McDowell, their targets for the MIP were based 60% on achieving operating income goals and 40% on achieving strategic objectives.
SHORT-TERM INCENTIVE TARGET OPPORTUNITIES
Under the MIP, each NEO has a target incentive opportunity equal to a percentage of his or her base salary. The target percentage in 2023 increased compared to 2022 for Mr. Oaksmith and Mr. Dragisich in conjunction with their respective promotions to Chief Financial Officer and EVP, Operations & Chief Global Brand Officer. Mr. Oaksmith's target incentive opportunity increased from 60% to 75% and Mr. Dragisich from 100% to 115%. These changes placed them at the desired positioning relative to their scope of responsibility and the external market for their new roles.
The threshold, target and maximum incentive levels for each of the NEOs for 2023 were:
SHORT-TERM INCENTIVE AS A PERCENTAGE OF SALARY

NEO	Threshold	Target	Maximum
Pacious	100.0%	200.0%	400.0%
Oaksmith	37.5%	75.0%	150.0%
Dragisich	57.5%	115.0%	230.0%
Pepper	37.5%	75.0%	150.0%
Bonds	32.5%	65.0%	130.0%
Wu	30.0%	60.0%	120.0%
McDowell	32.5%	65.0%	130.0%

2024 Proxy Statement	59

Compensation Discussion and Analysis
SHORT-TERM INCENTIVE PERFORMANCE GOALS

Performance Metric	Why Metric is Used	How Goals are Set

Operating Income	Heightens the focus on driving profitable operational revenue growth.	The Board approves the operating income goals in February of the performance year.

Strategic Initiatives	Focuses the Company on long-term growth strategy through strategic pillars of brand growth, guest and franchisee value proposition, platform expansion, and talent.	The Board approves the Company's strategic initiative goals in February of the performance year.

Operating Income
The Committee established operating income of $445.6 million as a performance metric target for the 2023 MIP. The target is calculated to be several percentage points above the compounded annual growth rate of the Company. The recommended target excluded the impact of the Company’s marketing and reservation system activities as these activities are contractually required to break even over the long-term. The 2023 MIP was structured to fund 60% to 80% of the bonus pool at the target bonus level for each NEO upon achievement of the operating income target for the year and to pay and fund a percentage of the target incentive for operating income performance above or below the target. For purposes of our incentive compensation, operating income is calculated in accordance with GAAP, then adjusted by the Committee based on approved exceptions, as noted below. The Committee expected achievement of the operating income target to be at least as difficult as the Committee expected the achievement of the 2021 and 2022 operating income targets to be when established, and recognized the goals are in line with growth and investment strategy to drive significant long term results.
Strategic Initiatives
Mr. Pacious recommended, and the Committee approved, strategic initiatives as a performance goal for the 2023 MIP. The strategic initiatives portion of the 2023 MIP is 20 to 40% of the total bonus for the NEOs and is funded upon the Company's achievement of at least 75% of the operating income target. The remaining percentage of the target incentive for strategic initiatives performance for the NEOs is paid upon achievement of the strategic initiatives target. For purposes of our incentive compensation, strategic initiatives focus on the Company's pillars: brand growth, guest and franchisee value proposition, platform expansion, and talent.
SHORT-TERM INCENTIVE PERFORMANCE RESULTS

	2023 Performance Level					Weighted Payout %
Performance Metric	Threshold	Target	Maximum	Metric Weighting	Payout %

Operating Income, as adjusted					120%	72-96%

Strategic Initiatives(1)					132%(2)	30-53%

				Payout Percentage		123%
(1)Strategic Initiatives portion of bonus pool funds at threshold of 75% operating income achievement.
(2)120% overall funding, 132% for NEO achievement.

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Compensation Discussion and Analysis
Operating Income Results
The Company achieved operating income of $375 million in 2023. Under the MIP, operating income achievement may be adjusted at the discretion of the Committee for certain non-recurring items. After the adjustments discussed below, operating income for purposes of determining the payout of the 2023 MIP Plans was $454.7 million.
OPERATING INCOME ADJUSTMENTS
The Committee approved adjustments in calculating operating income for the purposes of the 2023 MIP. Operating income was increased related to unbudgeted restructuring / severance changes ($6.6 million), mark to market gains on non-qualified retirement plans ($6.3 million), M&A due diligence and transition costs in excess of budget ($58.2 million) and surplus from net reimbursable revenues from franchised and managed properties ($8.5 million). The net effect of the adjustments increased operating income by $79.7 million for purposes of the 2023 MIP.
Strategic Initiatives Results
The strategic initiatives are based on the Company's pillars: brand growth, franchisee and guest value proposition improvement, platform expansion, and talent. Specific initiatives achieved included strategic brand development, acquiring and integrating Radisson Americas, deploying capital for new brand growth, focusing on guest value enhancement, focusing on franchisee profitability enhancement and defining partnership and procurement growth strategies. The entirety of the management team also focused on talent and diversity representation in 2023, and diversity targets were a part of strategic performance goals for all executives. Strategic initiatives results are included in the individual performance summaries below.
INDIVIDUAL PERFORMANCE
Individual performance is evaluated within strategic initiatives. Each NEO contributed significantly to the Company's pillars: brand growth, franchise and guest, value proposition improvement, and platform expansion and talent.
Mr. Pacious
As a result of Mr. Pacious’s leadership, in 2023 the company surpassed our 7-year adjusted EBITDA target established in 2020, 4 years earlier than plan. Specifically, by successfully executing our revenue-intense unit growth strategy and rapidly integrating the Radisson Americas business, we exceeded our 2027 target, delivering Corporate External adjusted EBITDA of $540.5M in 2023, a 13% increase over last year and a 45% increase over 2019. Further, Mr. Pacious led the effective execution against three major initiatives in 2023 that were critical to our long-term success. Specifically, the Radisson technology, commercial, and organizational integration, which was completed ahead of schedule, exceeded expectations by reaching $85M in annual recurring synergies by year-end, surpassing the prior stretch target by 6%. Launching the co-branded credit cards with new accounts exceeding target, and revenue and EBITDA generated by the card exceeding plan by 27% and 39%, respectively. Finally, the successful completion of an organizational transformation to an agile customer-centric structure, facilitating closer ties with guests and franchisees, while increasing career opportunities for associates. Simultaneously, Mr. Pacious lead the achievement of our growth goals and continued improving our guest and franchisee experience, strengthening our position in Upscale, delivering record growth in Extended Stay openings, and maintaining momentum for our core Upper Midscale and Midscale brands.
Mr. Oaksmith
During 2023, Mr. Oaksmith successfully navigated the transition to his new role including onboarding new members of the financial leadership team, ensuring continuity of leadership and oversight of the company’s financial operations resulting in the company exceeding its financial objectives. Mr. Oaksmith’s leadership was critical in the successful launch of the company’s newest Extended Stay brand, Everhome Suites, which ended the year with 16 hotels under construction and nearly 70 in the pipeline. In addition, he led the effective execution of our capital allocation strategy including ensuring adequate financial capacity to invest in the organic growth of the company, acquire and integrate businesses and return capital to shareholders through the company’s share repurchase and dividend programs.
Mr. Dragisich
Under Mr. Dragisich’s leadership as Chief Financial Officer through two-thirds of the year, we delivered record financial performance as we exceeded our budget and the top end of our guidance with a 13% year-over-year increase in adjusted EBITDA to $540.5 million and a 16% year-over-year increase in adjusted EPS to $6.11. Further, Mr. Dragisich oversaw the acquisition and supported the subsequent integration of Radisson ahead of schedule, reaching $85M in annual recurring synergies by year-end and surpassing the prior stretch target by 6%. In his new role as EVP, Operations and Chief Global Brand Officer, Mr. Dragisich successfully completed an organizational transformation to a segment-specific structure with a focus on customer-centricity, facilitating closer ties with guests and franchisees, while concurrently overseeing corporate development initiatives. In his EVP, Operations and Chief Global Brand Officer role, Mr. Dragisich’s teams drove positive domestic and overall portfolio unit growth as well as revenue intense unit growth that exceeded both budget and guidance. Dragisich’s teams also executed plans to grow the Core brand portfolio and improve the franchisee value proposition, including completing a Country Inn & Suites room refresh, developing a new Comfort prototype, and laying the groundwork for a Park Inn re-launch. Further, supporting upscale

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Compensation Discussion and Analysis
segment growth, Dragisich’s teams opened 9 Cambria’s on target and drove a record year of 61 openings across the Extended Stay portfolio, including 25 WoodSpring new construction openings and 25 Suburban Studios openings, which allowed the brand to achieve a milestone of 100 open hotels.
Mr. Pepper
Mr. Pepper led our in-year brand growth initiative, significantly exceeding (133 openings at year end versus the target of 109) the number of franchise contracts both sold and opened in the same calendar year. Further, in partnership with Ms. Wu, Mr. Pepper led the establishment of a repeatable process to improve opening success and ensure fully compliant development projects. He also supported the enterprise in driving and exceeding our franchisee retention goals.
Ms. Wu
Ms. Wu provided essential strategic and legal support to our Board and management, and her leadership, initiative and counsel impacts across initiatives and functions. She oversaw and managed the increasingly complex legal, regulatory, public policy, and enterprise risk environment associated with Choice’s growing public footprint, including as a result of the acquisition of Radisson Americas and its managed hotel business and the growth of both direct and indirect franchise agreements in international markets. She also played a proactive role in partnership with our other executives in supporting key corporate and business development activities focused on growth, operational initiatives driving company and franchisee success, and shareholder relations and outreach.
Mr. McDowell
In April 2023, under Mr. McDowell’s leadership, we launched the new Wells Fargo co-branded credit card providing richer rewards and benefits to the cardholders and seamlessly integrating with our loyalty program. New accounts exceeded target at 44.7k and revenue and EBITDA generated from the card exceeded plan by 27% and 39%, respectively. Further, the new card received second place for Best Travel & Hotel Credit Card in USA Today’s 2023 Readers’ Choice Awards. Mr. McDowell also led our Platform business expanding partnerships with Bluegreen, Penn and Rokt, while signing agreements for new partnerships with AARP, AAA and Tesla. The expansion of these programs and continued growth of our Procurement business resulted in the company exceeding its EBITDA target by $8.2 million or 13%. Finally, Mr. McDowell led the renegotiation of the Expedia contract that lowered OTA commissions, resulting in significant savings to franchisees.
Mr. Bonds
Per his eligibility under the severance agreement, Mr. Bonds received 100% of target related to his individual strategic component and actual attainment of Company results (120%).
2023 SHORT-TERM INCENTIVE PAYOUTS
As the adjusted 2023 operating income of $454.7 million exceeded the target of $445.6 million, the MIP incentive portion related to operating income for Messrs. Pacious, Oaksmith, Dragisich, Pepper, Bonds and McDowell, and Ms. Wu, was funded at 120%. Because the Company over-performed in relation to strategic initiatives, the MIP bonus portion related to strategic initiatives was funded at 132%.

	Target Incentive (%)	Target Incentive ($)	Actual Incentive ($)(1)	Actual Incentive as a Percent of Target (%)(2)
Patrick Pacious	200%	$2,300,000	$2,944,000	128%
Scott Oaksmith	75%	$323,107	$405,485	126%
Dominic Dragisich	115%	$744,623	$941,492	126%
David Pepper	75%	$441,415	$547,355	124%
John Bonds	65%	$329,523	$369,066	112%
Simone Wu	60%	$336,000	$423,360	126%
Robert McDowell	65%	$318,500	$367,167	116%
(1)Per his eligibility under the severance agreement, Mr. Bonds received 100% of target related to his individual strategic component and actual attainment of Company results (120%).
(2)For Mr. Oaksmith and Mr. Dragisich, the target incentive is as of December 31, 2023 and does not reflect the incremental adjustments related to promotions during the year.

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Compensation Discussion and Analysis
Long-Term Incentive Compensation
Long-term incentive compensation is the largest component of total compensation for our NEOs. Linking the greatest portion of total compensation to long-term objectives aligns executives’ interests with the interests of shareholders. The Committee believes this emphasis on the long-term, focuses executives on long-term investment decisions and proactive management of potential risks facing the business. To strengthen the tie between executive compensation and the Company’s performance, each executive’s targeted and actual pay mix may vary by position, with the positions that have a greater impact on performance / operations generally having more pay at risk in the form of long-term incentives.
ALL NEO LONG-TERM INCENTIVE MIX
In 2023, the Committee approved NEO awards of PVRSUs and stock options to the NEOs as follows:

75%	25%
PVRSUs (cumulative 3-year EPS with 15% rTSR modifier, three-year vesting period)	Stock Options (vest in equal installments over four-year period)
100% Performance-Based
In 2021, we moved to a 100% performance-based long-term incentive design through the grant of equally weighted PVRSUs and stock options, eliminating the service-based restricted stock component included in previous years. We continued this incentive design for the all NEO grants in 2022. In 2023, we moved to 75% PVRSUs and 25% stock options to further focus on EPS and TSR performance.
PVRSUs
The Company grants PVRSUs with performance conditions based on a financial performance metric, i.e., EPS, as well as a market condition criteria based on the Company’s TSR relative to a predetermined peer group. The vesting of PVRSU awards is contingent upon the Company achieving the EPS performance target and TSR performance relative to a peer group for the performance period, and the employees’ continued employment for a service period. These performance conditions affect the number of shares that will ultimately vest.
The 2023 All NEO PVRSUs granted utilize a combination of cumulative EPS performance (three years), rTSR (three years) and time-based (three years) vesting. Depending upon TSR performance against certain peers over the 3-year period, the PVRSU grant may be increased in value by 15% (if relative TSR is at or above the 75% percentile) or decreased in value by 15% (if relative TSR at or below the 25th percentile).
PVRSUs AWARDED TO ALL NEOs

Performance Metric	Weighting	Why Metric is Used	How Goals are Set

3-Year Cumulative EPS	100%	EPS is used because of its strong alignment with shareholder value creation.	The Committee, in conjunction with its Compensation Consultant, informed by Management's recommendation, approves the EPS goals in February of the performance year.

Relative TSR Percentile Rank*	15% Modifier	The use of a relative TSR modifier reflects the relative performance of the Company against a targeted peer group.	The Committee, in conjunction with its Compensation Consultant, informed by Management's input, approves the TSR peer group in February of the performance year.

*Peer group for rTSR modifier consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

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Compensation Discussion and Analysis
LONG-TERM INCENTIVE TARGET OPPORTUNITIES
The value of the long-term incentive opportunity granted to each NEO in 2023 was determined based on a fixed amount. Each NEO’s opportunity was determined based on the criticality of the role in achieving the short and long-term, financial and strategic goals of the Company and relative to the competitive market.
The following table sets forth the equity award grant value for the annual February 2023 grants and base salary for each NEO as of December 31, 2023:

NEO	12/31/23 Base Salary	Target Grant Value	2023 Annual Equity Award Grant Date Fair Value(2)
Pacious	$1,150,000	$2,000,000	$2,000,146
Oaksmith	$525,000	$787,500	$522,063
Dragisich	$750,000	$2,000,000	$2,260,097
Pepper	$592,000	$1,100,000	$1,100,050
Bonds(1)	$510,000	$867,000	$867,125
Wu	$560,000	$700,000	$700,062
McDowell	$490,000	$784,000	$784,133
(1)Mr. Bonds base salary is shown as of the date of his termination, November 10, 2023
(2)Represents annual management grants awarded March 2, 2023.
The fair value of TSR PVRSUs are estimated using a Monte Carlo simulation method as of the date of award grant. Compensation expense is recognized ratably over the requisite service period, regardless of whether the market conditions are achieved and the awards ultimately vest.
PVRSUs GRANTED PRIOR TO 2023
Completed PVRSU Grants
2020-2022 rTSR PVRSUs
Choice utilized a new 2020 rTSR PVRSU to create focus and reinvest in its existing talent who led the company through the pandemic crisis and were critical to its business recovery plans. Given the close alignment of rTSR to shareholder value, Choice continues to use rTSR as both a primary performance metric and as a modifier for EPS-based PVRSUs. The 2020-2022 rTSR PVRSUs paid out at 194.4% of target. These awards vested on March 2, 2023.
2020-2022 EPS-Based PVRSUs
While the 2020-2022 PVRSUs previously had not been expected to achieve threshold performance for payout due to the impact of COVID-19 beginning in early 2020, as a result of the Company's significant achievement in delivering strong financial results, including three straight years of RevPAR growth exceeding the industry, these PVRSUs were achieved just above threshold at 54%. There was no modifier on these EPS-based grants. The cumulative EPS target was $13.48 for the performance period 2020-2022 and the threshold was $12.13. The actual three-year cumulative EPS applicable to the 2020-2022 EPS-Based PVRSUs was $12.28, reflecting 91% of target and a payout of 54% of target. These awards vested on March 2, 2023.
2021-2023 EPS-Based PVRSUs with TSR Modifier
The NEO 2021 PVRSU grant was based on the two-year performance period 2021 through 2022, with eligibility for a three-year TSR modifier. The cumulative EPS target was $5.78 for the performance period 2021-2022 and the threshold was $4.62. The actual two-year cumulative EPS applicable to the 2021-2023 EPS-Based PVRSUs with TSR Modifier was $9.93, reflecting 172% of target and a payout of 200% of target. The company’s relative TSR over the measurement period (2021-2023) totaled 10.8%, representing a rank of 46% compared to the peer set. As a result, there is no modifier applied to the grant vesting. These awards vested on March 2, 2024.

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Compensation Discussion and Analysis
Outstanding PVRSU Grants (1)(2)(3)

2020	2021	2022	2023	2024	2025	2026	2027	2028	Status

2020-2022 PVRSUs NEOs Cumulative EPS			Vested March 2, 2023						•Just above threshold; 54% payout

2020-2022 PVRSUs * NEOs Relative TSR - Tranches lock at end of 2020, 2021, 2022(4)			Vested March 2, 2023						•First two performance periods certified at 200%, third at 183.3%; total payout 194.4%

2020-2024 PVRSUs Mr. Pacious Relative TSR - Tranches lock and vest at end of 2022, 2023, 2024(1)(4)			Tranche 1 certifies and vests on March 2, 2023 (if earned)	Tranche 2 certifies and vests on March 2, 2024 (if earned)	Tranche 3 certifies and vests on March 2, 2025 (if earned)				•Tranche 1 certified at 266.7% Tranche 2 certified at 76%

	2021-2023 NEOs 2021-2022 EPS, with three year +/- 15% relative TSR modifier(5)			Vested on March 2, 2024					•Certified at 200%; 0% TSR modifier

	2021-2025 Mr. Pacious Mr. Dragisich Relative TSR Tranches locks and vests at end of 2023, 2024, 2025(4)			Tranche 1 certifies and vests on March 2, 2024 (if earned)	Tranche 2 certifies and vests on March 2, 2025 (if earned)	Tranche 3 certifies and vests on March 2, 2026 (if earned)			•Tranche 1 and 2 certified at 0%

		2022 to 2026 Mr. Pacious Mr. Dragisich Relative TSR(4) 5-year vesting (certifies and vests at 3-year, 4-year, 5-year) first tranche certifies 10%, second 20%, third 70%			Tranche 1 certifies and vests 10% on March 2, 2025 (if earned)	Tranche 2 certifies and vests 20% on March 2, 2026 (if earned)	Tranche 3 certifies and vests 70% on March 2, 2027 (if earned)		Period not yet complete

		2022 - 2024 All NEOs Cumulative EPS w 15% modifier(5)			Vests on March 2. 2025 (if earned)				Period not yet complete

		2022 - 2025 Pepper Deal Value with Hotel Opening Modifier(6)				Vests on March 2, 2026 (if earned)			Period not yet complete

			2023 - 2025 NEOs Cumulative EPS w 15% TSR modifier(5)			Vests on March 2, 2026 (if earned)			Period not yet complete

PVRSU Graphic Notes:
(1)Performance achievement levels relative to threshold, target and maximum are established at the beginning of the performance period, as well as the corresponding percentage of the target grant that will be earned at each achievement level. As a result, the number of PVRSUs that vest during any performance period may range from 0% to 300% of the initial grant.
(2)PVRSU targets tied to strategic and financial goals are set after considering the Company’s business plan and anticipated market performance. Due to competitive reasons, goals will be disclosed after the fact. When granted, we expected the achievement of the targets related to the 2020-2022, 2020-2024, 2021-2023, 2021-2025, 2022-2027, 2022-2024, 2022-2025 and 2023-2025 PVRSU grants to be at least as difficult as we expected the achievement of the 2021 to 2022 performance period EPS target to be when granted.
(3)Certain PVRSUs based on relative TSR require performance at the 65th percentile to pay out at target.
(4)rTSR peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(5)rTSR peer group consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(6)PVRSU targets deal value calculation with a modifier for hotel openings.

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Compensation Discussion and Analysis
Compensation Decision-Making Processes
Role of the Human Capital and Compensation Committee
The Committee establishes the Company’s compensation principles that guide the design of compensation plans and programs for our executives. The Committee is charged with setting the compensation of the Company’s executives and implementing our compensation program. In carrying out its responsibilities, the Committee endeavors to achieve and maintain an executive compensation package that is both fair and competitive in furtherance of the Company’s goals, including increasing shareholder value. The Committee also monitors executive development and succession planning and conducts an extensive talent review of the Company’s leadership.
As part of its responsibility and oversight, the Committee reviews corporate goals and objectives relevant to CEO compensation, evaluates performance considering these goals and objectives, and recommends CEO compensation based on this evaluation to the Board for approval. For the other NEOs, the Committee reviews and approves changes to base salary, annual and long-term incentive plan performance targets and the achievement against those goals, and equity-based compensation design, delivery and value; in doing so, the Committee considers the results of the most recent say-on-pay vote and feedback received from shareholders. In addition, the Committee reviews and approves all compensation-related agreements, including employment agreements, severance and change-of-control arrangements and any other special supplemental compensation and/or benefits for executives, except for the CEO for which the Committee makes a recommendation to the Board for approval. The Committee also engages in an annual risk assessment related to the Company’s compensation programs and practices.
Role of the Independent Compensation Consultant
The Committee has authority to retain outside compensation consultants and advisors to assist the Committee. The Committee is directly responsible for the appointment, compensation and oversight of any compensation consultant. The compensation consultant reports directly to the Committee and pursuant to the Committee’s instructions, works with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee.
The Committee currently retains Meridian Compensation Partners to review market trends and advise the Committee regarding executive compensation matters. For a full description of the compensation consultant’s role in advising the Committee, see “Corporate Governance - Committees of the Board” above.

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Compensation Discussion and Analysis
Role of Management
In conjunction with the Committee Chairman, management prepares and presents specific compensation proposals to the Committee for consideration as follows:
•The CEO may make recommendations to the Committee regarding the assessment of individual executive performance (other than his own) and corresponding compensation actions.
•The CEO and Chief Human Resources Officer may make recommendations regarding compensation, including incentive and other benefits plan design and delivery.
•The CEO and Chief Human Resources Officer may make recommendations regarding financial and non-financial targets under our annual incentive plan and our PVRSU awards.
At the direction of the Chairman of the Committee, management prepares and distributes to Committee members agendas, meeting materials and Company data in preparation for Committee meetings. NEOs do not play a role in their own individual compensation determination, other than discussing individual performance objectives with the CEO.
Compensation Competitive Analysis
The Committee considers many factors in determining NEO compensation, including the following:
•Company culture and philosophy
•Historical performance of the individual and executive team
•Importance of the executive’s role in the execution of the Company’s short- and long-term objectives
•Timeliness and effectiveness of response to changing economic and business climate
•Executive compensation market trends of peer companies in the hospitality, franchising and other related market sectors.
USE OF COMPETITIVE MARKET DATA
The Committee reviews competitive market data of companies with which we compete in business and/or for talent. Specifically, the Committee reviews data from companies with the following characteristics:
1.Revenue comparability (considering franchise system-wide gross room revenue)
2.Business complexity
3.Franchising focus (multi-brand)
4.Technology focus
Technology capability and focus are particularly relevant to Choice as we seek to drive business through our distribution channels, strengthening our propriety contribution and the value of our brands. Market data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies. However, the Committee does not use comparative market data to “benchmark” the amount of total compensation or any specific element of compensation for our executives.
Choice’s peer group is developed to support Choice Hotels’ unique business model and objectives, recognizing that its GAAP revenue is not indicative of the breadth of executive responsibilities due to its franchise business model.

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Compensation Discussion and Analysis
COMPENSATION PEER GROUP
Choice reevaluates its compensation peer group annually with the assistance of its compensation consultant. The Committee believes that the peer group, consisting of a diverse set of companies, suitably matches the Company’s increasingly complex business model and business mix and exemplifies the incentives that the Company plans to use in driving future performance outcomes. Information from the peer group is used as a general reference in evaluating the Company’s compensation practices.

Hotels	REITs	Non-Hotel Multi-Brand Franchisors		Misc. Hospitality

•Hilton Worldwide Holdings •Hyatt Hotels Corp. •Marriott International •MGM Resorts International •Wyndham Hotels & Resorts •Wynn Resorts	•Host Hotels	•Chipotle Mexican Grill •Domino’s Pizza •Dine Brands •Fiesta Restaurant Group •Wendy’s	•Bloomin’ Brands •Brinker International •Papa John’s	•Caesar's Entertainment •Las Vegas Sands Corp •Vail Resorts

One of the elements Choice evaluates in determining its peer group is the system-wide revenue of its peer companies. Choice views system-wide revenue as one of the most relevant reflections of a company's true size and complexity.
PVRSU-Related Peer Groups
Choice has separate peer groups related to rTSR PVRSU and its PVRSU modifier. For the rTSR PVRSUs other than the 15% PVRSU modifier, the peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries. For the 15% rTSR modifier on the 2021, 2022 and 2023 PVRSU grants, the peer group consists of S&P 400 Mid-Cap Consumer Discretionary index plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

68

Compensation Discussion and Analysis
Other Benefit Programs and Policies
Other Executive Benefits
PERQUISITE ALLOWANCE
The Company maintains a Flexible Perquisite Plan to enhance our ability to recruit and retain key executives. The plan design and prevalence of benefits are reviewed annually against the market and are consistent with market practice within the peer group.
Under the Company’s Flexible Perquisite Plan, each NEO and certain other executives are eligible to receive an aggregate amount that may be used by the executive for reimbursement of any of the following benefits: financial and estate planning, legal and tax services, supplemental life insurance premiums, club membership dues, airport security programs, certain health care and fitness expenses, dependent and elderly care, and child care expenses. The reimbursement amount for each NEO is based on the executive’s title, role within the Company and scope of responsibilities. These reimbursements represent taxable income to the executive. The executive is responsible for paying any associated tax on amounts reimbursed under the Flexible Perquisite Plan and no tax gross-up is provided. If an executive incurs reimbursable costs that are less than the aggregate reimbursable amount, any remaining allowance is forfeited and cannot be carried forward to the next year. We believe the Company’s cost to provide this Plan is minimal compared to the recruitment and retention value the program offers in competing for talent.
In 2023, the aggregate amount of reimbursement available to each NEO under the Flexible Perquisites Plan was as set forth below. Mr. Pacious received a waiver to the Flexible Perquisite Plan in 2023 to allow reimbursement for monthly maintenance of a business-related security system. For actual amounts reimbursed to each NEO, see the All Other Compensation column of the Summary Compensation Table.

Pacious	$31,800
Oaksmith	$15,000
Dragisich	$15,000
Pepper	$15,000
Bonds	$15,000
Wu	$15,000
McDowell	$15,000
STAY AT CHOICE AND OTHER BENEFITS
Through the Stay at Choice program, the Company seeks to further our senior executives’ use of our hotels for personal traveling. The Company offers officers and directors reimbursements for nightly room charges when staying at the Company’s franchised properties for travel outside of express business purposes, up to $40,000 annually. An executive’s use of this plan is a valuable source of input and feedback regarding the value and consistency of our product. The program also encourages an important connection with franchisees. The Company pays the tax and gross-up associated with reimbursements under the Stay at Choice program.
The Company reimbursed Mr. Dragisich for the cost associated with an annual executive physical. Mr. Pacious, Mr. Pepper and Ms. Wu are also eligible for this benefit. The Company reimbursed each of the NEOs, except Mr. Bonds and Mr. McDowell, for an executive individual life insurance policy with coverage in the amount of $1,000,000. Premiums on the life insurance policy are added to each executive’s taxable income for the year.
Pursuant to the letter agreement between the Company and Mr. Pacious ("Aircraft Usage Agreement"), Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use. While Company aircraft is generally otherwise used for Company business only, the Company’s Aircraft Policy enables the CEO and other executives to use Company aircraft for personal travel for themselves and their families and other travel companions in emergency or extraordinary situations, or based on health, safety, security or similar concerns. Any such personal travel not pursuant to Mr. Pacious' Aircraft Usage Agreement must be approved on a case-by-case basis by at least two of the following: the Company’s Chairman, the lead independent director, and the Chair of the Audit Committee.
For the aggregate cost to the Company of each of the perquisites or other benefits described above, see the All Other Compensation column of the Summary Compensation Table.

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Compensation Discussion and Analysis
Non-Qualified Deferred Compensation Plan
NEOs are eligible to defer their base salary, annual cash incentive and long-term incentive plan distribution. Deferrals are held in a Rabbi Trust and, while 100% vested, are subject to the claims of general creditors. The non-qualified plan provides the NEOs with a long-term capital accumulation opportunity through a range of investment opportunities intended to mirror those of the 401(k) plan. The plan is designed to comply with section 409A of the Internal Revenue Code (the “Code”).
The non-qualified plan is provided due to the regulatory limits on the amount of compensation that can be contributed to a qualified retirement plan in any given year.
The earnings on Mr. Pacious' and Mr. Pepper's accounts are reported in the Summary Compensation Table as they represent earnings on amounts that have been grandfathered under a prior deferred compensation plan. These amounts are categorized as guaranteed preferential earnings to the applicable NEOs. These two executives are the only individuals remaining in the relevant deferred compensation plan.
For more information on these plans, see the All Other Compensation column of the Summary Compensation Table below, and the Non-Qualified Deferred Compensation table below.
Executive Share Ownership and Holding Requirements
Our Executive Share Ownership Guidelines are intended to align the interests and actions of executives with the interests of shareholders and promote our longstanding commitment to sound corporate governance.
Under the guidelines, each NEO must attain ownership of qualifying shares, with a market value equal to a multiple of the executive’s then-current base salary, within five years after first becoming a covered executive.
As of December 31, 2023, each NEO holds more than the required shares.
The table below details the required market value for each category of executive officer:

NEO(1)	Required Ownership as a Multiple of Salary	Actual Ownership as a Multiple of Salary
Patrick Pacious	5x	40.3x
Scott Oaksmith	3x	7.2x
Dominic Dragisich	3x	12.8x
David Pepper	3x	19.7x
Simone Wu	3x	9.1x
Robert McDowell	3x	9.2x
(1)The table excludes Mr. Bonds, who terminated employment with Choice on November 10, 2023.
Stock ownership counting toward satisfaction of the guidelines includes:
•Stock purchased on the open market;
•Stock obtained through stock option exercises;
•Time-based restricted stock issued by Choice, if the stock is continuously held; and
•Stock beneficially owned in trust or by immediate family members residing in the same household.
If an executive does not attain the ownership levels within the five-year period, and thereafter maintain the ownership levels, the Committee may:
•Require that the transfer or payout of up to 50% of the executive’s MIP be paid in the form of Choice stock and/or adjust the amount or composition of any future cash or equity compensation;
•Restrict the executive from selling or otherwise disposing of Choice stock;
•Forego the future grant of any equity awards to the executive; or
•Take any other actions reasonably designed to assist or enable the executive to satisfy the guidelines.
In addition, NEOs must meet specified exemption criteria or obtain permission before selling stock that would result in their holdings dropping below the guideline requirements.

70

Compensation Discussion and Analysis
Hedging and Pledging Transactions
In February 2017, the Board amended the Company’s Insider Trading Policy to prohibit all associates (which includes all NEOs and other Choice employees, directors, contract staff and consultants) from engaging in hedging transactions involving Company stock, such as prepaid variable forwards, equity swaps, collars and exchange funds.
In December 2017, the Board further updated the Insider Trading Policy to prohibit all associates, other than directors, from holding shares in a margin account or pledging shares as collateral for a loan.
In connection with the hedging policy, there is a limited exception for certain shares owned by directors who are members of the Bainum family - the Company’s founding family who currently collectively beneficially own approximately 39% of the Company’s outstanding shares. The exception provides that Choice securities indirectly held by a director who is a Bainum family member are not subject to the hedging policy as long as the relevant Choice securities (i) were not received as compensation by an individual director and (ii) are held by an entity in which the Bainum family director does not own a majority of the overall economic interest.
In approving the limited exceptions to the hedging and pledging policies, the Board took into account the purpose of the Insider Trading Policy (which includes the hedging and pledging policies), namely, to govern actions of the Company employees, officers and directors, while recognizing the multiple existing ownership structures and vehicles (such as holding companies and trusts) pursuant to which one or more members of the Bainum family, the significant majority of whom are not directors of the Company, indirectly own shares of the Company.
Directors are permitted to pledge Company shares only with Company approval. No directors currently have pledged Company shares. The possibility of approval is intended primarily to recognize that the Bainum family directors hold significant personal wealth in Choice stock and the long-term interests of the Company are served by their long-term view tied to their holdings.
Executive Compensation Recovery “Clawback” Policy
The Company’s Clawback Policy gives the Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements. In 2023, the Committee approved an amendment to the Clawback Policy to comply with new NYSE listing standards. The Clawback Policy applies to all executive officers (as defined under the applicable rules) and requires the Company to seek to recoup certain incentive-based compensation from current or former officers and in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
Severance and Change in Control Arrangements
All provisions granting severance payments upon termination following a change in control were adopted to ensure that the executives will not be tempted to act in their own interests rather than the interests of the Company’s shareholders in the event the Company is considering a change in control transaction. Executives may lose their ability to influence the Company’s performance after a change in control and may not be in a position to earn incentive awards or vest in equity awards, and thus might be biased against such a transaction. The Committee believes the severance provisions ensure executives who are unexpectedly terminated for reasons outside of their control are appropriately compensated for a limited period following termination.
Each of the NEOs is entitled to receive various payments and continued benefits upon certain triggering termination events. For each of the NEOs they are set forth in a non-competition, non-solicitation and severance benefit agreement.
The terms of the severance provisions and benefits in each of these agreements and the Choice Severance Benefit Plan were based on what the Committee believed was competitive with market at the time of adoption.
Further, the Committee believes that the severance, non-competition and non-solicitation provisions are typical within the hospitality and franchise industry and are reasonable and enforceable.
Mr. Pacious’ agreement provides for, in the event of termination without cause or constructive termination, a lump-sum payment of 200% of his base salary and bonus opportunity and up to two years of termination benefits. Mr. Pacious’ agreement further provides for, upon termination following a change in control (based on a “double trigger”), a lump-sum payment of 250% of his base salary plus 250% of his annual bonus.
Each of Messrs. Oaksmith's, Dragisich’s, Pepper's, Bonds' and McDowell's and Ms. Wu’s agreements provide for 70 weeks of severance and termination benefits in the event of termination without cause or constructive termination, or for severance payments upon termination of the executive following a change in control (based on a “double trigger”) equal to a lump sum payment of 200% of the executive’s base salary plus 200% of the executive’s annual bonus.

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Compensation Discussion and Analysis
These agreements do not provide for gross-up payments for excise tax.
For a more detailed discussion of the arrangements applicable to each NEO, including an estimated quantification of the benefits payable to each officer assuming a termination event as of December 31, 2023, see “Potential Payments Upon Termination or Change of Control” below.
Compensation Risk Mitigation
The Committee annually reviews the Company’s incentive plans, compensation programs and practices, and the processes for implementing these programs for our NEOs and other employees to determine whether these compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Committee considered analysis performed by Company management regarding the Company’s compensation policies and practices.
The factors considered by the Committee include:
•the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
•our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
•how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short and long term;
•our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
•material adjustments, if any, that we have made to our compensation policies and practices as a result of changes in our risk profile.
The Company fosters a culture of compliance and the Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) the performance goals relate directly to the business plan approved by the Board, (ii) the Company has ownership requirements, restrictions on hedging, restrictions on pledging of securities and a clawback policy and (iii) there is an appropriate balance between our annual incentives and long-term incentives, with a particular emphasis on long-term value creation for our executives that aligns with shareholder value creation.
Based on this review, the Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

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Human Capital and Compensation Committee Report
Recommendation
The Human Capital and Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based upon such review and discussions, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
John P. Tague, Chairman
William L. Jews
Liza K. Landsman
Ervin R. Shames
Maureen D. Sullivan

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Executive Compensation Tables
Summary Compensation Table
The following table summarizes total compensation paid or earned by each of the NEOs for the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Patrick Pacious	2023	1,150,000	—	1,500,107	500,039	2,944,000	6,800	278,839	6,379,785
President and Chief Executive Officer	2022	1,133,846	—	31,000,231	1,000,027	4,600,000	7,772	251,873	37,993,749
	2021	1,067,076	—	4,100,102	2,600,024	3,217,808	9,142	158,888	11,153,040
Scott Oaksmith	2023	470,000	—	391,542	130,521	405,485	—	92,941	1,490,489
Chief Financial Officer (as of 8/31)		—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—
Dominic Dragisich	2023	703,846	—	1,695,074	565,023	941,492	—	153,149	4,058,584
Chief Financial Officer (1/1 - 8/30); EVP, Operations & Chief Global Brand Officer (as of 8/31)	2022	633,846	—	8,500,106	1,000,027	1,271,233	—	107,217	11,512,429
	2021	573,804	—	1,704,872	954,800	997,075	—	76,781	4,307,332
David A. Pepper	2023	588,077	—	825,022	275,028	547,355	121,740	72,837	2,430,059
Chief Development Officer	2022	565,769	—	1,550,114	550,010	524,181	138,101	67,010	3,395,185
	2021	529,508	—	500,020	500,024	742,500	163,671	56,830	2,492,553
John Bonds	2023	451,616	—	650,343	216,782	369,066	—	103,482	1,791,289
Senior Vice President, Enterprise Operations and Technology	2022	489,539	—	422,585	422,509	503,601	—	42,211	1,880,445
	2021	475,262	—	408,364	408,352	553,029	—	43,062	1,888,069
Simone Wu	2023	560,000	—	525,025	175,037	423,360	—	61,236	1,744,658
Senior Vice President, Gen Counsel, Corporate Secretary & External Affairs	2022	556,539	—	325,043	325,024	651,594	—	66,205	1,924,405
	2021	531,611	—	400,079	400,008	476,410	—	69,504	1,877,612
Robert McDowell	2023	486,539	—	588,117	196,016	367,167	—	84,392	1,722,231
Chief Commercial Officer		—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—
(1)Values reflect base salary actually received by each NEO in the years presented, which depending on the position of pay periods within a calendar year, may not equal a NEO’s stated annual salary.

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Executive Compensation Tables
(2)For each of the NEOs, amounts shown in the Stock Awards column for 2023, 2022 and 2021 include the grant date fair values for Restricted Stock ("RS") and PVRSUs.
The values included for PVRSUs are based on the probable outcome of the performance goals on the grant date (100% of the performance target), computed in accordance with FASB ASC Topic 718. Assumptions used to calculate fair value for Stock and Option Awards for 2023 are discussed in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The actual value realized by each individual with respect to PVRSU awards will depend on the Company’s actual performance relative to the performance goals, with vesting of actual shares ranging from 0% to 300% for PVRSUs based on actual performance against the performance target established at the time of grant.
The grant date fair value based on the probable outcome for the March 2, 2023 PVRSU awards was $1,500,107 for Mr. Pacious, $391,542 for Mr. Oaksmith, $1,695,074 for Mr. Dragisich, $825,022 for Mr. Pepper, $650,343 for Mr. Bonds, $525,025 for Ms. Wu and $588,117 for Mr. McDowell. The grant date fair value based on the maximum outcome for the March 2, 2023 PVRSU awards was $3,000,214 for Mr. Pacious, 783,084 for Mr. Oaksmith, $3,390,148 for Mr. Dragisich, $1,650,044 for Mr. Pepper, $1,300,686 for Mr. Bonds, $1,050,050 for Ms. Wu and 1,176,234 for Mr. McDowell.
The grant date fair value based on the probable outcome for the February 25, 2022 PVRSU awards was $6,000,092 for Mr. Pacious, $2,250,071 for Mr. Dragisich, $1,550,114 for Mr. Pepper, $325,043 for Ms. Wu and $422,585 for Mr. Bonds. The grant date fair value based on the maximum outcome for the February 25, 2022 PVRSU awards was $17,000,212 for Mr. Pacious, $4,500,142 for Mr. Dragisich, $3,100,228 for Mr. Pepper, $650,086 for Ms. Wu and $845,170 for Mr. Bonds.
The grant date fair value based on the probable outcome for the February 28, 2021 PVRSU awards was $2,600,042 for Mr. Pacious, $954,841 for Mr. Dragisich, $500,020 for Mr. Pepper, $400,079 for Ms. Wu and $408,364 for Mr. Bonds. The grant date fair value based on the maximum outcome for the February 28, 2021 PVRSU awards was $9,700,264 for Mr. Pacious, $3,409,742 for Mr. Dragisich, $1,000,040 for Mr. Pepper, $800,158 for Ms. Wu and $816,728 for Mr. Bonds.
(3)The amounts shown under the Option Awards column for 2023, 2022 and 2021, are valued based on the grant date fair value using the Black-Scholes Option Pricing model.
(4)Values reflect the cash awards earned by each of the NEO under the 2023 Management Incentive Plan. For a discussion of the performance targets under the 2023 Management Incentive Plan, see the description under the heading "Short-Term Incentive Compensation" above. For a discussion of the potential amounts payable to each NEO under the 2023 Management Incentive Plan, see the Grants of Plan-Based Awards Table below.
(5)Values reflect the preferential earnings on non-qualified deferred compensation under the Executive Deferred Compensation Plan (“EDCP”). The values reported are based on the excess of the return on amounts credited to accounts in the EDCP at the annually designated rate of return over 120% of the applicable federal long-term rate.
(6)See the All Other Compensation table below for additional information on the amounts included for each NEO in the 2023 All Other Compensation column.
All Other Compensation
The following table illustrates the components of the 2023 All Other Compensation column in the Summary Compensation Table above:

	Company EDCP/Non- Qualified Match ($)	Company 401(k) Match ($)	Other Benefits(a) ($)	Tax Payments(b) ($)	Total ($)
Pacious	69,750	16,500	184,089	8,500	278,839
Oaksmith	18,750	16,500	37,545	20,146	92,941
Dragisich	36,288	16,500	61,032	39,329	153,149
Pepper	27,606	16,500	23,514	5,217	72,837
Bonds	17,371	16,500	69,489	122	103,482
Wu	25,500	16,500	19,236	—	61,236
McDowell	19,990	16,500	32,825	15,077	84,392
(a)Benefits in this column include the following amounts or types of compensation:
•reimbursement for personal stays during 2023 under our Stay at Choice program, which was $8,500 for Mr. Pacious; $20,146 for Mr. Oaksmith; $39,329 for Mr. Dragisich; $5,217 for Mr. Pepper; $122 for Mr. Bonds and $15,077 for Mr. McDowell (amounts do not necessarily reflect how often an NEO stays at Choice properties as the policy applies only for personal stays; in addition, some NEOs may not submit every personal stay for reimbursement under the Stay at Choice program);
•reimbursement of club dues incurred in 2023 under the Flexible Perquisites Program, which was $9,485 for Mr. Pacious; $6,081 for Mr. Oaksmith; $1,689 for Mr. Dragisich; $7,800 for Mr. Pepper; $760 for Mr. Bonds and $4,894 for Ms. Wu;
•reimbursement of financial and tax planning services, and legal expenses incurred during 2023 under the Flexible Perquisites Program, which was $19,550 for Mr. Pacious; $160 for Mr. Oaksmith; $13,311 for Mr. Dragisich; $7,200 for Mr. Pepper; $13,000 for Mr. Bonds; $6,379 for Ms. Wu and $15,000 for Mr. McDowell;
•reimbursement of health and wellness expenses incurred during 2023 under the Flexible Perquisites Program, which was $2,765 for Mr. Pacious; $5,158 for Mr. Oaksmith and ;$3,377 for Ms. Wu;
•reimbursement of supplemental life insurance premiums in 2023 under the Flexible Perquisites Program, which was $3,600 for Mr. Oaksmith and $352 for Ms. Wu;

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Executive Compensation Tables
•reimbursement of security expenses incurred during 2023 under the Flexible Perquisites Program, which was $636 for Mr. Pacious and $189 for Mr. Bonds.
•Severance payments of $54,923 to Mr. Bonds.
•For all NEOs, except for Mr. Pacious, other miscellaneous income of approximately $500.
•Mr. Pacious was granted an exception to his yearly allowance for maintenance expenses in connection with a security system, which are included in the amounts above and resulted in an overage of his yearly allowance by $(636);
•The aggregate incremental aircraft usage costs associated with Mr. Pacious’ personal use of the Company aircraft in 2023 were $137,421. None of the other NEOs used the Company aircraft for personal purposes in 2023. The incremental cost to the Company for personal use of the Company aircraft is calculated from an hourly rate based on the variable operational costs of each flight, including average fuel cost, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. Where applicable, income is imputed to the NEO for income tax purposes and
•group term life insurance premiums paid by Choice on behalf of each NEO.
For the purpose of business entertainment, the Company has season tickets to certain sporting events or other cultural activities. When these tickets are not used for business entertainment, they may be available to NEOs and other personnel. No compensation value for such tickets is included in the table above.
(b)Represents amounts paid during 2023 with respect to reimbursement for payment of taxes under our Stay at Choice program which provides reimbursements to senior executives when staying at Choice Hotels properties for purposes other than business.

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Executive Compensation Tables
Grants of Plan-Based Awards Table
The Committee determines the aggregate equity value to be awarded to each NEO annually as discussed above in Compensation Discussion and Analysis, under the heading Long-Term Incentive Compensation. In 2023, the aggregate annual equity value for each of the NEOs was divided into awards of approximately 25% stock options and 75% PVRSUs. For options granted to these NEOs, the value of the aggregate equity grant to be delivered as options is divided by the Black-Scholes value on the date of grant to determine the number of shares to be granted. For example, as discussed above in Compensation Discussion and Analysis, Ms. Wu's long-term equity grant value on March 2, 2023 was 125.0% of her base salary, or $700,062. Approximately one-quarter of this value, or $175,037 was granted as stock options. The Black-Scholes value was $42.64. Thus, the number of shares subject to Ms. Wu's option grant on March 2, 2023 was determined as follows: $175,037/$42.64 = 4,105 shares. The value of the aggregate equity grant to be delivered as PVRSUs ($525,025) was divided by the closing price of Choice’s Common Stock on the date of grant, or $123.71. Thus, Ms. Wu's stock grant was determined as follows: $525,025/$123.71 = 4,244 shares, consisting of 4,244 PVRSUs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pacious		1,150,000	2,300,000	4,600,000
	3/2/2023				6,063	12,126	27,890				1,500,107
	3/2/2023								11,727	123.71	500,039
Oaksmith		196,875	393,750	787,500
	3/2/2023				1,583	3,165	7,280				391,542
	3/2/2023								3,061	123.71	130,521
Dragisich		431,250	862,500	1,725,000
	3/2/2023				6,851	13,702	31,515				1,695,074
	3/2/2023								13,251	123.71	565,023
Pepper		222,000	444,000	888,000
	3/2/2023				3,335	6,669	15,339				825,022
	3/2/2023								6,450	123.71	275,028
Bonds		—	—	—
	3/2/2023				—	—	—				650,343
	3/2/2023								5,084	123.71	216,782
Wu		168,000	336,000	672,000
	3/2/2023				2,122	4,244	9,761				525,025
	3/2/2023								4,105	123.71	175,037
McDowell		159,250	318,500	637,000
	3/2/2023				2,377	4,754	10,934				588,117
	3/2/2023								4,597	123.71	196,016
(1)For the NEOs other than Mr. Bonds, who terminated November 2023, threshold amount reflects the threshold payment level under the Company’s 2023 Management Incentive Plan, which is 50% of the target amount. Maximum amount reflects 200% of the target amount. For a discussion of the performance targets under the 2023 Management Incentive Plan, see Short-Term Incentive Compensation above. For the actual payments made to each NEO pursuant to the 2023 Management Incentive Plan, see the 2023 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)For the NEOs other than Mr. Bonds, who terminated November 2023, the amounts represent the range of PVRSU awards upon vesting. The March 2, 2023 award will cliff vest in three years upon meeting the minimum threshold requirements of the 2023-2025 EPS performance period as modified by the rTSR versus peer group percentile for the measurement period from 2023-2025. The awards have a maximum payout opportunity of 230% of target. During the performance periods for these awards, dividends accrue on the PVRSUs at the same rate as dividends are paid out on our outstanding Common Stock; provided, however, that dividends are paid at the time of vesting based on the number of shares that actually vest.
(3)Represents grants of RS to each NEO. None were awarded in 2023.
(4)Represents grants of stock options to each NEO. These awards vest in equal installments on the anniversary of the grant date over a four-year period, based on the continued employment of the officer.
(5)The exercise price of an option is equal to the closing price of Choice Common Stock on the date of grant. Fair market value was established by the Committee as the closing price reported on the NYSE on the date of the grant

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Executive Compensation Tables
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Choice has entered into a Non-Competition, Non-Solicitation and Severance Benefit Agreement (“Severance Benefit Agreement”) with each of Messrs. Pacious, Oaksmith, Dragisich, Pepper, Bonds and McDowell and with Ms. Wu.
Mr. Pacious
Mr. Pacious, the Company’s current President and CEO, entered into an amended and restated Non-Competition, Non-Solicitation and Severance Benefit Agreement (the "Pacious Severance Benefit Agreement"), with an effective date of September 12, 2017, as amended May 24, 2022. The Pacious Severance Benefit Agreement amended the Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company effective May 5, 2011 (as amended pursuant to an Amendment dated March 13, 2012). The Pacious Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Mr. Pacious received a base salary of $1,150,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 200% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Pacious is entitled to participate in all other fringe benefits afforded Choice employees of his status.
On May 24, 2022, the Company and Mr. Pacious entered into the Aircraft Usage Agreement whereby Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use.
Mr. Oaksmith
Mr. Oaksmith, the Company’s Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 26, 2020, (the “Oaksmith Severance Benefit Agreement”). The Oaksmith Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Mr. Oaksmith received a base salary of $525,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 75.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Oaksmith is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. Dragisich
Mr. Dragisich, the Company’s EVP, Operations & Chief Global Brand Officer and previous Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 6, 2017, (the “Dragisich Severance Benefit Agreement”). The Dragisich Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Mr. Dragisich received a base salary of $750,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 115% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Dragisich is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Executive Compensation Tables
Mr. Pepper
Mr. Pepper, the Company’s Chief Development Officer, entered into a Severance Benefit Agreement with the Company effective April 7, 2023, (the “Pepper Severance Benefit Agreement”). This superseded the Choice Hotels International Severance Benefit Plan, which Mr. Pepper was covered under previously. The Pepper Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Mr. Pepper received a base salary of $592,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 75.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Pepper is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. Bonds
Mr. Bonds, the Company’s Senior Vice President, Enterprise Operations and Technology, entered into a Severance Benefit Agreement with the Company effective February 23, 2018 (the “Bonds Severance Benefit Agreement”). The Bonds Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Mr. Bonds terminated from the Company effective November 10, 2023. Pursuant to Company action and policies, as of November 10, 2023 Mr. Bonds received a base salary of $510,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 65% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Bonds is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Ms. Wu
Ms. Wu, the Company’s Senior Vice President, General Counsel and Secretary, entered into a Severance Benefit Agreement with the Company effective February 13, 2012, as amended March 25, 2013, (the “Wu Severance Benefit Agreement”). The Wu Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Ms. Wu received a base salary of $560,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 60% of her base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Ms. Wu is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. McDowell
Mr. McDowell, the Company’s Chief Commercial Officer, entered into a Severance Benefit Agreement with the Company effective February 22, 2019, (the “McDowell Severance Benefit Agreement”). The McDowell Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2023 Mr. McDowell received a base salary of $490,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 65.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. McDowell is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Executive Compensation Tables
Outstanding Equity Awards at Year-End
The following table provides information on the holdings of stock options and stock awards by NEOs as of December 31, 2023. This table includes unexercised and unvested stock option awards, unvested RS and unvested PVRSUs with performance conditions that have not yet been satisfied. The market value of the RS, and PVRSU awards is based on the NYSE closing market price of Choice’s stock as of December 29, 2023, which was $113.30. December 29, 2023 was the last trading day of 2023. The PVRSUs will be earned, if at all, based on (i) our cumulative EPS performance as compared to the target EPS goal for the respective measurement periods, (ii) the Company's rTSR achievement against certain peers, or (iii) based on achievement of certain strategic growth objectives.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pacious	2/24/2017	39,203	—	60.50	02/24/24	—	—	—	—
	9/14/2017	10,025	—	62.00	09/14/24	—	—	—	—
	2/23/2018	46,194	—	81.55	02/23/25	—	—	—	—
	2/22/2019	66,288	—	81.15	02/22/26	—	—	—	—
	2/28/2020	51,087	17,029	91.28	02/28/30	3,219	364,713	21,912	2,482,630
	2/26/2021	46,428	46,430	104.87	02/26/31	—	—	56,738	6,428,415
	2/25/2022	5,780	17,342	146.68	02/25/32	170,440	19,310,852	81,812	9,269,300
	3/2/2023	—	11,727	123.71	03/02/33	—	—	24,252	2,747,752
Oaksmith	2/28/2020	3,261	1,087	91.28	02/28/30	207	23,453	—	—
	2/26/2021	3,516	3,516	104.87	02/26/31	—	—	3,756	425,555
	2/25/2022	1,459	4,380	146.68	02/25/32	—	—	3,444	390,205
	3/2/2023	—	3,061	123.71	03/02/33	—	—	6,330	717,189
Dragisich	2/22/2019	18,275	—	81.15	02/22/26	—	—	—	—
	2/28/2020	16,791	5,600	91.28	02/28/30	1,058	119,871	—	—
	2/26/2021	17,050	17,050	104.87	02/26/31	—	—	21,786	2,468,354
	2/25/2022	5,780	17,342	146.68	02/25/32	42,610	4,827,713	30,680	3,476,044
	3/2/2023	—	13,251	123.71	03/02/33	—	—	27,404	3,104,873
Pepper	2/23/2018	13,062	—	81.55	02/23/25	—	—	—	—
	02/22/2019	13,416	—	81.15	02/22/26	—	—	—	—
	02/28/2020	9,237	3,082	91.28	02/28/30	583	66,054	—	—
	02/26/2021	8,928	8,930	104.87	02/26/31	—	—	9,536	1,080,429
	02/25/2022	3,179	9,538	146.68	02/25/32	—	—	21,136	2,394,709
	03/02/2023	—	6,450	123.71	03/02/33	—	—	13,338	1,511,195

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	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bonds	02/23/2018	1,243	—	81.55	02/23/25	—	—	—	—
	02/22/2019	9,185	—	81.15	02/22/26	—	—	—	—
	02/28/2020	8,364	2,790	91.28	02/28/30	527	59,709	—	—
	02/26/2021	7,292	7,292	104.87	02/26/31	—	—	7,788	882,380
	02/25/2022	2,442	7,327	146.68	02/25/32	—	—	5,762	652,835
	03/02/2023	—	5,084	123.71	03/02/33	—	—	10,514	1,191,236
Wu	02/24/2017	11,997	—	60.50	02/24/24	—	—	—	—
	02/23/2018	9,066	—	81.55	02/23/25	—	—	—	—
	02/22/2019	9,312	—	81.15	02/22/26	—	—	—	—
	02/28/2020	7,716	2,574	91.28	02/28/30	487	55,177	—	—
	02/26/2021	7,142	7,144	104.87	02/26/31	—	—	7,630	864,479
	02/25/2022	1,878	5,637	146.68	02/25/32	—	—	4,432	502,146
	03/02/2023	—	4,105	123.71	03/02/33	—	—	8,488	961,690
McDowell	02/23/2018	1,243	—	81.55	02/23/25	—	—	—	—
	02/22/2019	8,712	—	81.15	02/22/26	—	—	—	—
	02/28/2020	6,846	2,285	91.28	02/28/30	433	49,059	—	—
	02/26/2021	6,180	6,180	104.87	02/26/31	—	—	6,602	748,007
	02/25/2022	2,196	6,591	146.68	02/25/32	—	—	5,182	587,121
	03/02/2023	—	4,597	123.71	03/02/33	—	—	9,508	1,077,256
(1)The stock option awards vest 25% per year beginning on the first anniversary of the grant date. Grants prior to 2020 have a seven-year term. Grants 2020 and after have a ten-year term.
(2)Restricted stock awards vest at the rate of 25% each year for four years from the second of the month following the date of grant with the exception of Mr. Pacious' and Mr. Dragisich's February 25, 2022 Strategic Leadership Alignment Grants which vest years 3-5 at 10%, 20% and 70%, respectively.
(3)PVRSUs are earned and vest upon the conclusion of a designated performance period and based on actual cumulative EPS and/or rTSR compared to the performance target. Mr. Pacious' February 2020 additive PVRSU grant is based on rTSR with vesting years 3-5. The February 26, 2021 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5. The February 25, 2022 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5 at 10%, 20% and 70%, respectively, and Mr. Pepper's special deal value PVRSU grant which vests after 4 years. The March 2, 2023 grants were based on EPS and rTSR and vest after 3 years
Mr. Pacious February 2020 additive PVRSU grant is shown at maximum performance. The February 2021 grants are shown at actual results with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs, which are shown at threshold. The February 2022 and March 2023 grants are shown at maximum excluding TSR modifier.

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Executive Compensation Tables
Option Exercises and Stock Vested
The following table provides information for each of the NEOs on stock option exercises during 2023, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any taxes and broker commissions. Value realized is based on the NYSE closing market price of Choice Common Stock on the date of exercise or vesting, respectively.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Pacious	65,263	4,474,973	86,435	10,692,874
Oaksmith	—	—	4,202	519,829
Dragisich	15,062	670,204	24,011	2,970,401
Pepper	23,841	1,518,636	15,961	1,974,535
Bonds	1,232	39,301	11,932	1,476,108
Wu	12,684	937,140	12,085	1,495,035
McDowell	2,458	115,232	10,609	1,312,439
Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan. In 2002, Choice adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan, which became effective January 1, 2003, and was amended from time to time (“EDCP”). Our CEO and other key executives approved by the Board (including each of the NEOs) are eligible to participate in the EDCP. During 2023, each of the NEOs participated in the EDCP. Per Company policy, participants in the EDCP are not entitled to participate in the Non-Qualified Plan described below.
Under the EDCP, participants may defer up to 90% of their base salary and up to 100% of their bonus each year. Choice matches 50% of up to 15% of eligible salary under the EDCP, reduced by the total matching contributions to which the participant is otherwise entitled under the 401(k) plan. The participant’s right to any Company match vests at 20% per year from the time the participant was first hired, with all past and future match amounts becoming 100% vested after the participant’s fifth year of service. As of December 31, 2023, each of the participating NEOs was fully vested in their Company match amounts.
A participant may elect an investment based on a selection of investment options selected by the EDCP’s administrators, which are generally publicly available mutual funds or other indices. Participants may elect to change their investment options under the EDCP in accordance with plan requirements.
Benefits commence under the EDCP upon the death of the participant (to the participant’s beneficiary), or, at the participant’s election, upon the participant’s termination of employment or, commencing in 2009, on a January designated by the participant, subject to any requirements imposed by Section 409A of the Internal Revenue Code (“Section 409A”). If no election is made, benefits will commence upon termination of employment, subject to any requirements imposed by Section 409A. Benefits are payable in a lump-sum payment or in annual installments over a period of up to 20 years, as elected by the participant. If no election is made, benefits will be paid in a lump sum. Benefits will also automatically be paid in a lump sum if the amount payable as of the initial payout date is $100,000 or less.
In December 2008, the Company amended and restated the EDCP to comply with treasury regulations promulgated pursuant to Section 409A. The amendment and restatement, which became effective on January 1, 2009, applies only to that portion of each participant’s EDCP account balances that are subject to Section 409A (generally, those contribution amounts that became vested or were credited after 2004). The pre-2005 plan documents, along with a March 3, 2009 amendment, continue to apply to the remaining participant account balances (“Grandfathered Accounts”) under the EDCP. Earnings from the Grandfathered Accounts are considered guaranteed preferential earnings and are further discussed in the table below. Mr. Pacious and Mr. Pepper have earnings from the Grandfathered Accounts.
Non-Qualified Plan. In 1997, Choice adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan, which was amended and restated effective January 1, 2001 and January 1, 2009, and amended effective January 1, 2011 (“Non-Qualified Plan” or “NQP”). Generally, Choice employees who are at the Senior Director level and above and who are not eligible to participate in the EDCP, are eligible to participate in the Non-Qualified Plan.

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In general, participants under the Non-Qualified Plan may elect to defer up to 90% of their base salary and up to 100% of their annual bonus, reduced by the deferral limit in effect under the Choice 401(k) plan (which was $22,500 for 2023). Choice matches up to 100% of the first 3% of deferred salary and 50% of the next 2% of deferred salary thereafter under the Non-Qualified Plan, offset by the amount of matching contributions to which the participant is entitled under the 401(k) plan.
Stock Deferral Program. All Long-Term Incentive Plan participants are entitled to defer all or any portion of any equity award (other than stock options). The executive may elect to defer the receipt of such equity until termination of their employment or until a specified future date. Any dividends or other distributions during the deferral period are credited to the executive’s deferred equity account and reinvested in the purchase of additional Choice Common Stock.

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Pacious	EDCP	287,500	69,750	710,596	—	4,349,124
Oaksmith	EDCP	47,000	18,750	106,346	—	1,039,981
Dragisich	EDCP	84,462	36,288	150,290	—	1,025,783
Pepper	EDCP	88,212	27,606	1,135,495	—	8,832,369
	Stock Deferral Program	10,565		9,883		1,394,288
Bonds	EDCP	40,646	17,371	35,789	—	355,153
Wu	EDCP	675,594	25,500	417,797	—	3,068,613
McDowell	EDCP	97,308	19,990	366,460	—	2,442,061
(1)The following salary amounts are included in this column. The salary amounts represent 2023 base salary deferred by the NEO during 2023 and are also included in the 2023 Salary column of the Summary Compensation Table above.

Name	2023 Salary ($)
Pacious	287,500
Oaksmith	47,000
Dragisich	84,462
Pepper	88,212
Bonds	40,646
Wu	224,000
McDowell	97,308
(2)Amounts in this column are included in the 2023 All Other Compensation column of the Summary Compensation Table above.
(3)Amounts in this column include earnings on certain officers’ EDCP Grandfathered Accounts and are shown in the 2021 Change in Pension Value and Preferential Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above, since they represent guaranteed preferential earnings to each applicable NEO. Those amounts are: $6,800 for Mr. Pacious and $121,740 for Mr. Pepper.
Potential Payments upon Termination or Change in Control
The tables below reflect the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 29, 2023, the last business day of 2023. The amounts shown assume that such termination was effective as of December 29, 2023, and, for any equity-based payments or valuations, the NYSE closing market price of Choice Hotel’s Common Stock on December 29, 2023, or $113.30 per share. The amounts shown are estimates only; the actual amounts to be paid will only be determinable at the time of the executive’s separation from Choice.

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Executive Compensation Tables
General Payments Made upon Termination
Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during his or her term of employment. The following amounts are not included in the tables or narratives below and include:
•base salary earned through the date of termination;
•annual incentive compensation earned during the year of termination, which for 2023 is reflected in the 2023 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for each NEO;
•amounts contributed by the executive under the Choice 401(k) plan;
•payments pursuant to our life insurance plan, available to all employees generally, which provides for one times base salary upon death; and
•each executive’s account balance under the EDCP, Non-Qualified Plan and Stock Deferral Program, as applicable, and as set forth above under the heading Non-Qualified Deferred Compensation.
With respect to deferred compensation plans, if the executive has previously elected to receive deferred amounts in the EDCP or Non-Qualified Plan in installments, the undistributed account balances will continue to be credited with increases or decreases reflecting changes in the investment options chosen by the executive.
PAYMENTS MADE UPON CONSTRUCTIVE TERMINATION OR TERMINATION WITHOUT CAUSE
Mr. Pacious
Under the Pacious Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive a lump sum severance payment of 200% of base salary and bonus target as well as continued base salary for two years, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as (i) a material diminution in the executive’s compensation or position and responsibilities, (ii) relocating the executive’s office location to a location more than thirty-five (35) miles from the Company’s prior principal place of employment; (iii) a material change in the executive’s title or line of reporting; (iv) failure of the Company to place the executive’s name in nomination for election or re-election to the Board; (v) a change in the Company’s annual bonus program that would materially and adversely affect the executive; (vi) failure of any successor of the Company to assume the Pacious Severance Benefit Agreement; (vii) any non-renewal initiated by the Company, and (viii) any other material breach by the Company of the Pacious Severance Benefit Agreement or any equity agreement between the executive and the Company. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives. The executive will also be eligible to receive continued payments equal to the cost of health insurance coverage (net of premiums) until his 65th birthday. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the two-year period, subject to termination in the event the executive secures new employment.
Pursuant to the Pacious Severance Benefit Agreement, the executive will continue to vest in any unvested stock options, or other stock awards including, RS and PVRSUs, granted after the date of his initial severance agreement (May 5, 2011) during the two-year period.
In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a two year non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Oaksmith, Mr. Dragisich, Mr. Pepper, Mr. Bonds, Ms. Wu and Mr. McDowell
Under the Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Bonds Severance Benefit Agreement, Pepper Severance Benefit Agreement, the Wu Severance Benefit Agreement and the McDowell Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive continued base salary for 70 weeks, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as a material substantial change in the executive’s compensation or position and responsibilities. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives and at 100% deemed attainment of the individual objectives. The executive will also be eligible to receive continued medical and dental benefits during the 70-week period, with Choice continuing to make its

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employer contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the 70-week period, subject to termination in the event the executive secures new employment.
Pursuant to the Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Bonds Severance Benefit Agreement, the Pepper Severance Benefit Agreement, the Wu Severance Benefit Agreement and the McDowell Severance Benefit Agreement, the executive will continue to vest in any unvested stock options and other stock awards granted on or after the date of his or her respective severance agreement (for Mr. Oaksmith March 26, 2020, Mr. Dragisich March 6, 2017, Mr. Pepper April 7, 2023, Mr. Bonds, February 23, 2018, for Ms. Wu, February 13, 2012 and for Mr. McDowell, February 22, 2019 during the 70-week period.
As conditions to the executive’s continued receipt of the payments and benefits above, each of the executives has agreed that if he or she becomes employed prior to the end of the 70-week period, Choice is entitled to offset the payments required above by the amount of any compensation earned by him or her as a result of new employment, including unemployment insurance benefits, social security insurance or like amounts. In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a 70-week non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Bonds Severance Benefit Agreement, the Pepper Severance Benefit Agreement, the Wu Severance Benefit Agreement and the McDowell Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Payments Made upon Disability or Death
The Company’s disability program provides that each of the executives will receive an annual benefit equal to 60% of the previous year’s base salary and annual bonus, with such amount capped at $19,500 per month. In each case, the disability benefit continues until the executive reaches age 65.
Messrs. Pacious, Oaksmith, Dragisich and Pepper, and Ms. Wu each have a supplemental executive individual life insurance policy, paid for by Choice, in the amount of $1,000,000. Premiums on this policy are added to each executive’s taxable income for the year.
Under the company’s Long Term Incentive Plan (“LTIP”), all restricted stock and stock options granted on or after April 19, 2018 fully vest and all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis, assuming targeted performance, upon the executive’s termination due to disability or death.

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Executive Compensation Tables
PAYMENTS MADE UPON TERMINATION FOLLOWING CHANGE OF CONTROL
Mr. Pacious
For Mr. Pacious, pursuant to the Pacious Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 250% of the executive’s base salary then in effect plus 250% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the previous year’s bonus amount paid to the executive, or if no bonus was paid in the prior year, then the target bonus amount); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of his initial severance agreement (May 5, 2011).
In addition, in the event of a termination following a change of control, PVRSU grants issued to Mr. Pacious under the Company’s 2017 Long-Term Incentive Plan (“2017 LTIP”) would be deemed fully vested and immediately payable to the executive at the target level of performance applicable to the award. Therefore, for Mr. Pacious, the 2017 LTIP, together with his severance agreement, would result in the immediate vesting of all of his equity awards.
Also, upon a change in control termination, Mr. Pacious would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable to Mr. Pacious in order for him to receive his severance payments, as described above, he is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Oaksmith, Mr. Dragisich, Mr. Pepper, Ms. Wu and Mr. McDowell(1)
For Mr. Oaksmith, Mr. Dragisich, Mr. Pepper, Ms. Wu and Mr. McDowell, pursuant to the LTIP, Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement, Wu Severance Benefit Agreement and McDowell Severance Benefit Agreement, if the executive’s employment is terminated within 12 to 24 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 200% of the executive’s base salary then in effect plus 200% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the target bonus for the year in which the termination occurs); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of the executive’s severance agreement (for Mr. Oaksmith March 26, 2020, Mr. Dragisich on or after March 6, 2017, Mr. Pepper April 7, 2023, Mr. Bonds, February 23, 2018, for Ms. Wu, February 13, 2012 and for Mr. McDowell, February 22, 2019). The vesting of unvested stock options, restricted stock and performance vested restricted stock units granted prior to the date of the executive’s severance agreement are in certain instances governed by the LTIP.
Also, upon a change in control termination, the executive would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable in order for the executive to receive their severance payments, as described above, the executive is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement, Wu Severance Benefit Agreement and McDowell Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
(1)Mr. Bonds is not included since he terminated on November 10, 2023 and was not serving as an NEO at the end of the fiscal year. Any payments for him are shown under the "Payments Made Upon Constructive Termination or Termination Without Cause" section.

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Mr. Pacious
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pacious:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Cash Severance(1)	6,900,000	8,625,000
Benefits & Perquisites:
Health and Welfare Benefits(2)	28,768	—	—	—
Outplacement Services(3)	18,000		—	—
Disability Income(4)			1,657,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	766,383	766,383	766,383	766,383
Restricted Stock Grants(7)	2,295,798	19,675,565	19,675,565	19,675,565
PVRSUs(8)	8,684,672	14,074,806	10,330,403	10,330,403
Total	18,693,621	43,141,754	32,429,851	31,772,351
(1)For termination without cause or with good reason, the amount represents 200% of Mr. Pacious’ annual base salary, plus 200% of Mr. Pacious’ annual target bonus amount for 2023. For termination following change of control, the amount represents 250% of Mr. Pacious’ annual base salary plus 250% of Mr. Pacious’ annual target bonus amount for 2023.
(2)Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pacious for continued coverage under our medical and dental plans until he reaches the age of 65, based on Mr. Pacious’ elected coverage as of December 31, 2023.
(3)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pacious would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pacious’ beneficiary upon his death.
(6)For termination without cause or with good reason, unvested options granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all stock option awards will immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(7)For termination without cause or with good reason, restricted stock granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all restricted awards will immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, PVRSUs granted after May 5, 2011 will continue to vest for two years. In the case of termination following a change of control, all unvested PVRSU awards will immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30, and solely in the case of a termination following a change of control, 200% vesting leverage for PVRSUs granted under the 2006 LTIP and 100% vesting leverage for PVRSUs granted under the 2017 LTIP. 200% represents the maximum leverage permitted under the PVRSU grants.

2024 Proxy Statement	87

Executive Compensation Tables
Mr. Oaksmith
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Oaksmith:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	706,731	—	—	—
Cash Severance(2)	—	1,837,500
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,679	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			3,022,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	29,640	53,576	53,576	53,576
Restricted Stock Grants(8)	—	23,453	23,453	23,453
PVRSUs(9)	620,657	979,252	675,155	675,155
Total	1,399,707	2,893,781	3,774,684	1,752,184
(1)Amount represents continued payment of Mr. Oaksmith's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Oaksmith's annual base salary plus 200% of his annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Oaksmith for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Oaksmith's elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Oaksmith would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Oaksmith's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted after March 26, 2020 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted after March 26, 2020 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

88

Executive Compensation Tables
Mr. Dragisich
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Dragisich:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	1,009,616	—	—	—
Cash Severance(2)	—	3,225,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,679	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			5,440,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	267,044	267,044	267,044	267,044
Restricted Stock Grants(8)	602,643	4,947,584	4,947,584	4,947,584
PVRSUs(9)	3,472,418	6,163,973	4,161,675	4,161,675
Total	5,394,400	14,603,601	14,816,803	10,376,303
(1)Amount represents continued payment of Mr. Dragisich's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Dragisich's annual base salary plus 200% of his annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Dragisich for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Dragisich's elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Dragisich would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Dragisich's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

2024 Proxy Statement	89

Executive Compensation Tables
Mr. Pepper
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pepper:

Executive Benefits and Payments	Involuntary Termination without Reasonable Cause ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	796,923	—	—	—
Cash Severance(2)	—	2,072,000	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,679	—	—	—
Outplacement Services(4)	—	—	—	—
Disability Income(5)			2,047,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	—	143,146	143,146	143,146
Restricted Stock Grants(8)	—	66,054	66,054	66,054
PVRSUs(9)	—	3,033,381	2,001,784	2,001,784
Total	821,602	5,314,581	4,258,484	3,210,984
(1)Amount represents continued payment of Mr. Pepper's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Pepper's annual base salary plus 200% of his annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper's elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pepper would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Pepper's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted after April 7, 2023 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted after April 7, 2023 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

90

Executive Compensation Tables
Mr. Bonds
The following table only shows the potential payments upon termination, without cause or for good reason for Mr. Bonds, who terminated employment with Choice on November 10, 2023. No values are shown for termination following change of control, disability or death as a result of his termination.

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	686,538
Cash Severance(2)	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,679
Outplacement Services(4)	18,000
Disability Income(5)
Life Insurance Benefits(6)	—
Long-Term Incentives:
Stock Options(7)	122,907
Restricted Stock Grants(8)	59,709
PVRSUs(9)	1,208,798
Total	2,120,631	n/a	n/a	n/a
(1)Amount represents continued payment of Mr. Bonds' base salary as of his termination date, November 10, 2023, for 70 weeks.
(2)Amount represents 200% of Mr. Bonds' annual base salary plus 200% of his annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Bonds for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Bonds' elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Bonds would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(6)Mr. Bonds is not eligible for the supplemental executive individual life insurance policy.
(7)For termination without cause or with good reason, unvested options granted after February 23, 2018 will continue to vest for 70 weeks following termination. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 23, 2018 will continue to vest for 70 weeks following termination. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)For termination without cause or with good reason, unvested PVRSU awards granted after February 23, 2018 will continue to vest for 70 weeks following termination. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.

2024 Proxy Statement	91

Executive Compensation Tables
Ms. Wu
The following table shows the potential payments upon termination, with or without a change in control, for Ms. Wu:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	753,846	—	—	—
Cash Severance(2)	—	1,792,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	—	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			1,423,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	116,903	116,903	116,903	116,903
Restricted Stock Grants(8)	55,177	55,177	55,177	55,177
PVRSUs(9)	1,115,552	1,596,397	1,192,143	1,192,143
Total	2,059,478	3,560,477	2,787,723	2,364,223
(1)Amount represents continued payment of Ms. Wu’s base salary, based on her base salary for 70 weeks.
(2)Amount represents 200% of Ms. Wu’s annual base salary plus 200% of her annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Ms. Wu for continued coverage under our medical and dental plans for 70 weeks, based on Ms. Wu’s elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Ms. Wu would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which she reaches age 65.
(6)Amount represents the value of the proceeds payable to Ms. Wu’s beneficiary upon her death.
(7)For termination without cause or with good reason, unvested options granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

92

Executive Compensation Tables
Mr. McDowell
The following table shows the potential payments upon termination, with or without a change in control, for Mr. McDowell:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement	659,616	—	—	—
Cash Severance	—	1,617,000
Benefits & Perquisites:
Health and Welfare Benefits	24,679	—	—	—
Outplacement Services	18,000		—	—
Disability Income			1,755,000	—
Life Insurance Benefits	—	—	—	—
Long-Term Incentives:
Stock Options	102,413	102,413	102,413	102,413
Restricted Stock Grants	49,059	49,059	49,059	49,059
PVRSUs	1,041,567	1,580,195	1,123,256	1,123,256
Total	1,895,334	3,348,667	3,029,728	1,274,728
(1)Amount represents continued payment of Mr. McDowell's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. McDowell's annual base salary plus 200% of his annual bonus target for 2023.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. McDowell for continued coverage under our medical and dental plans for 70.00 weeks, based on Mr. McDowell's elected coverage as of December 31, 2023.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. McDowell would be entitled to receive under the Choice disability program as of December 31, 2023 through the month in which he reaches age 65.
(6)Mr. McDowell is not eligible for the supplemental executive individual life insurance policy.
(7)For termination without cause or with good reason, unvested options granted after February 22, 2019 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 29, 2023 of $113.30.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 22, 2019 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 29, 2023 of $113.30.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 29, 2023 of $113.30 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

2024 Proxy Statement	93

Executive Compensation Tables
CEO Pay Ratio
We are committed to internal pay equity, and the Committee reviews executive pay in relationship to the ratio as well as to the ongoing impact on Company performance, given the percentage of at-risk compensation. We will continue to evaluate our ratio in relation to our peer group and the market.
We provide below, as required by SEC rules, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees.
The annual total compensation of our CEO for 2023, as reflected in the Summary Compensation Table, was $6,379,785. The annual total compensation of the median employee for 2023 was $121,797. The compensation for our CEO in 2023 was approximately 52.4 times the median pay of our employees. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To determine our median employee, we included all full-time, part-time and temporary employees globally, as of December 31, 2023. We used base pay for the twelve-month period ending December 31, 2023 as our consistently applied compensation measure. The median employee is a salaried U.S. associate.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the total compensation of the highest paid non-CEO NEO as set forth in the Summary Compensation Table is 1.57.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the averaged total compensation of the non-CEO NEOs utilizing compensation as set forth in the Summary Compensation Table is 2.79.
This 2023 calculation includes 1,003 associates from our legacy Radisson managed hotels population.

94

Executive Compensation Tables
Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (the “other NEOs”) as presented in the Summary Compensation Table on page 74, (ii) the “compensation actually paid” ("CAP") to our PEO and our other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of CAP to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Human Capital and Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Compensation Discussion and Analysis” beginning on page 47.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO			Total Shareholder Return	Peer Group Total Shareholder Return(1)	Net Income (millions)	Operating Income (millions)
2023	$6,379,785	$6,243,398	$2,289,204	$2,326,614	$112.51	$157.29	$258.5	$375.0
2022	$37,993,749	$27,120,091	$4,678,116	$3,426,471	$110.76	$128.19	$332.2	$478.6
2021	$11,153,040	$24,056,522	$2,641,391	$4,742,732	$151.93	$164.56	$289.0	$428.9
2020	$11,143,274	$9,341,874	$2,504,415	$1,453,568	$103.57	$129.84	$75.4	$122.1
(1)Peer group consists of S&P 400 Consumer Discretionary index
Pat Pacious was the PEO for all years in the table. The Non-PEO NEOs for 2023 were Scott Oaksmith, Dominic Dragisich, David Pepper, Simone Wu and Robert McDowell. John Bonds was not included since he was not an NEO at December 31, 2023. For the years 2020-2022, the Non-PEO NEOs were Dominic Dragisich, David Pepper, Simone Wu and John Bonds.
The calculation of the CAP under the new guidelines is shown in the table below, which describes the adjustments, each of which is prescribed by SEC rule, to calculate CAP from the Summary Compensation Table amounts. The Summary Compensation Table amounts and CAP do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Note that the year over year changes were impacted significantly by the change in the year-end stock prices which increased by 46% from 2020 to 2021 and then decreased by 28% from 2021 to 2022. The CAP was also impacted by PVRSUs that did not pay out or paid out below target due to the pandemic and resulting economic shutdown.

2024 Proxy Statement	95

Executive Compensation Tables

			Adjustments for stock and option awards ($ millions)
PEO or Non-PEO	FY	Total Comp from SCT	(Subtract): SCT stock and option award amounts	Add: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	Add (Subtract): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(Subtract): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	Add: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total comp for the covered year	Comp Actually Paid (as calculated)
PEO	2023	6.4	(2.0)	2.3	(1.7)	1.1	—	0.2	6.2
PEO	2022	38.0	(32.0)	26.3	(5.1)	(0.3)	—	0.1	27.1
PEO	2021	11.2	(6.7)	12.5	7.0	0.1	—	—	24.1
PEO	2020	11.1	(8.5)	10.6	(3.8)	(0.2)	—	0.1	9.3

Non-PEO(1)	2023	2.3	(1.1)	1.2	(0.3)	0.2	—	—	2.3
Non-PEO(1)	2022	4.7	(3.3)	2.7	(0.7)	(0.1)	—	—	3.4
Non-PEO(1)	2021	2.6	(1.3)	2.3	1.1	—	—	—	4.7
Non-PEO(1)	2020	2.5	(1.6)	1.7	(1.1)	(0.1)	—	—	1.5
(1)Amounts presented are averages for the entire group of Other NEOs in each respective year.
There are no adjustments for defined benefit and actuarial pension plans in the CAP table since CHH does not offer any of those plans to its NEOs. In addition, the table does not include a column for the vesting date fair value of awards granted and vesting during such year since there were none. PVRSUs that are linked to relative TSR are valued using a Monte Carlo simulation with updated valuation assumptions, including the year-end stock price. Stock options are valued using Black-Scholes calculations.
Financial Performance Measures
The following lists the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for 2023.
•Operating Income (Company Selected Measure)
•Net Income
•TSR

96

Executive Compensation Tables
Relationship Between CAP and Performance
The following charts illustrate the relationships between CAP and TSR, Net Income and Operating Income for the PEO and Non-PEO NEOs for the years ended December 31, 2023, 2022, 2021 and 2020.

CAP vs. TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
$129.84
$164.56
$128.19
$157.29
$103.57
$151.93
$110.76
$112.51
$9,342
$24,057
$27,120
$6,243
$1,454
$4,743
$3,426
$2,327
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Annual Report Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid (000s)
Net Income (millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$9,342
$24,057
$27,120
$6,243
$75.4
$289.0
$332.2
$258.5
$1,454
$4,743
$3,426
$2,327
2020
2021
2022
2023
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Operating Income
Compensation Actually Paid (000s)
Operating Income (millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$122.1
$428.9
$478.6
$375.0
$9,342
$24,057
$27,120
$6,243
$1,454
$4,743
$3,426
$2,237
2020
2021
2022
2023
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Operating Income

2024 Proxy Statement	97

Non-Employee Director Compensation
During 2023, non-employee directors were entitled to receive the cash and equity compensation listed below.

ANNUAL COMPENSATION

OTHER COMPENSATION (CASH):

	Annual Compensation 2023
Audit Committee Member (up to 8 meetings)	15,000
Human Capital and Compensation Committee Member (up to 6 meetings)	10,000
Corporate Governance and Nominating Member (up to 3 meetings)	10,000
Diversity Committee Member (up to 3 meetings)	10,000
Audit Committee Chair	20,000	(2)
Human Capital and Compensation Committee Chair	20,000	(2)
Corporate Governance and Nominating Chair	10,000	(2)
Diversity Committee Chair	10,000	(2)
Lead Independent Director	30,000	(3)

Excess Meeting Fees
Each In-Person Meeting in Excess of Expected Activity Level	2,000
Each Telephonic Meeting in Excess of Expected Activity Level	2,000
(1)The stock portion of the annual retainer is typically paid in the form of restricted stock which vests in equal amounts over a three-year vesting term.
(2)Amount is in addition to general non-employee Committee member retainer.
(3)Amount is in addition to general non-employee Board member retainer.

98

Non-Employee Director Compensation
Non-employee directors are required to reach and maintain in ownership of Company stock five times the then-current standard annual cash retainer, within five years of election to the Board. For currently serving directors, the required ownership level is $412,500. All directors either satisfy the minimum ownership requirements or fall within the exception provided by the 5-year “ramp up” provision of the guidelines.
The following table illustrates the compensation earned by or paid to non-employee directors during 2023:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian B. Bainum	92,500	152,500	1,526	246,526
William L. Jews	137,500	152,500	—	290,000
Ervin R. Shames	112,500	152,500	943	265,943
John P. Tague	127,500	152,500	—	280,000
Monte J.M. Koch	107,500	152,500	40,513	300,513
Liza K. Landsman	112,500	152,500	1,051	266,051
Maureen D. Sullivan	112,500	152,500	458	265,458
Donna F. Vieira	97,500	152,500	720	250,720
Gordon A. Smith	137,500	152,500	1,058	291,058
(1)Mr. Pacious is not included in the table as he served as an employee of Choice during 2023 and did not receive any compensation for his role as director. Stewart W. Bainum, Jr., Chairman of the Board, is also an executive officer of Choice and does not receive compensation for his services as a director. Pursuant to the terms of Mr. Bainum’s employment contract, he is paid an annual salary of $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and administrative assistance, including access to telephone, computer, fax and other reasonable and necessary office space and office supplies.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2023, each director had the following aggregate number of deferred shares accumulated in their deferral accounts for all years of service as a director, including additional shares credited as a result of reinvestment of dividend equivalents: Brian B. Bainum, 0; William L. Jews, 6,027; Ervin R. Shames, 39,530; John P. Tague, 24,769; Monte J.M. Koch, 8,810; Liza K. Landsman, 5,593; Maureen D. Sullivan, 5,806; Donna F. Vieira, 0; and Gordon A. Smith, 966.
(3)This column includes reimbursements for spousal travel to Board meetings not held at the Company’s headquarters and to the Company Convention, and for the Stay at Choice program which provides reimbursements to directors when staying at Choice hotels. A tax gross-up is included for the Stay at Choice reimbursements. For Mr. Koch, this column includes $23,711 for 2022 Stay at Choice eligible stays reimbursed in 2023. The figures above cannot, however, form the basis for inference as to whether directors stay at Choice properties. Some directors stay at Choice properties but do not submit for reimbursement under the Stay at Choice program.

2024 Proxy Statement	99

Proposal No. 4—Ratification of The Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firms
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024.
As a matter of good corporate governance, the appointment of Ernst & Young LLP is being presented to the shareholders for ratification. If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.
The Company expects that representatives of Ernst & Young LLP will be present at the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and it is expected that they will be available to respond to appropriate questions.
Principal Auditor Fees and Services
The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. During 2023 and 2022, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements relating to 2023 and 2022 and fees incurred for other services rendered by Ernst & Young LLP relating to those periods.

Fees	Ernst & Young Fiscal Year Ended December 31, 2023 ($)	Ernst & Young Fiscal Year Ended December 31, 2022 ($)
Audit Fees	2,060,390	2,148,727
Audit Related Fees(1)	130,000	—
Tax Fees(2)	—	—
All Other Fees(3)	7,632	7,496
Total	2,198,022	2,156,223
(1)Audit Related Fees include work performed in connection with the issuance of registration statements such as due diligence and the issuance of comfort letters.
(2)Tax Fees primarily related to review of certain Company income tax returns, review of certain state, federal and international tax matters.
(3)All Other Fees include an annual subscription to EY Atlas, a proprietary online resource for accounting research.
BOARD RECOMMENDATION
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

100

Audit Committee Report
Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Mr. Jews as Chairman, Ms. Vieira and Messrs. Koch, Smith and Tague. The Audit Committee is currently composed of five independent directors within the meaning of the NYSE’s rules.
Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee possesses sole authority to engage and discharge independent registered public accounting firms and to approve all significant non-audit engagements with such firms. Further responsibilities of the Audit Committee include review of SEC filings and financial statements and ultimate supervision of the Company’s internal auditing function.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the Company’s financial statements as of and for the year ended December 31, 2023. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee has reviewed with Ernst & Young LLP matters required to be discussed by PCAOB’s Auditing Standard no. 1301 “Communications with Audit Committees” including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, Ernst & Young LLP’s conclusions regarding the reasonableness of those estimates, the disclosures included in the financial statements, and other material written communications between Ernst & Young LLP and management.
In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and its management, including matters in the written disclosure and letter required by applicable requirements of the PCAOB and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to Ernst & Young LLP in 2023 and 2022 for audit and non-audit services appears above under the heading Principal Auditor Fees and Services. All of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William L. Jews, Chairman
Monte J.M. Koch
Gordon A. Smith
John P. Tague
Donna F. Vieira

2024 Proxy Statement	101

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
This table shows how much Common Stock is beneficially owned by (i) each director or nominee of the Company, (ii) each of the Company’s NEOs, (iii) all executive officers, directors and nominees of the Company as a group and (iv) all persons who are known to beneficially own more than 5% of the Company’s Common Stock as of March 18, 2024 (unless otherwise noted). Unless otherwise specified, the address for each such person as of March 18, 2024, was 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart W. Bainum, Jr.	10,391,434	(5)(6)	—	4,808	20.93%	(5)(6)
Brian B. Bainum	18,183	(5)(7)	—	2,475	*	(5)(7)
William L. Jews	22,217		—	2,475	*
Monte J.M. Koch	14,461		—	2,475	*
Liza K. Landsman	11,497		—	2,475	*
Patrick S. Pacious	234,222		274,756	170,440	1.37%
Ervin R. Shames	48,669		—	2,475	*
Gordon A. Smith	969		—	2,070	*
Maureen D. Sullivan	5,821		—	2,475	*
John P. Tague	26,573		—	2,475	*
Donna F. Vieira	412		—	2,070	*
Scott Oaksmith	32,014		13,305	—	*
Dominic E. Dragisich	36,121		77,801	42,610	*
David A. Pepper	104,243		60,159	—	*
John Bonds	34,033		12,591	527	*	(15)
Simone Wu	69,287		43,137	—	*
Robert McDowell	38,502		32,748	—	*
[Patrick Cimerola][row will be hidden]	28,871		31,636	—	*
[Noha Abdulla][row will be hidden]	6,165		4,899	—	*
[Raul Ramirez][row will be hidden]	8,816		4,892	—	*
All Directors and Executive Officers as a Group (20 persons)	11,132,510		555,924	239,850	24.02%
Principal Shareholders
Barbara J. Bainum	10,654,664	(5)(8)	—	—	21.45%	(5)(8)
Bruce D. Bainum	10,706,930	(5)(9)	—	—	21.56%	(5)(9)
Roberta D. Bainum	10,404,171	(5)(10)	—	—	20.95%	(5)(10)
White Oak Legacy, Inc.	6,821,574	(5)(13)	—	—	13.73%	(5)(13)
Ronald Baron	4,843,797	(11)	—	—	9.45%	(11)
The Vanguard Group	2,542,132	(12)	—	—	5.00%	(12)
Morgan Stanley	5,496,206	(14)	—	—	10.72%	(14)
*Less than 1%.
(1)Includes shares: (i) for which the named person has sole voting and investment power and (ii) for which the named person has shared voting and investment power. Does not include: (i) shares that may be acquired through stock option exercises within 60 days or (ii) unvested restricted stock holdings which the holder maintains voting rights, each of which is set out in a separate column.
(2)Shares that can be acquired through stock option exercises within 60 days of March 18, 2024.

102

Security Ownership and Related Information
(3)Shares for which the holder maintains voting rights, but are subject to a vesting schedule, forfeiture risk and other restrictions.
(4)For each beneficial owner, ownership percentage is based on (i) the sum of the number of shares listed under each of the column headings Common Stock Beneficially Owned, Right to Acquire and Unvested Restricted Stock and (ii) 49,666,578 shares outstanding on March 18, 2024.
(5)Because of SEC reporting rules, shares held by White Oak Legacy, Inc. (f/k/a Realty Investment Company, Inc.) (“White Oak”), a real estate management and investment company wholly owned by members of the Bainum family and trusts for their benefit, and certain other Bainum family entities are attributed to White Oak, and more than one of the Bainums included in this table because White Oak, and such named Bainums have shared voting or dispositive control. As of March 18, 2024, White Oak, members of the Bainum family (including individuals not listed above), as well as various partnerships, corporations and trusts established by members of the Bainum family, in the aggregate have the right to vote 19,970,030 shares, approximately 40.2% of the shares of Common Stock outstanding as of March 18, 2024.
(6)Includes 1,011,104 shares owned by the Stewart W. Bainum, Jr. Declaration of Trust (“SBDOT”) of which Mr. Bainum, Jr. is the beneficiary and co-trustee. Also includes 1,417,056 shares owned by Leeds Creek Holdings, LLC whose sole member is SBDOT; 910,330 shares owned by Mid Pines Associates Limited Partnership (“Mid Pines”), in which SBDOT is managing general partner and has shared voting authority; 6,821,574 shares owned by White Oak in which SBDOT owns voting stock and has shared voting authority; 6,357 shares owned by the Bruce Bainum 2009 Family Trust, 21,800 shares owned by the Bruce Bainum 2012 Exempt Family Trust, 203,213 shares owned by the Bruce Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Mr. Bainum Jr.’s brother, Dr. Bruce Bainum, for which Mr. Bainum Jr. is trustee and has voting and dispositive authority; and pursuant to Mr. Bainum Jr.'s employment contract, 4,808 unvested restricted stock shares which vest in equal installments during 2024-2027. Mr. Bainum Jr.’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(7)Includes 18,183 shares owned by Brian Bainum and the Brian Bainum Declaration of Trust of which Mr. Brian Bainum is the beneficiary and trustee. In addition, Brian B. Bainum has an interest in certain Bainum family trusts formed for his benefit and the benefit of his siblings and their descendants. Further, 6,595 shares are owned by a trust for the sole benefit of Mr. Bainum’s descendants. Mr. Bainum has no voting authority over these family trusts, White Oak, or Mid Pines. Mr. Bainum has 2,475 shares in unvested restricted stock. Mr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(8)Includes 2,200,304 shares owned by the Barbara Bainum Declaration of Trust (“BBDOT”) of which Ms. Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Shadow Holdings, LLC for which she shares voting and dispositive authority and whose sole members are Ms. Bainum and BBDOT; 910,330 shares owned by Mid Pines, in which BBDOT is a general partner and has shared voting authority; 6,821,574 shares owned by White Oak, in which BBDOT owns voting stock and has shared voting authority; 131,000 shares owned by The Mental Wellness Foundation, Inc., a private foundation for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 168,818 shares owned by Wellness Advocacy Fund, a tax exempt organization for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 6,516 shares owned by a trust for the benefit of Ms. Bainum’s nephew for which Ms. Bainum is the trustee; 43,444 shares owned by the Roberta Bainum 2010 Family Trust and 367,678 shares owned by the Roberta Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Ms. Barbara Bainum’s sister, Roberta Bainum, for which Ms. Barbara Bainum is trustee and has voting and dispositive authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(9)Includes 2,462,260 shares owned by the Bruce Bainum Declaration of Trust (“BRUDOT”) of which Dr. Bruce Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Posadas Holdings, LLC, for which Dr. Bainum shares voting and dispositive authority and whose sole members are Dr. Bainum and BRUDOT; 910,330 shares owned by Mid Pines, in which BRUDOT is a general partner and has shared voting authority; 6,821,574 shares owned by White Oak, in which BRUDOT owns voting stock and has shared voting authority; 219,353 shares owned by Three Graces Foundation, Inc., a private foundation for which Dr. Bainum is a Director and has sole voting and dispositive authority; 281,818 shares owned by Charis Advocacy Fund, a tax exempt organization for which Dr. Bainum is a Director and has sole voting and dispositive authority; and 6,595 shares owned by a trust for the benefit of the descendants of Dr. Bainum’s son for which Dr. Bainum is the sole trustee. Dr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(10)Includes 2,162,449 shares owned by the Roberta Bainum Declaration of Trust (“RBDOT”) of which Ms. Roberta Bainum is the sole trustee and beneficiary. Also includes 5,000 shares owned by Sweetwater Holdings, LLC for which Ms. Roberta Bainum shares voting and dispositive authority and whose sole members are Ms. Roberta Bainum and RBDOT; 910,330 shares owned by Mid Pines, in which RBDOT is a general partner and has shared voting authority; 6,821,574 shares owned by White Oak, in which RBDOT owns voting stock and has shared voting authority; 223,000 shares owned by Trisons Foundation Inc., a private foundation for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority; and 281,818 shares owned by Sweetwater Action Fund, a tax exempt organization for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority. Ms. Roberta Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(11)The Company is relying on the Schedule 13G/A, filed on February 14, 2024, by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Ronald Baron and Baron Growth Fund ("Baron"). According to this filing, Baron beneficially owns 4,843,797 shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(12)The Company is relying on the Schedule 13G, filed on February 13, 2024, by The Vanguard Group. According to this filing, The Vanguard Group beneficially owns 2,542,132 shares. This reporting person disclaims beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons. The address for the reporting persons is 100 Vanguard Blvd., Malvern, PA 19355.
(13)White Oak Legacy, Inc. is controlled and owned by members of the Bainum family and trusts for their benefit, including Stewart W. Bainum, Jr., Barbara Bainum, Bruce Bainum, Roberta Bainum and Brian Bainum. White Oak’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(14)The Company is relying on the Schedule 13G, filed jointly by Morgan Stanley ("MS") and Atlanta Capital Management Company, LLC ("Atlanta Capital") on February 12, 2024. According to this filing, (i) MS beneficially owns 2,869,587 shares and (ii) Atlanta Capital Management beneficially owns 2,626,619 shares. MS had shared power to vote or direct the vote of 2,746,042 shares and shared power to dispose of or to direct the disposition of 2,849,812 shares and Atlanta Capital Management had shared power to vote or direct the vote of 2,518,840 and shared power to dispose of or direct the disposition of 2,612,342 shares. MS and Atlanta Capital each disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by them. The addresses for MS and Atlanta Capital are 1585 Broadway, New York, NY 10036 and 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309, respectively.
(15)John Bonds beneficial ownership information is as of March 23, 2023, as Mr. Bonds departed the Company.

2024 Proxy Statement	103

Security Ownership and Related Information
Certain Relationships and Related Party Transactions
The Company’s policy for the review and approval of related person transactions is contained in the Company’s written Related Party Transaction Policy, which acts as a supplement to the Company's Code of Ethics and Conduct. The policy governs disclosure and approval of transactions between the Company and related parties as defined in Item 404 of Regulation S-K of the SEC. Approval of a majority of all independent directors is required for share repurchases and any transactions over $1 million with a related party. The policy generally delegates authority to approve related party transactions under $1 million to the Corporate Governance and Nominating Committee. Pre-approved related party transactions include, among other things, franchise agreements, franchise incentives, and other transactions associated with the operation of a franchised hotel owned or operated by related parties provided such transactions are on substantially the same terms as those prevailing at the time for comparable agreements, incentives, and other transactions with non-affiliated parties. Set forth below is information regarding certain transactions in which our executives, directors or entities associated with them had a direct or indirect material interest.
Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of six Choice franchised hotels as of December 31, 2023. The Chairman of the Board, Stewart W. Bainum, Jr., along with other Bainum family members, owns a controlling interest in Sunburst. Board member Brian B. Bainum is a director and owner of Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, marketing and reservation fees for 2023 was approximately $0.9 million. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 2.75% and 5.00% of monthly gross room revenues and (b) a marketing and reservation system fee of between 0.5% to 3.05% of monthly gross room revenues. The system fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally.
Effective October 15, 1997, Choice Hotels International, Inc., which at that time included both a franchising business and an owned hotel business, separated the businesses via a spin-off into two companies: Sunburst and Choice. Subsequent to the spin-off, Choice’s largest shareholder retained significant ownership percentages in both Sunburst and Choice. As part of the spin-off, Sunburst and Choice entered into a strategic alliance agreement (as amended, the "Strategic Alliance Agreement"). Among other things, the Strategic Alliance Agreement provided for revised royalty and system fees and the determination of liquidated damages related to the termination of Choice branded Sunburst properties. The liquidated damage provisions extend through the life of the existing Sunburst franchise agreements.
In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provided that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice Hotels brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice Hotels brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000 and (iv) if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice Hotels, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice Hotels will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice Hotels will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.
On June 5, 2019, the Strategic Alliance Agreement and the Omnibus Amendment were terminated and replaced with addenda to each of the hotels then under franchise agreements. The addenda preserve certain terms from the Strategic Alliance Agreement and Omnibus Amendment with respect to the five hotels, including the revised royalty and system fee and liquidated damage provisions, which would also apply to new franchise agreements signed for the five hotels (as either a renewal or a change to another Choice brand not contemplated at the time of original agreement execution). No terms were substantially modified with respect to the five operating hotels under franchise. On June 5, 2019 and June 27, 2019, the Company and Sunburst entered into master development agreements which provide Sunburst geographic exclusivity in two specified regions for development of six WoodSpring branded hotels.

104

Security Ownership and Related Information
The Company entered into an Amended and Restated Employment Agreement with its Chairman of the Board, Stewart W. Bainum, Jr., in 2008. Pursuant to the subsequently amended agreement, for 2023, Mr. Bainum was paid $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office services. The Company entered into a work space agreement with an entity to provide this office space beginning December 1, 2023. The Company paid approximately $8,750 for use of the office space by the Company's Chairman in 2023.
The Company owns a corporate aircraft to provide efficient, flexible business travel that increases productivity, facilitates travel involving multiple destinations per day/per trip or to locations with inadequate commercial service, addresses challenging scheduling requirements and enables greater collaboration during travel. The Company previously entered into a sublease agreement with each of the late Stewart Bainum, Sr., Stewart W. Bainum, Jr., and Jane Bainum that allowed those individuals to utilize the Company's aircraft from time to time for their personal use. New leases, effective as of June 22, 2018, between the Company and Stewart W. Bainum, Jr. as well as between the Company and Jane Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy.
Updated leases, effective as of July 2020 between the Company and Bruce Bainum, and effective as of November 2020 between the Company and Roberta Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy. For Bainum family flight hours in 2023, the Company received $13,695.

2024 Proxy Statement	105

Additional Information
Questions and Answers about the Annual Meeting
Q. Who can vote at the Annual Meeting?
A. Shareholders who owned Common Stock as of the close of business on March 18, 2024, the record date, may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 49,666,578 shares of Common Stock outstanding on March 18, 2024.
Q. Why are you holding a virtual meeting instead of a physical meeting?
A. We have decided to conduct the Annual Meeting virtually, solely by means of remote communication online. We believe that holding a virtual Annual Meeting will facilitate attendance, while allowing shareholders to participate fully and equally, regardless of size of holdings, resources, or physical location.
Q. How can I ask a question? What if I need technical assistance?
A. To ask a question during the virtual Annual Meeting, you will need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. Once you log on with your control number, you will be able to submit a question for the Q&A portion of the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
If you need technical assistance logging onto the meeting, or need technical assistance during the meeting, you may access virtual meeting support by calling 1-888-724-2416.
Q. How can I attend the Annual Meeting?
A. The Annual Meeting will be held virtually, via a live webcast. You are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 18, 2024, the record date, or if you hold a valid legal proxy.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/MXQRRGW. To participate in the virtual Annual Meeting, you will also need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Q. How do I register to attend the Annual Meeting virtually on the Internet?
A. If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually. To register to attend the Annual Meeting online by live webcast you must submit proof of your proxy power (legal proxy) reflecting your Choice Hotels International, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare, Choice Hotels International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001

106

Additional Information
Q. Why am I receiving this proxy statement?
A. This proxy statement describes proposals which are being submitted to shareholders for a vote. It gives you information on these proposals, as well as other information, so that you can make informed decisions.
Q. What is the proxy card?
A. The proxy card enables you to vote whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to complete and return your proxy card before the meeting date in case your plans change. By completing and returning the proxy card, you are authorizing the designated proxies, Simone Wu (the Company's Senior Vice President, General Counsel, Corporate Secretary & External Affairs) and Scott Oaksmith (the Company's Chief Financial Officer) to vote your shares of Common Stock at the meeting, as you have instructed them on the proxy card, or in the absence of such instructions, in accordance with the recommendations of the Board. If a proposal is properly presented for a vote at the Annual Meeting that is not on the proxy card, Ms. Wu and Mr. Oaksmith will vote your shares, under your proxy, at their discretion.
Q. On what issues am I voting?
A. We are asking you to vote on:
•Proposal 1 - The election of the eleven director nominees named in this proxy statement.
•Proposal 2 - The approval of an amendment to the Company's Restated Certificate of Incorporation to permit the exculpation of officers.
•Proposal 3 - An advisory vote to approve executive compensation of our NEOs.
•Proposal 4 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Q. What is the difference between a record holder and a “street name” holder?
A. If your shares of Common Stock are registered directly in your name, you are considered the holder of record with respect to those shares. If your shares of Common Stock are held in a brokerage account or by a bank, trust, or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct, or follow the procedures provided to you by, the broker, bank, trust or other nominee how to vote their shares using one of the methods described below.
Q. How do I vote?
A. If you are a record holder:
You may vote by mail: You may do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.
•If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
•If you sign, but do not mark your voting instructions on the proxy card, your shares will be voted in accordance with the Board's recommendations.
You may vote by telephone: You may do this by calling toll-free 1-800-652-8683 and following the instructions. You will need your proxy card available if you vote by telephone.
You may vote online: You may do this by accessing www.envisionreports.com/chh and following the instructions. You may also vote during the virtual Annual Meeting. You will need your proxy card available if you vote online.
If you are a “street name” holder:
If you hold your shares of Common Stock in street name, you must vote your shares through the procedures prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions online or by telephone.
Q. What does it mean if I receive more than one proxy card or voting instruction form?
A. It means that you have multiple accounts at the transfer agent or with brokerage firms. Please complete and return all proxy cards or voting instruction forms you may receive, or otherwise vote your shares online or by telephone as described herein or on the voting instruction form, to ensure that all of your shares are voted.
Q. What if I change my mind after I vote?
A. If you are a holder of record, you may revoke your proxy by any of the following means:
•signing or submitting another proxy before the Annual Meeting as provided herein with a later date;

2024 Proxy Statement	107

Additional Information
•changing your vote during the virtual Annual Meeting; or
•sending us a written notice of revocation, which must be received prior to the Annual Meeting at the following address: Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852.
If you are a street name holder, you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.
Q. Will my shares be voted if I do not return my proxy card?
A. If you are a record holder, your shares will not be voted. If you are a street name holder, your brokerage firm, under certain circumstances, may vote your shares.
If you are a street name holder, brokerage firms have authority under the NYSE rules to vote customers’ shares on certain “routine” matters if the customer has not provided the brokerage firm with voting instructions within a certain period of time before the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Only Proposal Four is considered a routine matter under the NYSE rules.
Accordingly, if you do not instruct your brokerage firm how to vote your shares, your brokerage firm may not vote your shares on Proposals One, Two or Three. Likewise, your brokerage firm may either:
•vote your shares on Proposal Four and any other routine matters that are properly presented at the meeting, or
•leave your shares unvoted as to Proposal Four and any other routine matters that are properly presented at the meeting.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. When a brokerage firm does not vote a customer’s unvoted shares, these shares are counted to determine if a quorum exists; however, they are not treated as voting on a matter.
We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.
Q. How many shares must be present to hold the meeting?
A. To hold the meeting and conduct business, a majority of the Company’s outstanding shares of Common Stock as of the close of business on March 18, 2024 must be present in person or represented by proxy at the meeting. This is called a quorum.
Shares are counted as present at the virtual meeting if the shareholder either:
•votes while in attendance at the virtual meeting, or
•has properly submitted a proxy card, or voted their shares by telephone or online.
Q. What are my voting choices when voting on the election of directors? (Proposal 1)
A. You may vote either “for” or “against” each nominee, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.
Q. How many votes must the nominees have to be elected as directors?
A. Directors are elected by a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if a nominee is unable to stand for election?
A. The Board expects that each of the nominees will be available for election and willing to serve. If any nominee is unable to serve at the time the election occurs, the Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voted by telephone or online, Simone Wu or Scott Oaksmith can vote your shares for a substitute nominee. They cannot vote for more than eleven nominees.
Q. What are my voting choices when voting on the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to permit officer exculpation? (Proposal 2)
A. You may vote either “for” or “against” the proposal, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote against the proposal.
Q. How many votes are needed to approve the amendment to the Company's Restated Certificate of Incorporation to permit officer exculpation?
A. The vote of a majority of the outstanding shares is required to approve the proposal. Abstentions and broker non-votes are treated as a vote against the proposal.

108

Additional Information
Q. What are my voting choices when voting to approve the advisory vote to approve executive compensation? (Proposal 3)
A. You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for approval of executive compensation.
Q. How many votes are needed to approve the advisory vote to approve executive compensation?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal on executive compensation. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024? (Proposal 4)
A. You may vote either “for” or “against” the ratification, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for the ratification.
Q. How many votes are needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024?
A. The vote of a majority of the shares present in person or by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if Ernst & Young LLP is not ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024?
A. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Committee may select a different independent registered accounting firm at any time during the year if it determines that this would be in the best interests of the Company and our shareholders.
Q. Is my vote kept confidential?
A. Proxy cards, telephone and online voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as required by law.
Q. Where do I find voting results of the meeting?
A. We will announce preliminary voting results at the virtual Annual Meeting. We will publish the final results in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Q. How can I review the Company’s Annual Report on Form 10-K?
A. The Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, is being mailed to you together with this proxy statement. You may also view the Form 10-K, as well as the Company’s proxy materials, on the website listed below or on the investor relations section of our website www.choicehotels.com. You may also view the Form 10-K through the SEC’s website at www.sec.gov. You may also obtain a copy of the Form 10-K free of charge by contacting the Company at (301) 592-5000.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 16, 2024.
The proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/chh.

2024 Proxy Statement	109

Additional Information
Shareholder Proposals For 2025 Annual Meeting
A shareholder who intends to have a shareholder proposal included in the Company’s proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934 must submit such proposal so that it is received by the Company’s Corporate Secretary no later than December 16, 2024. In addition, any such submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.
A shareholder who intends to present a proposal at the 2025 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2025 Annual Meeting, must deliver notice to the Company no later than March 17, 2025, but not prior to February 15, 2025. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities and Exchange Act, as amended (the "Exchange Act"), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.
A shareholder who intends to nominate one or more persons for election to the Board at the 2025 Annual Meeting must deliver notice to the Company no later than March 17, 2025, but not prior to February 15, 2025. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.
Notices of shareholder proposals should be delivered to our Corporate Secretary. We encourage you to send a copy via email to IR@choicehotels.com
Shareholders Sharing the Same Last Name and Address
In accordance with notices that we sent to certain shareholders, we are sending only one copy of our Annual Report on Form 10-K and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
If you received a householded mailing this year and you would like to have additional copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852, call us at (301) 592-5100, or email us at IR@choicehotels.com. We will promptly send additional copies of the Annual Report on Form 10-K and/or proxy statement upon receipt of such request. You may also contact us at the same mailing address and phone number provided above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Solicitation of Proxies
Our Board is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request brokers, banks and trusts and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor by personal interview, mail, telephone or telegraph.

110

Additional Information
Other Matters to Come Before the Meeting
The Board does not know of any matters which will be brought before the 2024 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

2024 Proxy Statement	111

Helpful Resources
Links*

Board of Directors
Board Members	http://investor.choicehotels.com/board-of-directors

Charters
Audit Committee	https://investor.choicehotels.com/esg/governance-documents
Human Capital and Compensation Committee	https://investor.choicehotels.com/esg/governance-documents
Corporate Governance & Nominating Committee	http://investor.choicehotels.com/corporate-governance-and-nominating-committee-charter
Diversity Committee	http://investor.choicehotels.com/diversity-committee-charter

Policies
Corporate Governance Guidelines	http://investor.choicehotels.com/corporate-governance-guidelines
Human Rights Policy	http://investor.choicehotels.com/human-rights-policy
Ethics Policy	http://investor.choicehotels.com/ethics-policy

Financial Reporting
Annual Report	https://investor.choicehotels.com/financials/annual-reports

Other Available Reports
ESG Reporting	https://investor.choicehotels.com/esg/esg-documents
*    The information on the Company website is not part of this proxy statement and is not soliciting material.
Investor Contacts
FOR SHAREHOLDER ACCOUNT INFORMATION,
PLEASE CONTACT:
Computershare
PO Box 43036
Providence, Rhode Island 02940
1-800-568-3476
www.computershare.com
FOR INVESTOR INQUIRIES, PLEASE CONTACT:
Choice Hotels International Inc. Investor Relations
IR@choicehotels.com

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IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of eleven directors.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Brian B. Bainum	☐	☐	☐	02 - Stewart W. Bainum, Jr.	☐	☐	☐	03 - William L. Jews	☐	☐	☐
04 - Monte J.M. Koch	☐	☐	☐	05 - Liza K. Landsman	☐	☐	☐	06 - Patrick S. Pacious	☐	☐	☐
07 - Ervin R. Shames	☐	☐	☐	08 - Gordon A. Smith	☐	☐	☐	09 - Maureen D. Sullivan	☐	☐	☐
10 - John P. Tague	☐	☐	☐	11 - Donna F. Vieira	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 611879

03Z17C

This is a virtual meeting.
https://meetnow.global/MXQRRGW

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CHOICE HOTELS INTERNATIONAL, INC.

915 Meeting Street, Suite 600, North Bethesda MD 20852

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2024 AT 9:00 AM ET

The undersigned hereby appoints SIMONE WU and SCOTT OAKSMITH, and each of them, the true and lawful attorneys and proxies, with full power of substitution, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposals One, Three and Four, such proxies will be voted FOR Proposals One, Three and Four. If no instructions are indicated for Proposal Two, such proxies will be counted as a vote AGAINST Proposal Two.

(Items to be voted appear on reverse side.)